Exhibit 10.3

JOINDER AND SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Joinder and Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) is made as of the 10th day of April, 2017, by and among:

WEST MARINE PRODUCTS, INC., a California corporation (“West Marine Products”), and each Person identified on the signature pages hereof as a “Borrower” (such Persons, together with West Marine Products, are referred to hereinafter each individually as, a “Borrower” and, collectively, as the “Borrowers”),
West Marine, Inc., a Delaware corporation (the “Existing Guarantor”),
WEST MARINE INSURANCE, INC., a Vermont corporation (the “New Guarantor”, together with the Borrowers and the Existing Guarantor, collectively, the “Loan Parties”), the LENDERS party hereto, and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), a national banking association having a place of business at One Boston Place, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and as Issuing Lender, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H:

WHEREAS, the Borrowers, the Existing Guarantor, West Marine Canada Corp., a Nova Scotia unlimited company (the “Specified Guarantor”), the Lenders party thereto, and the Agent, among others, have entered into an Amended and Restated Loan and Security Agreement dated as of August 23, 2010, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of November 30, 2012 (as now existing and hereby and hereafter amended, modified, supplemented, extended, renewed, restated, or replaced, the “Loan Agreement”);

WHEREAS, as of the date hereof, the Specified Guarantor is in the process of winding down its operations, and the Loan Parties have requested that the Agent and the Lenders release the Specified Guarantor from its Obligations under the Loan Documents, including but not limited to any guarantees pursuant to the Loan Agreement and any Liens or other security interests of the Agent on the Collateral owned by the Specified Guarantor; and
WHEREAS, the parties hereto have agreed to extend the Maturity Date, to allow the New Guarantor to join in the execution of, and become party to, the Loan Agreement as a Guarantor and to make certain other amendments to the provisions of the Loan Agreement, all as set forth herein; provided that, among other things, the New Guarantor agrees to become party to, and to be bound by the terms of, the Loan Documents in the same capacity and to the same extent as the Existing Guarantor thereunder.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Incorporation of Terms and Conditions of Loan Agreement; Definitions. All of the terms and conditions of the Loan Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement, as applicable, as amended hereby.

2.	Release of the Specified Guarantor.

a.
In connection with the winding down of the operations of the Specified Guarantor, the Loan Parties have requested that the Agent release (i) the Specified Guarantor from its obligations under the Loan Documents, and (ii) the Lien of the Agent on the Collateral owned by the Specified Guarantor. Accordingly, the Agent hereby releases as of the date hereof (i) the Specified Guarantor from its obligations under the Loan Documents (except to the extent such obligations survive such release by their terms), and (ii) all Liens on the Collateral owned by the Specified Guarantor.

b.
Nothing herein shall be deemed a release by the Agent of (i) any Loan Party (other the Specified Guarantor) from any of its obligations under the Loan Documents, or (ii) any Liens securing the Obligations (other than Liens on the Collateral owned by the Specified Guarantor). Each of the Loan Parties (other the Specified Guarantor) acknowledges and agrees that the Loan Documents and the Liens granted thereunder remain in full force and effect as of the date hereof.

3.
Joinder and Assumption of Obligations. Effective as of the date of this Amendment, the New Guarantor hereby acknowledges that it has received and reviewed a copy of the Loan Agreement and the other Loan Documents, and hereby:

a.	joins in the execution of, and becomes a party to the Loan Agreement and each of the other Loan Documents as a Guarantor thereunder, as indicated with its signature below;

b.
covenants and agrees to be bound by all covenants, agreements, liabilities and acknowl-edgments of a Guarantor under the Loan Agreement and each of the other Loan Documents as of the date hereof, in each case, with the same force and effect as if such New Guarantor was a signatory to the Loan Agreement and each of the other Loan Documents and was expressly named as a Guarantor therein;

c.
makes all representations, warranties, and other covenants of a Guarantor under the Loan Agreement and each of the other Loan Documents, as of the date hereof (other than representations, warranties and other covenants that relate solely to an earlier date), in each case, with the same force and effect as if such New Guarantor was a signatory to the Loan Agreement and each of the other Loan Documents and was expressly named as a Guarantor therein; and

d.	assumes and agrees to perform all applicable duties and Obligations of a Guarantor under the Loan Agreement and each of the other Loan Documents.

4.
Grant of Security Interest. Without limiting the generality of Section 3 hereof, the New Guarantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Loan Party of each of their covenants and duties under the Loan Document. The New Guarantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the

Collateral and (b) provide any other information required by part 5 of Article 9 of the Code or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the New Guarantor is an organization, the type of organization and any organizational identification number issued to the New Guarantor.

5.
Guaranty. Without limiting the generality of Section 3 hereof, the New Guarantor (a) joins in the execution of, and becomes a party to, the Loan Agreement, including the Guaranty set forth in Section 17 of the Loan Agreement, (b) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, (ii) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in this Amendment and the other Loan Documents and (iii) the Guaranteed Obligations, and (c) agrees that the New Guarantor shall, for all purposes, be deemed to be a “Guarantor”, jointly and severally with all other Guarantors under the Loan Agreement.

6.	Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 7 below, the Loan Agreement is amended in the following respects:
a.By deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Annex A attached to this Amendment;
b.By amending and restating Exhibit B-1 (Form of Borrowing Base Certificate thereto in its entirety and by substituting therefor the form of Exhibit B-1 annexed hereto as Annex B attached to this Amendment; and
c.By amending and restating all of the Schedules thereto in their entirety and by substituting therefor the forms of such Schedules annexed hereto as Annex C attached to this Amendment.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent:

a.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

b.
The New Guarantor shall have delivered to the Agent each of the documents and other items required to be delivered by the New Guarantor as of the Second Amendment Effective Date pursuant to Section 6.14 of the Loan Agreement. All documents and instruments (including, without limitation, Control Agreements), and any related filings, recordations and searches necessary or desirable to create, perfect or reflect the valid and perfected first priority liens, and security interests of the Agent under the Loan Agreement shall have been duly delivered and made, in each case, in form and substance satisfactory to the Agent; all filing and recording fees and taxes shall have been duly paid.

c.	Agent shall have received each of the following documents, each in form and substance satisfactory to Agent in its Permitted Discretion, duly executed and in full force and effect:

i.	this Amendment;

ii.	the Second Amendment Fee Letter;

iii.	an amended and restated Note in favor of each Lender reflecting the Commitment of such Lender after giving effect to this Amendment; and

iv.	an updated Perfection Certificate.

d.
Agent shall have received a certificate from the Secretary of each Loan Party attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Amendment and the Second Amendment Fee Letter and authorizing specific officers of such Loan Party to enter into such agreements.

e.
Agent shall have received copies of the Loan Parties’ Governing Documents, with respect to each Loan Party except the New Guarantor as amended, modified, or supplemented to the Effective Date, certified by the Secretary of such Loan Party, or with respect to each Loan Party except the New Guarantor, a certification by the Secretary of such Loan Party there have been no changes to the Governing Documents provided to Agent on the Effective Date of the Loan Agreement.

f.
Agent shall have received a certificate of status with respect to each Loan Party, dated within thirty (30) days of the Second Amendment Effective Date, such certificate to be issued by the secretary of state of the jurisdiction of organization of such Loan Party, each of which shall indicate that such Loan Party is in good standing in such jurisdiction.

g.
Agent shall have received and reviewed updated lien and judgment search results for the jurisdiction of organization of each Loan Party, the jurisdiction of the chief executive office of each Loan Party, and all jurisdictions in which assets of any Loan Party are located, which search results shall be in form and substance satisfactory to the Agent.

h.
Agent, for the benefit of itself, the Lenders, the Issuing Lender and the Bank Product Providers, shall continue to hold perfected, first priority security interests in and liens upon the Collateral, and the Agent shall have received such evidence of the foregoing as it requires.

i.
Agent shall have received evidence of insurance and endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to the Agent, and certificates of insurance policies and/or endorsements naming Agent as lender’s loss payee or additional insured, as applicable, together with endorsements with respect to notice of cancellation, as applicable.

j.
Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which the Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Amendment and the other Loan Documents.

k.
Availability as determined by the Agent, as of the date hereof, after giving effect to the Advances made or to be made and Letters of Credit issued or to be issued in connection with the transactions hereunder, and after provision for the payment of all fees and expenses associated with this Amendment and the other Loan Documents and the other transactions contemplated to occur on the Second Amendment Effective Date, shall be not less than $50,000,000.

l.	Agent shall have received opinions from the Loan Parties’ counsel in form and substance reasonably satisfactory to Agent.

m.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

n.
The Borrowers shall have paid to the Agent (i) all amounts then due pursuant to the Second Amendment Fee Letter and (ii) all Lender Group Expenses incurred by the Agent in connection with this Amendment and the transactions contemplated hereby.

o.	Agent shall have received such other instruments, documents, and agreements as the Agent may have reasonably requested prior to the date hereof in connection with the transactions contemplated hereby.

8.	Post-Closing Covenants.

a.
Within sixty (60) days after the Second Amendment Effective Date, the Loan Parties shall deliver to the Agent, in form and substance reasonably satisfactory to the Agent, the Control Agreements (or amendments to existing Control Agreements) with respect to the Loan Parties’ securities and investment accounts and deposit accounts identified in the updated Schedule 5.17, in each case duly executed by the parties thereto.

b.
Within sixty (60) days after the Second Amendment Effective Date, the Loan Parties shall deliver to the Agent, in form and substance reasonably satisfactory to the Agent, a fully executed customs broker agreement, carrier or freight forwarder agreement, as applicable, with each of the following: (a) Expeditors International of Washington, Inc. and (b) UPS Trade Management Services, Inc.

9.	Representations and Warranties. Each Loan Party hereby represents and warrants that as of the Second Amendment Effective Date:

a.
(i) no Default or Event of Default exists under the Loan Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects except that (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (y) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

b.
This Amendment has been duly executed and delivered by each of the Loan Parties, and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

10.
Release. Each of the Borrowers and the Guarantors (including the Specified Guarantor) may have certain Claims against the Released Parties (as each such term is defined below), regarding or relating to the Loan Agreement or the other Loan Documents. The Agent, the Lenders, the Borrowers and the Guarantors (including the Specified Guarantor) desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors (including the Specified Guarantor) makes the releases contained in this Section 10. In consideration of the Agent and the Lenders entering into this Amendment, each of the Borrowers and the Guarantors (including the Specified Guarantor) hereby fully and unconditionally releases and forever discharges each of the Agent, the Co-Collateral Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrowers or any Guarantor (including the Specified Guarantor) has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of, in connection with, or relating to, the Advances, the Obligations, the Loan Agreement or any of the Loan Documents, including the administration or enforcement of the Obligations, the Loan Agreement or any of the other Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrowers and the Guarantors (including the Specified Guarantor) represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors (including the Specified Guarantor) against the Released Parties which is not released hereby. Each of the Borrowers and the Guarantors (including the Specified Guarantor) represents and warrants that the foregoing constitutes a full and complete release of all Claims.

11.
Ratification of Loan Documents. The Loan Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Collateral Documents continue to secure the Obligations, as modified pursuant to this Amendment, to the same extent as prior to giving effect to this Amendment.

12.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Amendment.

13.
Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

14.	Costs and Expenses. The Borrowers agree to pay on demand all Lender Group Expenses of the Agent in connection with the preparation, execution and delivery of this Amendment.

15.
Entire Agreement. This Amendment and the Loan Agreement together shall constitute one agreement and, together with the Second Amendment Fee Letter, express the entire understanding of the parties with respect to the matters set forth herein and therein and supersede all prior discussions or negotiations hereon and thereon.

16.
Illegality; Unenforceability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

17.
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE-OF-LAW PRINCIPLES AND THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18.
WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.
WEST MARINE PRODUCTS, INC., as Administrative Borrower and as a Borrower

By:    __/s/ Jeffrey L. Lasher______________
Name:    Jeffrey L. Lasher

Title:	Executive Vice President & Chief Financial Officer

WEST MARINE PUERTO RICO, INC., as a Borrower

By:    __/s/ Jeffrey L. Lasher______________
Name:    Jeffrey L. Lasher

Title:	Executive Vice President & Chief Financial Officer

W MARINE MANAGEMENT COMPANY, INC., as a Borrower

By:    __/s/ Jeffrey L. Lasher______________ Name:    Jeffrey L. Lasher

Title:	Executive Vice President & Chief Financial Officer

WEST MARINE, INC., as a Guarantor

By:    __/s/ Jeffrey L. Lasher______________
Name: Jeffrey L. Lasher

Title:	Executive Vice President & Chief Financial Officer

WEST MARINE INSURANCE, INC., as a Guarantor

By:    _/s/ Barry Kelley __________________
Name:    Barry Kelley
Title:    President & Treasurer

[Signature Page to Joinder and Second Amendment]

Accepted and Acknowledged:

WEST MARINE CANADA CORP., as a Specified Guarantor

By:    __/s/ Jeffrey L. Lasher________________
Name:    Jeffrey L. Lasher
Title:    Executive Vice President & Chief Financial Officer

[Signature Page to Joinder and Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Agent and as a Lender

By:    __/s/ Joseph Burt___________________
Name:    Joseph Burt
Title:    Director

[Signature Page to Joinder and Second Amendment]

MUFG Union Bank, N.A., as a Lender
By: ___/s/ Brent Housteau_________________
Name: Brent Housteau
Title:     Director

[Signature Page to Joinder and Second Amendment]

ANNEX A

Amended Loan Agreement

[see attached]

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
by and among
WEST MARINE PRODUCTS, INC.
and
EACH OF THE PERSONS THAT ARE SIGNATORIES HERETO AS BORROWERS
as Borrowers,
-and-
EACH OF THE PERSONS THAT ARE SIGNATORIES HERETO AS GUARANTORS
as Guarantors,
-and-
THE LENDERS THAT ARE SIGNATORIES HERETO
as Lenders,
-and-
WELLS FARGO BANK, NATIONAL ASSOCIATION
~~(as successor by merger to Wells Fargo Retail Finance, LLC)~~
as Agent,
-and-
WELLS FARGO BANK, NATIONAL ASSOCIATION
~~(as successor by merger to Wells Fargo Retail Finance, LLC)~~
as Sole Lead Arranger and Sole Bookrunner

Dated as of August 23, 2010
(As Amended on November 30, 2012 and as Amended on April 10, 2017)

TABLE OF CONTENTS
Page
Section 1.    DEFINITIONS AND CONSTRUCTION.    2

Section 2.    LOAN AND TERMS OF PAYMENT.    37

2.1.	Revolver Advance~~s~~ ..............................................................................37

2.2.	Borrowing Procedures and Settlements~~.~~ ...................................38

2.3.	Payments and Reductions~~.~~ ................................................................4~~6~~7

2.4.	Overadvances ...........................................................................................~~49~~50

2.5.	Interest Rates, Letter of Credit Fee, Rates, Payments, and Calculations~~.~~ ...........................................................................................~~49~~50

2.6.	Cash Management~~.~~ ...............................................................................5~~1~~3

2.7.	Crediting Payments; Float Charge~~.~~ ..................................................5~~4~~5

2.8.	Designated Account ...............................................................................5~~5~~6

2.9.	Maintenance of Loan Account; Statements of Obligations .......5~~5~~6

2.10.	Fees ............................................................................................................5~~5~~6

2.11.	Letters of Credit~~.~~ ...............................................................................5~~6~~7

2.12.	LIBOR Option~~.~~ ...............................................................................65~~9~~

2.13.	Capital Requirements ...............................................................................6~~2~~8

2.14.	Joint and Several Liability of Borrowers~~.~~ ....................................6~~2~~9

2.15.	Replacement of Lenders under Certain Circumstances ....~~65~~71
Section 3.    CONDITIONS; TERM OF AGREEMENT.    ~~66~~72

3.1.	Conditions Precedent to Effectiveness of Agreement ..................~~66~~72

3.2.	Conditions Precedent to all Extensions of Credit ..................~~68~~74

3.3.	Term ........................................................................................................~~68~~74

3.4.	Effect of Termination ...........................................................................~~68~~75

3.5.	Early Termination by Borrowers ..............................................~~69~~75
Section 4.    CREATION OF SECURITY INTEREST~~.    69~~75

4.1.	Grant of Security Interest ............................................................76~~9~~

4.2.	Other Collateral ...........................................................................7~~0~~6

4.3.	Collection of Accounts, General Intangibles, and Negotiable or Transferable Collateral ............................................................7~~1~~7

4.4.	Authorization to File Financing Statements~~.~~ ................................7~~1~~7

4.5.	Power of Attorney ............................................................................7~~2~~8

4.6.	Right to Inspect; Inventories, Appraisals and Audits ..................7~~2~~8

4.7.	Control Agreements ...........................................................................~~73~~80

4.8.	Grant of Non-Exclusive License ..............................................~~74~~80
Section 5.    REPRESENTATIONS AND WARRANTIES.    ~~74~~80

5.1.	No Encumbrances ...........................................................................~~74~~81

5.2.	Eligible Accounts ...........................................................................~~75~~81

5.3.	Eligible Inventory ...........................................................................~~75~~81

5.4.	Location of Inventory ...........................................................................~~75~~81

5.5.	Inventory Records ...........................................................................~~75~~81

5.6.	Jurisdiction of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number~~.~~ ..............................................~~75~~82

5.7.	Due Organization and Qualification; Subsidiaries~~.~~ .................~~76~~82

5.8.	Due Authorization; No Conflict~~.~~ ..............................................~~76~~83

5.9.	Litigation~~.~~ .........................................................................................~~77~~83

5.10.	No Material Adverse Change ............................................................~~77~~84

5.11.	Solvency~~.~~ .........................................................................................~~7~~84

5.12.	Employee Benefits ..........................................................................~~7~~84

5.13.	Environmental Condition ............................................................~~7~~84

5.14.	Brokerage Fees ...........................................................................~~7~~85

5.15.	Intellectual Property ...........................................................................~~7~~85

5.16.	Leases ........................................................................................................~~7~~85

5.17.	Deposit Accounts ...........................................................................~~79~~85

5.18.	Complete Disclosure ...........................................................................~~79~~85

5.19.	Credit Card Receipts ...........................................................................~~79~~85

5.20.	Holding Company and Investment Company Acts .................~~79~~86

5.21.	Absence of Financing Statements, etc ...............................~~79~~86

5.22.	Certain Transactions ..........................................................................8~~0~~6

5.23.	Regulations U and X ..........................................................................8~~0~~6

5.24.	Labor Relations ..........................................................................8~~0~~6

5.25.	Indebtedness .........................................................................................8~~1~~7

5.26.	Payment of Taxes ...........................................................................8~~1~~7

5.27.	Foreign Assets Control Regulations, Etc. ................................8~~1~~7
Section 6.    AFFIRMATIVE COVENANTS~~.~~    8~~1~~7

6.1.	Accounting System ...........................................................................8~~1~~8

6.2.	Collateral Reporting ...........................................................................8~~2~~8

6.3.	Financial Statements, Reports, Certificates ................................8~~2~~8

6.4.	Returns ..........................................................................................~~84~~90

6.5.	Maintenance of Properties~~.~~ .............................................................~~84~~90

6.6.	Taxes ........................................................................................................~~84~~90

6.7.	Insurance .........................................................................................~~85~~91

6.8.	Location of Eligible Inventory ..............................................~~85~~91

6.9.	Compliance with Laws ............................................................~~85~~91

6.10.	Leases ........................................................................................................~~85~~91

6.11.	Existence ..........................................................................................~~86~~92

6.12.	Environmental ..........................................................................................~~86~~92

6.13.	Disclosure Updates ...........................................................................~~86~~92

6.14.	Formation of Subsidiaries ............................................................~~86~~92

6.15.	Notice to Agent~~.~~ ...........................................................................~~87~~93

6.16.	Further Assurances ...........................................................................~~88~~94
Section 7.    NEGATIVE COVENANTS~~.    88~~94

7.1.	Indebtedness .........................................................................................~~88~~94

7.2.	Liens ........................................................................................................~~8~~95

7.3.	Restrictions on Negative Pledges and Upstream Limitation~~.~~ ...~~8~~95

7.4.	Restrictions on Fundamental Changes ................................9~~0~~6

7.5.	Disposal of Assets; Sale and Leaseback ................................9~~1~~7

7.6.	Change Name ..........................................................................................9~~1~~7

7.7.	Prepayments and Amendments on Subordinated Obligations...9~~1~~7

7.8.	Consignments ...........................................................................................9~~1~~7

7.9.	Distributions ...........................................................................................9~~2~~8

7.10.	Accounting Methods .............................................................................9~~2~~8

7.11.	Investments, Acquisitions ..............................................................9~~2~~8

7.12.	Transactions with Affiliates ..............................................................9~~2~~8

7.13.	Suspension ...........................................................................................9~~3~~8

7.14.	Use of Proceeds ............................................................................9~~3~~9

7.15.	Store Closings ...........................................................................................9~~3~~9

7.16.	Securities Accounts .............................................................................9~~3~~9

7.17.	Employee Benefit Plans ..............................................................9~~3~~9

7.18.	Deposit Accounts, Credit Card Agreements, etc. ...................9~~4~~9

7.19.	Minimum Adjusted Availability .............................................~~94~~100
Section 8.    EVENTS OF DEFAULT~~.    94~~100
Section 9.    THE LENDER GROUP’S RIGHTS AND REMEDIES~~.    96~~102

9.1.	Rights and Remedies .........................................................................~~96~~102

9.2.	Securities and Deposits ...........................................................~~99~~105

9.3.	Standards for Exercising Rights and Remedies ................~~99~~105

9.4.	Remedies Cumulative .........................................................................10~~0~~6
Section 10.    TAXES AND EXPENSES~~.~~    10~~0~~6
Section 11.    WAIVERS; INDEMNIFICATION~~.~~    10~~1~~6

11.1.	Demand; Protest; etc. .........................................................................10~~1~~6

11.2.	The Lender Group’s Liability for Collateral ..............................10~~1~~6

11.3.	Indemnification .........................................................................10~~1~~7
Section 12.    NOTICES~~.~~    10~~2~~8
Section 13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER~~.~~    10~~3~~9
Section 14.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS~~.~~    110~~4~~

14.1.	Assignments and Participations~~.~~ .............................................110~~4~~

14.2.	Successors ........................................................................................1~~08~~13
Section 15.    AMENDMENTS; WAIVERS~~.~~    1~~08~~13

15.1.	Amendments and Waivers ............................................................1~~08~~13

15.2.	Replacement of Holdout Lender .............................................1~~09~~14

15.3.	No Waivers; Cumulative Remedies .............................................11~~0~~5
Section 16.    AGENT; THE LENDER GROUP~~.~~    11~~0~~5

16.1.	Appointment and Authorization of Agent ...............................11~~0~~5

16.2.	Delegation of Duties ..........................................................................11~~1~~6

16.3.	Liability of Agent ..........................................................................11~~1~~6

16.4.	Reliance by Agent~~.~~ ..........................................................................11~~1~~6

16.5.	Notice of Default or Event of Default .............................................11~~2~~7

16.6.	Credit Decision ..........................................................................11~~2~~7

16.7.	Costs and Expenses; Indemnification ............................................11~~3~~8

16.8.	Successor Agent .........................................................................11~~3~~8

16.9.	Agent in Individual Capacity ...........................................................11~~4~~9
16.10.Lender in Individual Capacity    ............................................11~~4~~9
16.11.Payments to, and Distributions by, Agent~~.~~    ..............................11~~4~~9
16.12.Duties in the Case of Enforcement    .............................................1~~15~~20
16.13.Agent May File Proofs of Claim~~.~~    .............................................1~~15~~20
16.14.Withholding Taxes~~.~~    ..........................................................................121~~6~~
16.15.Collateral Matters~~.~~    ..........................................................................1~~19~~24
16.16.Restrictions on Actions by Lenders; Sharing of Payments~~.~~    ..12~~0~~5
16.17.Agency for Perfection    ..........................................................................12~~0~~6
16.18.Payments by Agent to Lenders    .............................................12~~1~~6
16.19.Concerning the Collateral and Related Loan Documents    ..12~~1~~6
16.20.Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    .............................................12~~1~~6
16.21.Several Obligations; No Liability    .............................................12~~2~~7
16.22.Legal Representation of Agent    .............................................12~~2~~7
Section 17.    GUARANTY    12~~2~~8

17.1.	Guarantees by the Guarantors............................................................12~~2~~8

17.2.	Guarantees Absolute ..........................................................................12~~3~~8

17.3.	Effectiveness; Enforcement ............................................................12~~4~~9

17.4.	Waiver .......................................................................................................12~~4~~9

17.5.	Subordination; Subrogation ............................................................1~~25~~30

17.6.	Payments ........................................................................................1~~25~~30

17.7.	Receipt of Information~~.~~ ...........................................................1~~25~~30
Section 18.    GENERAL PROVISIONS.    1~~26~~30

18.1.	Expenses ........................................................................................1~~26~~31

18.2.	Effectiveness ........................................................................................1~~26~~31

18.3.	Section Headings ..........................................................................1~~26~~31

18.4.	Interpretation ........................................................................................1~~27~~31

18.5.	Severability of Provisions ............................................................132~~7~~

18.6.	Amendments in Writing ............................................................132~~7~~

18.7.	Counterparts; Telefacsimile Execution ...............................132~~7~~

18.8.	Revival and Reinstatement of Obligations ...............................132~~7~~

18.9.	Confidentiality ..........................................................................132~~7~~
18.10.Integration    ........................................................................................1~~28~~33
18.11.West Marine Products as Agent for Borrowers    ................1~~28~~33
18.12.Judgment Currency; Contractual Currency~~.~~    ...............................1~~29~~33
18.13.USA Patriot Act    ..........................................................................13~~0~~4
18.14.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    1
18.15.Keepwell.    .........................................................................................1
18.16. ~~18.14.~~ Amendment and Restatement of Existing Loan Agreement........................................................................................................................1~~30~~

EXHIBITS AND SCHEDULES
Exhibit A-1    Form of Assignment and Acceptance
Exhibit B-1    Form of Borrowing Base Certificate
Exhibit L-1    Form of Loan Request/LIBOR Notice
Exhibit N-1    Form of Note

Schedule A-1    Agent’s Account
Schedule B-1    Approved Brokers and Forwarders
Schedule C-1    Commitments
Schedule D-1    Designated Account
Schedule P-1    Permitted Liens
Schedule 2.11    Existing Letters of Credit
Schedule 5.4    Eligible Inventory Locations
Schedule 5.6    States of Organization, Chief Executive Offices, FEINS
Schedule 5.7(b)    Capitalization of Loan Parties’ Subsidiaries
Schedule 5.9    Litigation
Schedule 5.11    Entities Not Solvent
Schedule 5.13    Environmental Matters
Schedule 5.17    Deposit Accounts and Securities Accounts
Schedule 5.19    Credit Card Receipts
Schedule 5.25    Permitted Indebtedness
Schedule 6.2    Collateral Reporting
Schedule 7.12    Loan Parties’ Affiliates
Schedule 7.18    Deposit Accounts, Credit Card Agreements

139

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified, supplemented or restated and in effect from time to time, this “Agreement”) is entered into as of August 23, 2010 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as, a “Lender” and collectively as, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as issuing bank, and WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), a Delaware limited liability company, as the arranger and administrative agent for the Lenders, and, on the other hand, WEST MARINE PRODUCTS, INC., a California corporation (“West Marine Products”), and each Person identified on the signature pages hereof as a “Borrower” (such Persons, together with West Marine Products, are referred to hereinafter each individually as, a “Borrower” and, collectively, as the “Borrowers”) and each Person identified on the signature pages hereof as a “Guarantor” (such Persons are referred to hereinafter each individually as, a “Guarantor” and, collectively, as the “Guarantors”).
W I T N E S S E T H:
WHEREAS, the Borrowers and the Guarantors have entered into a Loan and Security Agreement, dated as of December 29, 2005 (as amended and in effect, the “Existing Loan Agreement”), among (i) the Borrowers, (ii) the Guarantors, (iii) the “Lenders” party to, and as defined in, the Existing Loan Agreement (the “Existing Lenders”), (iv) Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as “Agent”, and (v) Wells Fargo Bank, National Association, as “Issuing Lender”;
WHEREAS, immediately prior to the Effective Date (as defined herein), certain of the Existing Lenders (the “Assigning Lenders”) have assigned all of their rights, obligations and Commitments under the Existing Loan Agreement to ~~WFRF~~Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) (as defined herein);
WHEREAS, all of the rights, obligations and Commitments of the Assigning Lenders assigned to ~~WFRF~~Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) under the Existing Loan Agreement are hereby terminated as of the Effective Date, and all of the rights, obligations and Commitments of the remaining Existing Lenders are hereby reallocated among the Lenders hereunder in accordance with Schedule C-1 hereto; and
WHEREAS, in accordance with Section 15.1 of the Existing Loan Agreement, the Borrowers, the Guarantors, Agent, the Issuing Lender and the Lenders desire to extend the Maturity Date (as defined in the Existing Loan Agreement) and to amend and restate the other provisions of the Existing Loan Agreement, as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Loan Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under, and as defined in, the Existing Loan Agreement):
The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.
a.Definitions
. As used in this Agreement, the following terms shall have the following definitions:
“Accelerated Borrowing Base Delivery Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the period commencing with the failure by Borrowers to maintain ~~Adjusted~~ Availability ~~in an amount of not less than~~of at least twenty percent (20%) of the ~~Borrowing Base~~Maximum Revolver Amount at any time and, in each case, ending with the occurrence of an Accelerated Borrowing Base Delivery Termination Event.
“Accelerated Borrowing Base Delivery Termination Event” means either (a) if the Accelerated Borrowing Base Delivery Event arises as a result of the occurrence of an Event of Default, such Event of Default shall have been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of Borrowers’ failure to maintain Adjusted Availability as required in clause (b) of the definition thereof, the Borrowers shall have maintained ~~Adjusted~~ Availability ~~in an amount of not less than~~of at least twenty percent (20%) of the ~~Borrowing Base~~Maximum Revolver Amount for thirty (30) consecutive calendar days, as evidenced by a Borrowing Base Certificate delivered to Agent. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.
~~“Accordion Activation” has the meaning set forth in Section 2.2(h).~~
~~“Accordion Activation Date” has the meaning set forth in Section 2.2(h).~~
~~“Accordion Amount” has the meaning set forth in Section 2.2(h).~~
~~“Accordion Lenders” has the meaning set forth in Section 2.2(h).~~
“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account.
“Accounts” means an “account” (as such term is defined in the Code), and any and all supporting obligations in respect thereof.
“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of any Loan Party or its Subsidiaries.

“Adjusted Availability” means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the Borrowing Base, minus (y) the Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).
“Adjustment Date” means the first day of each Fiscal Quarter; provided that the first Adjustment Date after the Second Amendment Effective Date shall be ~~January 2~~March 31, 201~~1~~7.
“Administrative Borrower” has the meaning set forth in Section 18.11.
“Advances” has the meaning set forth in Section 2.1.
“Affiliate” means, as to any Person, (a) any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person or (b) each of such Person’s officers, directors (or comparable managers), joint venturers and partners; provided, however, that in no case shall Agent or any Lender be deemed to be an Affiliate of any Loan Party or any of its Subsidiaries for purposes of this Agreement. As used in this definition, “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Stock, by contract or otherwise); provided, however, that, for purposes of the definition of “Eligible Accounts” and Section 7.12 hereof, any Person that owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person.
“Agent” means ~~WFRF~~Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), solely in its capacity as administrative agent for Lenders hereunder and any other holder of Obligations, and any successor thereto.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, partners, investors, attorneys, and agents.
“Agent’s Account” means the account identified on Schedule A-1.
“Agent’s Liens” means the Liens granted by the Loan Parties or their Subsidiaries to Agent under this Agreement or the other Loan Documents.
“Agreement” has the meaning set forth in the preamble hereto.
“Applicable Margin” means:
(a)a)    From and after the Second Amendment Effective Date until the first Adjustment Date, the percentages set forth in Level ~~II~~I of the pricing grid below, unless average Availability does not then support the requirements of Level ~~II~~I or lower, in which event the Applicable Margin will be set at Level ~~III. In no event shall the Applicable Margin~~

~~be set at Level I prior to the first Adjustment Date (even if the Availability requirements for Level I have been met)~~II; and
(b)b)    For the period commencing on the First Adjustment Date and for each period commencing on an Adjustment Date thereafter through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the percentages set forth below with respect to Availability based on the average Availability for the Fiscal Quarter most recently ended prior to the applicable Rate Adjustment Period:

Level	Performance Criteria	Prime Rate Margin	LIBOR Rate Margin
I	Availability greater than or equal to ~~$8~~fifty percent (5~~,~~0~~00,000~~%) of the Maximum Revolver Amount	0.25~~0~~%	1.25~~0~~%
II	Availability ~~greater than or equal to $40,000,000 but~~ less than ~~$85,~~fifty percent (50~~00,000~~%) of the Maximum Revolver Amount	0.~~7~~50%	1.~~7~~50%
~~III~~	~~Availability less than $40,000,000~~	~~1.00%~~	~~2.00%~~

Notwithstanding the foregoing, if Administrative Borrower fails to deliver any Borrowing Base Certificate pursuant to Section 6.2 hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Borrowing Base Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.
“Approved Broker or Forwarder” means a customs broker or freight forwarder selected by Borrowing Group acceptable to Agent in its Permitted Discretion (and which may be affiliated with one of the Lender Group) to perform port of entry services, to accept and process Inventory imported by a member of the Borrowing Group and who has executed and delivered to Agent a customs broker agreement or freight forwarder agreement, as applicable, in form and substance reasonably satisfactory to Agent, which agreement has also been duly executed and delivered to Agent by the applicable member of the Borrowing Group. For the avoidance of doubt, each of the customs brokers and freight forwarders listed on Schedule B-1 attached hereto are acceptable to Agent and, upon execution and delivery of a customs broker agreement or freight forwarder agreement, as applicable, in form and substance reasonably satisfactory to Agent, each shall be an Approved Broker or Forwarder for purposes of this Agreement.
“Assignee” has the meaning set forth in Section 14.1(a).
“Assigning Lenders” has the meaning set forth in the recitals to this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
“Authorized Person” means the Chief Executive Officer, President, Chief Financial Officer, Secretary, Assistant Secretary, Controller or Assistant Controller of any Loan Party.
“Availability” means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base, minus (y) the Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).
“Bailee Acknowledgment” means a record in form and substance satisfactory to Agent (determined in its Permitted Discretion) authenticated by any bailee, warehouseman or other third party in possession of any Inventory acknowledging that it holds possession of the applicable Inventory for the benefit of Agent, on behalf of the Lender Group.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Products” means any financial accommodation extended to any Loan Party or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under any Hedge Agreement.
“Bank Product Agreements” means those certain cash management service agreements entered into from time to time by any Loan Party in connection with any of the Bank Products.
“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to a Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to such Loan Party or its Subsidiaries pursuant to the Bank Product Agreements.
“Bank Product Provider” means Wells Fargo, any Lender or any of their respective Affiliates in its capacity as a provider of Bank Products pursuant to a Bank Product Agreement.

“Bank Product Reserves” means, as of any date of determination, the amount of reserves that Agent in its Permitted Discretion has established (based upon the applicable Bank Product Provider’s exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.
“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.
“Base LIBOR Rate” means, for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above is not available at such time for any reason, then the LIBOR Rate for such Interest Period shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.
“Benefit Plan” means~~, collectively, (a)~~ a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years ~~and (b) any “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) that is a defined benefit plan in which any Loan Party or any Subsidiary has been a participating employer within the past six years~~.
“Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.
“Books” means all of each Loan Party’s and its Subsidiaries’ now owned or hereafter acquired books and records (including, without limitation, all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Loan Party’s or its Subsidiaries’ Records relating to its or their business operations or financial condition or relating to its or their account debtors and amounts owing from account debtors, and all of each Loan Party’s or its Subsidiaries’ goods or General Intangibles related to such information).
“Borrower” and “Borrowers” have the respective meanings set forth in the preamble to this Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by Lenders (or Agent, on behalf thereof), or by Swing Lender in the case of Swing Loans, in each case, to Administrative Borrower, as the case may be.
“Borrowing Base” means, as of any date of determination, an amount equal to:
(a)~~the lesser of (i) 85% of the Net Retail Liquidation Value of Eligible Inventory owned by a member of the Borrowing Group and (ii) 75% of the Cost of Eligible Inventory owned by a member of the Borrowing Group; provided, however, that during the Seasonal Period, the advance rate shall be the lesser of (x)~~ a)    90% of the Net Retail Liquidation Value of Eligible Inventory owned by a member of the Borrowing Group ~~and (y) 80% of the Cost of Eligible Inventory owned by a member of the Borrowing Group~~, plus
(b)~~85~~b)    90% of the face amount of Eligible Credit Card Receivables of a member of the Borrowing Group, plus
(c)c)    85% of the face amount of Eligible Accounts (other than Eligible Accounts constituting Eligible Credit Card Receivables and included in clause (b) above) of a member of the Borrowing Group, plus
(d)d)    100% of cash and Cash Equivalents pledged to Agent and held by Agent in a segregated investment account (a “Segregated Account”), minus
(e)e)    the aggregate of such Reserves as may have been established by Agent from time to time in its Permitted Discretion.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1, with respect to the Borrowing Base and as such form may be revised from time to time by Agent in its Permitted Discretion.
“Borrowing Group” means, collectively, ~~each Borrower and West Marine Canada~~the Borrowers.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the States of New York or Massachusetts, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.
“Business Plan” means, collectively, (a) the set of Projections of Parent and its Subsidiaries for the period following the Effective Date through the Fiscal Year ending January 1, 2011 (on a month by month basis), and (b) the Projections provided by Parent from time to time pursuant to Section 6.3(c) for each Fiscal Year after the Fiscal Year ending January 1, 2011, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, in each case, together with any amendment, modification or revision thereto approved by Agent in its Permitted Discretion.
~~“Canadian Dollars” means the lawful currency of Canada.~~
“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capitalized Lease that are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
“Cash Dominion Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure by Borrowers to maintain ~~Adjusted~~an amount of Availability ~~in an amount of not less than~~of at least fifteen percent (15%) of the ~~Borrowing Base~~Maximum Revolver Amount at any time.
“Cash Dominion Release Event” means either (a) if the Cash Dominion Event arises as a result of the occurrence of an Event of Default, such Event of Default shall have been waived, and/or (b) if the Cash Dominion Event arises as a result of Borrowers’ failure to maintain ~~Adjusted~~ Availability as required in clause (b) of the definition thereof, Borrowers shall have maintained ~~Adjusted~~ Availability ~~in an amount of not less than~~of at least twenty percent (20%) of the ~~Borrowing Base~~Maximum Revolver Amount for a period of thirty (30) consecutive calendar days, as evidenced by a Borrowing Base Certificate delivered to Agent; provided, however, that no more than two (2) Cash Dominion Release Events may occur in any 365 day period and no more than six (6) Cash Dominion Release Events may occur from and after the Effective Date.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody’s, respectively, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.
“Cash Management Bank” has the meaning set forth in Section 2.6(a).
“Change of Control” means (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (excluding for this purpose any member of the Repass Control Group) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 3~~3 1/3~~5%, or more, of the Stock of Parent, having the right to vote for the election of members of the Board of Directors, and (ii) a percentage that is greater than the percentage of Stock of Parent having the right to vote for the election of members of the Board of Directors that is then beneficially owned by the Repass Control Group, or (b) Parent or a Borrower shall cease to own and control, directly or indirectly, 100% of the outstanding capital stock or other equity interests of any Subsidiary of Parent, including the Borrowers, or a

Subsidiary of such Borrower, as the case may be, other than with respect to (i) any Subsidiary the Stock of which was sold or otherwise disposed of in a transaction permitted by Section 7.4, or (ii) any Subsidiary that is merged or consolidated in a transaction permitted by Section 7.4, or (c) a majority of the members of the Board of Directors do not constitute Continuing Directors.
“Closing Date” means December 29, 2005.
“Code” means the New York Uniform Commercial Code, as in effect from time to time.
“Collateral” means~~, collectively: (i) in respect of West Marine Canada, all personal property in which Liens are purported to be granted pursuant to the Security Agreement to which West Marine Canada is a party as security for the Obligations; and (ii) in respect of the Loan Parties,~~ all right, title and interest of each Loan Party in and to each of the following, wherever located and whether now owned or hereafter acquired or arising:
(a)a)    all of its Accounts,
(b)b)    all of its Books relating to the Specified Collateral,
(c)c)    all of its Deposit Accounts (other than Deposit Accounts relating to payroll obligations, tax liabilities, third party funds and segregated accounts into which proceeds of assets that do not constitute Specified Collateral are deposited),
(d)d)    all of its Documents (including, without limitation, all bills of lading, warehouse receipts and other documents of title, whether negotiable or non-negotiable) covering any Inventory,
(e)e)    all of its General Intangibles directly arising out of or directly relating to the Specified Collateral,
(f)f)    all of its Inventory,
(g)g)    all of its Investment Property consisting of cash and Cash Equivalents (including all Cash Equivalents held in Securities Accounts) directly relating to the Specified Collateral, and any cash or Cash Equivalents held in a Segregated Account,
(h)h)    all of its Negotiable or Transferable Collateral directly arising out of or directly relating to the Specified Collateral,
(i)i)    money (other than money placed into an escrow account in connection with sale leaseback transactions permitted by Section 7.5 or arising from the proceeds of assets that do not constitute Specified Collateral), and
(j)j)    all Proceeds and products of any of the foregoing, whether tangible or intangible, including proceeds of insurance covering any or all of the foregoing, and any and all Collateral, money, or other tangible or intangible property resulting or arising directly from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein.
“Collateral Access Agreement” means a waiver or consent in form and substance reasonably satisfactory to Agent executed by a lessor of Real Property leased by a member of the Borrowing Group or any other Person having a Lien upon, or having rights or interests in, the Inventory pledged hereunder and shall include a Bailee Acknowledgment.
“Collateral Documents” means, collectively, each Security Agreement, each Guaranty, each Collateral Access Agreement, each Control Agreement, each Credit Card Agreement, each Bailee Acknowledgment, and all other instruments or documents delivered by a Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a Lien on any Collateral of that Loan Party as security for the Obligations.
“Collections” means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds and proceeds of cash sales) of the Borrowing Group received from the sale or other disposition of Collateral.
“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in connection with the business of a Loan Party.
“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the Issuing Lender.
“Committed Accordion Activation” has the meaning set forth in Section 2.2(i).

“Committed Accordion Amount” has the meaning set forth in Section 2.2(i).

“Committed Accordion Effective Date” has the meaning set forth in Section 2.2(i).

“Commitment” means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 (as the same may be adjusted pursuant to an Accordion Activation or an Assignment and Acceptance) or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1. As of the ~~First~~Second Amendment Effective Date, the aggregate Commitments of all Lenders are $~~12~~60,000,000.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Concentration Account” has the meaning set forth in Section 2.6(a).
“Confirmation Agreement” means that certain Confirmation and Amendment of Ancillary Loan Documents, dated as of the Effective Date, among the Loan Parties and Agent.
“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Effective Date, and (b) any individual who becomes a member of the Board of Directors after the Effective Date if such individual was appointed or nominated for election to the Board of Directors by, or whose appointment or nomination was approved by, a majority of the then Continuing Directors.
“Contractual Currency” has the meaning set forth in Section 18.12(d).

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the applicable member of the Borrowing Group, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent “control” over the subject Securities Account, Deposit Account or Investment Property in accordance with the Code.
“Cost” means the calculated cost of purchases, as determined from invoices received by a member of the Borrowing Group, such member of the Borrowing Group’s purchase journal or stock ledger, based upon such member of the Borrowing Group’s accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed or subsequently adopted with the written approval of Agent. “Cost” does not include the value of any capitalized costs unrelated to the acquisitions of Inventory used in the Borrowing Group’s calculation of cost of goods sold, but may include other charges used in such member of the Borrowing Group’s determination of cost of goods sold and bringing goods to market, all within Agent’s Permitted Discretion and in accordance with GAAP.
“Credit Card Agreements” means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent and each of which is among Agent, the applicable member of the Borrowing Group and the applicable Credit Card Processors.
“Credit Card Issuer” means, collectively, the issuers of (a) MasterCard or Visa bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International, American Express, Discover, and Diners Club (or their respective successors), and (b) private label credit cards (other than co-branded credit cards with any of the issuers listed in clause (a) above) of any member of the Borrowing Group; provided, however, Accounts due from private label credit card issuers (other than co-branded credit cards with any of the issuers listed in clause (a) above) shall not be included in Eligible Credit Card Receivables unless and until (i) Agent has completed a review of such Accounts, including, without limitation, any agreements between a member of the Borrowing Group and a private label credit card provider, the results of which shall be satisfactory to Agent in its Permitted Discretion, and (ii) Agent has notified Administrative Borrower of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion. Accordingly, the Borrowing Group acknowledge and agree that Accounts due from private label credit card issuers shall not be included in the calculation of the Borrowing Base on the Effective Date.
“Credit Card Processor” means any Person that acts as a credit card clearinghouse or processor with respect to any sales transactions involving credit card purchases by customers using credit cards issued by any Credit Card Issuer.
“Daily Balance” means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.
“Debtor Relief Law” means, collectively, the Bankruptcy Code~~, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up Act (Canada),~~ and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, dissolution or similar debtor relief laws of the United States~~, Canada~~ or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement within two (2) Business Days after the date that it is required to do so under this Agreement (including but not limited to the failure to make available to the Agent amounts required pursuant to a settlement or to make a required payment in connection with an L/C Disbursement), (b) notified the Borrowers, the Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, or has made a public statement to that effect, (c) failed, within two (2) Business Days after written request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it under this Agreement within two (2) Business Days after the date that it is required to do so under this Agreement, ~~or~~ (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (f) become the subject of a Bail-in Action.
“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Prime Rate, and (b) thereafter, the interest rate then applicable to Advances that are Prime Rate Loans.
“Deposit Account” means any checking or other deposit account (as that term is defined in the Code).
“Designated Account” means, collectively, the Deposit Accounts of Administrative Borrower identified on Schedule D-1.
“Designated Account Bank” means the banks identified on Schedule D-1.
“Documents” means any document (as that term is defined in the Code).
“Dollars” or “$” means United States dollars.
“Domestic Subsidiary” means each direct or indirect Subsidiary of Parent formed under the laws of the United States, any state thereof or the District of Columbia.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which Agent sends Administrative Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.
“Eligible Accounts” means those Accounts created by a member of the Borrowing Group in the ordinary course of its business in connection with or that arise out of its rendering of services or sale of goods, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:
(a)a)    Accounts that the Account Debtor has failed to pay within 60 days of original invoice due date or Accounts with selling terms of more than 60 days;
(b)b)    Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;
(c)c)    Accounts with respect to which the Account Debtor is an Affiliate of a member of the Borrowing Group or an employee or agent of a member of the Borrowing Group or any Affiliate of a member of the Borrowing Group;
(d)d)    Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;
(e)e)    Accounts that are not payable in Dollars ~~or, in the case of Accounts owing to West Marine Canada, Canadian Dollars~~;
(f)~~i) in the case of~~ f) Accounts owing to any member of the Borrowing Group ~~(other than West Marine Canada)~~ with respect to which the Account Debtor either (x) does not maintain its chief executive office in the United States, Puerto Rico or a Permitted Overseas Account Jurisdiction, or (y) is not organized under the laws of the United States, any state thereof, the District of Columbia, Puerto Rico or a Permitted Overseas Account Jurisdiction, or (z) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, ~~and (ii) in the case of Accounts owing to West Marine Canada with respect to which the Account Debtor either (x) does not maintain its chief executive office in Canada, the United States or a Permitted Overseas Account Jurisdiction, or (y) is not organized under the laws of Canada, any province or territory thereof, the United States, any state thereof, the District of Columbia, Puerto Rico or a Permitted Overseas Account Jurisdiction, or (z) is the government of any foreign country or sovereign state, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, in each case~~ unless (1) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (2) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent;
(g)g)    Accounts with respect to which the Account Debtor is (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States, (iii) Canada or any department, agency, or instrumentality of Canada or (iv) any province or territory of Canada;
(h)h)    Accounts with respect to which the Account Debtor has or has asserted a right of set-off, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of set-off, or dispute;
(i)i)    Accounts with respect to an Account Debtor whose total obligations owing to the members of the Borrowing Group, in the aggregate, exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;
(j)j)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any member of the Borrowing Group has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;
(k)k)    Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;
(l)l)    Accounts that are not subject to a valid and perfected first priority Agent’s Lien;
(m)m)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; or
(n)n)    Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any member of the Borrowing Group of the subject contract for goods or services.

Notwithstanding the foregoing, that portion of the Borrowing Base attributable to Eligible Accounts shall not exceed $10,000,000 at any time during the period commencing on the First Amendment Effective Date through and including the first anniversary of the First Amendment Effective Date. The foregoing amount shall be increased on each anniversary of the First Amendment Effective Date thereafter, commencing on the first anniversary of the First Amendment Effective Date, by an amount equal to ten percent (10%) of the amount then permitted hereunder in the immediately preceding period, provided that no Event of Default has occurred and is continuing on and as of the effective date of each such increase.
“Eligible Boat Show Location” means any location within the United States ~~or in a province or territory of Canada in which a PPSA financing statement has been filed naming West Marine Canada as debtor and Agent as secured party, in each case,~~ in which Inventory is temporarily stored for any period up to fourteen consecutive days in connection with any “boat show”.
“Eligible Credit Card Receivables” means Eligible Accounts due to a member of the Borrowing Group on a non recourse basis (other than customary charge backs and customary fees) from a Credit Card Issuer or Credit Card Processor arising in the ordinary course of business and net of such Credit Card Issuer’s or Credit Card Processor’s expenses and chargebacks, which have been earned by performance and are not deemed by Agent in its Permitted Discretion to be ineligible for inclusion in the calculation of the Borrowing Base by virtue of one or more of the excluding criteria set forth below. Unless otherwise approved in writing by Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:
(a)a)    Eligible Accounts that have been outstanding for more than five (5) days from the date of the applicable sale;
(b)b)    Eligible Accounts which are disputed, subject to recourse against a member of the Borrowing Group, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such dispute, claim, counterclaim, offset or chargeback); or
(c)c)    Eligible Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the applicable Account Debtor’s financial condition.
“Eligible In-Transit Inventory” means Inventory of the applicable member of the Borrowing Group that would not otherwise qualify as Eligible Inventory (notwithstanding clause (x) of the definition thereof) solely because such Inventory is not (x) at an Eligible Inventory Location, (y) in transit among or to such Eligible Inventory Locations or (z) at a Permitted Overseas Inventory Jurisdiction, and which meets all of the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Effective Date:
(a)a)    such Inventory currently is in transit (whether by vessel, air, or land) to (i) an Eligible Inventory Location or a Permitted Overseas Inventory Jurisdiction that is either a store location or subject of a Bailee Acknowledgment or a Collateral Access Agreement, (ii) a location at which the inventory ledger balance of the Inventory located at such location is (or will be) less than $100,000 in the aggregate or (iii) an Eligible Boat Show Location at which the inventory ledger balance of the Inventory located at such location is (or will be) less than $2,500,000 in the aggregate;
(b)b)    title to such Inventory has passed to the applicable member of the Borrowing Group;
(c)c)    such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion;
(d)d)    such Inventory is either (i) the subject of a negotiable document of title that (x) is in the name of Agent, a member of the Borrowing Group or an Approved Broker or Forwarder and has not been consigned to any third parties other than to Agent, a member of the Borrowing Group or an Approved Broker or Forwarder (either directly or by means of endorsements), (y) was issued by the carrier or consolidator respecting the subject Inventory, and (z) is in the possession of Agent, a member of the Borrowing Group or an Approved Broker or Forwarder; or (ii) at a port of entry in a State of the United States or a Permitted Overseas Inventory Jurisdiction or, in the case of Inventory owned by West Marine Puerto Rico, Puerto Rico ~~or, in the case of Inventory owned by West Marine Canada, in a province or territory of Canada in which a PPSA financing statement has been filed naming West Marine Canada as debtor and Agent as secured party~~; and
(e)e)    Administrative Borrower has, concurrently with the delivery of any Borrowing Base Certificate, provided a certificate to Agent that certifies that, to the knowledge of the Borrowing Group, such Inventory meets all of the Borrowing Group’s representations and warranties contained in the Loan Documents concerning Eligible Inventory, that the Borrowing Group knows of no reason why such Inventory would not be accepted by the applicable member of the Borrowing Group when it arrives in the United States, Puerto Rico~~, Canada~~ or a Permitted Overseas Inventory Jurisdiction, as applicable, and that the shipment as evidenced by the documents conforms to the related order documents.
Notwithstanding the foregoing, that portion of the Borrowing Base attributable to Eligible In-Transit Inventory shall not exceed ten percent (10%) of the Borrowing Base at any time.
In addition, Agent may revise from time to time the foregoing criteria with respect to Inventory being subject to a negotiable document of title and modify such criteria to include Inventory subject to non-negotiable documents and other related parameters so long as Agent shall be satisfied in its Permitted Discretion that (i) Agent shall have a valid and perfected first priority Lien in such Inventory and (ii) the Borrowing Group shall provide to Agent all other documentation, including opinions of counsel, reasonably satisfactory to Agent which in Agent’s Permitted Discretion is appropriate to evidence Agent’s perfected first priority Lien in such Inventory.
“Eligible Inventory” means, without duplication, (x) Eligible In-Transit Inventory, and (y) Inventory of the Borrowing Group of such types, character, qualities and quantities, as Agent in its Permitted Discretion from time to time determines to be acceptable for borrowing, and which Inventory (i) is located at an Eligible Inventory Location or at a Permitted Overseas Inventory Jurisdiction of one of the members of the Borrowing Group (or in-transit to or between any Eligible Inventory Location), (ii) complies with each of the representations and warranties respecting Eligible Inventory made by the Borrowing Group in the Loan Documents and (iii) in which Agent has a perfected first priority Lien. Notwithstanding the foregoing, ~~(i) that portion of the Borrowing Base attributable to Eligible Inventory of West Marine Canada shall not exceed 10% of the Borrowing Base at any time and (ii)~~ that portion of the Borrowing Base attributable to Eligible Inventory of West Marine Puerto Rico shall not exceed 10% of the Borrowing Base at any time.
“Eligible Inventory Locations” means, collectively, in respect of the Borrowing Group, the locations in the United States and Puerto Rico ~~and, in respect of West Marine Canada, the locations in Canada~~, in each case, identified on Schedule 5.4 attached hereto, as updated from time to time by Administrative Borrower pursuant to Section 5.4, and any Eligible Boat Show Location.
“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender and (e) any other Person approved by Agent and the Issuing Lender.
“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication, each, by or from any Governmental Authority, or any third party involving (x) violations of Environmental Laws or (y) releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party, any Subsidiary of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of any Loan Party or any predecessor in interest.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Loan Party or any Subsidiary of any Loan Party, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC §1251 et seq. the Toxic Substances Control Act, 15 USC §2601 et seq. the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §3803 et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred by any Loan Party as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means any Person which is treated as a single employer with a Borrower under §414 of IRC.
“ERISA Reportable Event” means a reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Europe” means, collectively, Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden, the United Kingdom (or its political subdivisions) and Switzerland.
“Eurocurrency Reserve Rate” means for any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.
“Event of Default” has the meaning set forth in Section 8.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap

Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable principal office is located or, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which a Loan Party or Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Loan Party under Section 2.15), any withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to any law in effect (including pursuant to FATCA) at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 16.14(a) through (c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 16.14(i).
“Existing Loan Agreement” has the meaning set forth in the recitals to this Agreement.
“Existing Lenders” has the meaning set forth in the recitals to this Agreement.
“Existing Letters of Credit” has the meaning set forth in Section 2.11(a).
“FATCA” means The Foreign Account Tax Compliance Act of 2009, as set forth in Sections 1471 through 1474 of the IRC, any amendments thereto, and any regulations thereunder or official governmental interpretations thereof.
“Fee Letter” means, collectively, that certain fee letter, dated as of the Effective Date, between Borrowers and Agent and the First Amendment Fee Letter.
“FEIN” means Federal Employer Identification Number.
“First Amendment Effective Date” means November 30, 2012.
“First Amendment Fee Letter” means that certain fee letter, dated as of the First Amendment Effective Date, between Borrowers and Agent.
“Fiscal Month” means one of the three fiscal periods in a Fiscal Quarter, the first of such periods comprised of four weeks, the second of such periods comprised of four weeks, and the third of such periods comprised of five weeks, with each of the weeks in a Fiscal Quarter ending on a Saturday (except that the last fiscal period in the last Fiscal Quarter of a 53 week year shall be six weeks). There are twelve Fiscal Months in a Fiscal Year.
“Fiscal Quarter” means any fiscal quarter of any Loan Party and its Subsidiaries.

“Fiscal Year” the fiscal year of any Loan Party and its Subsidiaries ending on the Saturday closest to December 31 of any calendar year.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary of Parent that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural person) that is (or will be) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning set forth in Section 2.12(b)(2).
“GAAP” means generally accepted accounting principles that are (i) recognized as such by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any generally recognized successor of any of the foregoing), and (ii) consistently applied with past financial statements of Loan Parties adopting the same principles. If any change in any accounting practice is required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor of any of the foregoing) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder or in connection herewith may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Administrative Borrower and Required Lenders agree to such change.
“General Intangibles” means general intangibles (as that term is defined in the Code).
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, unanimous shareholders agreements or declarations, or other organizational documents of such Person.
“Governmental Authority” means any foreign, federal, state, provincial, municipal, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Guaranteed Obligations” has the meaning assigned to such term in Section 17 hereof.
“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Guarantor” and “Guarantors” have the respective meanings set forth in the preamble to this Agreement and, as of the Effective Date, shall include~~, collectively,~~ the Parent and ~~West Marine Canada and~~, on and after the Effective Date, shall include, collectively, each other Person executing a joinder to this Agreement as “Guarantor” and a “Loan Party” hereunder.
“Guaranty” means the guaranty set forth in Section 17 hereof.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means any and all transactions, agreements, or documents now existing or hereafter entered into between a Loan Party and a Bank Product Provider, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Loan Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
“Holdout Lender” has the meaning set forth in Section 15.2.
“Indebtedness” as to any Person means, without duplication: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products; (c) all obligations as a lessee under Capital Leases; (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed; (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business); (f) all obligations owing under hedge agreements or similar agreements; (g) every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Stock issued by such Person or any rights measured by the value of such Stock; (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; (i) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above; and (j) every obligation of such Person under any Synthetic Lease.
“Indemnified Liabilities” has the meaning set forth in Section 11.3.
“Indemnified Person” has the meaning set forth in Section 11.3.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision any Debtor Relief Law, or under any other state, provincial, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Insurance Reserves” means such reserves as may be established from time to time during the continuance of a Cash Dominion Event by Agent in its Permitted Discretion with respect to the insurance of the Loan Parties.
“Interest Payment Date” means (a) as to any Prime Rate Loan, on the first day of the calendar month with respect to interest accrued during such prior calendar month; and (b) as to any LIBOR Rate Loan, the last day of such Interest Period.
“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Prime Rate Loan to a LIBOR Rate Loan) and ending 1, 2 or 3 months thereafter, as applicable; provided, however, that (i) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (ii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (iv) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date; provided further any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.
“Inventory” means “inventory” (as that term is defined in the Code).
“Inventory Reserves” means such reserves as may be established from time to time by Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) (a) reserves based on obsolescence or inventory shrinkage, (b) the estimated reclamation claims of unpaid sellers of Inventory sold to a member of the Borrowing Group, (c) change in Inventory character, composition or mix, (d) imbalance of Inventory, retail markdowns or markups inconsistent with prior period practice and performance, current Business Plan, or advertising calendar and planned advertising events, (e) the change in the Net Retail Liquidation Value of the Inventory, or (f) as reasonably required by Agent to protect Collateral value based upon changes to the ordinary course of business of the Borrowing Group.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commissions, loans and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Investment Property” means “investment property” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“IRS” means the United States Internal Revenue Service or any successor thereto.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the Issuing Lender and any Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to any such Letter of Credit.
“Issuing Lender” means Wells Fargo in its capacity as Issuing Lender for the purpose of issuing Letters of Credit and its successors and assigns.
“Judgment Conversion Date” has the meaning set forth in Section 18.12(a).
“Judgment Currency” has the meaning set forth in Section 18.12(a).
“L/C Authorized Person” means any officer or employee of a Borrower.
“L/C Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.
“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include Accordion Lenders, Issuing Lender, Swing Lender and any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

“Lender Group” means, individually and collectively, Agent, each Lender (including the Issuing Lender) and each Affiliate of Agent or any Lender that is party to a Loan Document.
“Lender Group Expenses” has the meaning set forth in Section 18.1 hereof.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, employees, attorneys and agents of such Lender.
“Letter of Credit” has the meaning set forth in Section 2.11(a).
“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Indemnified Costs” has the meaning provided in Section 2.11(f).
“Letter of Credit Related Person” has the meaning provided in Section 2.11(f).
“Letter of Credit Sublimit” means $~~5~~30,000,000.
“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit, plus the aggregate amount of all unreimbursed L/C Disbursement Obligations (other than L/C Disbursement Obligations which, pursuant to Section 2.11(d), have been deemed Advances hereunder). For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LIBOR Deadline” has the meaning set forth in Section 2.12(b)(1).
“LIBOR Notice” means a written notice substantially in the form of Exhibit L-1.
“LIBOR Option” has the meaning set forth in Section 2.12(a).
“LIBOR Rate” means, for each Interest Period, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage. If at any time the LIBOR Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.
“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest is based on the common law, statute, or contract, whether such interest is recorded or perfected, and whether such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale, trust receipt or other title retention agreement, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.
“Loan Account” has the meaning set forth in Section 2.9.
“Loan Documents” means this Agreement, the Collateral Documents, the Bank Product Agreements, the Fee Letter, the Second Amendment Fee Letter, the Perfection Certificate, the Confirmation Agreement, the Letters of Credit, any certificates (including without limitation, the Borrowing Base Certificate) from time to time delivered by any Loan Party pursuant to this Agreement or any other Loan Document, any Note or Notes executed by the Borrowers in connection with this Agreement and payable to a member of the Lender Group, Uniform Commercial Code ~~financing statements and PPSA~~ financing statements required under this Agreement, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with this Agreement.
“Loan Party” means the Parent, each Borrower, each Guarantor and any other Person which may hereafter become a party as a borrower or guarantor to any Loan Document, and “Loan Parties” means all such Persons, collectively.
“Local Account” has the meaning set forth in Section 2.6(a).
“Material Adverse Change” means any event, occurrence or circumstance which (a) has any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has a material adverse effect upon the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (c) has materially impaired the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents to which they are a party, including, without limitation, to pay the Obligations or Guaranteed Obligations, as applicable, or the ability of the Lender Group to enforce the Obligations or realize upon the Collateral, (d) has a material adverse effect on the rights and remedies of Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement, (e) has a material adverse effect on the value of the Collateral or the amount Agent would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral or (f) results in a material impairment of the validity, enforceability, attachment, perfection or priority of Agent’s Liens with respect to the Collateral.
“Maturity Date” means ~~November 3~~April 10, 20~~17~~22.

“Maximum Revolver Amount” means the aggregate amount of all Advances and Letter of Credit Usage that may be borrowed by or made to Borrowers under this Agreement, as such amount may be increased or decreased from time to time in accordance with this Agreement; provided, however, that the Maximum Revolver Amount shall in no event exceed ~~(a)~~ $~~1~~72~~0~~,~~0~~500,000 prior to ~~any exercise by the Borrowers of an Accordion Activation and (b) up to $145,000,000 after~~ Borrowers’ exercise of ~~any~~an Uncommitted Accordion Activation, ~~in each case~~ as such amount may be reduced by Borrowers from time to time in accordance with Section 3.5.
“Minimum Adjusted Availability Requirement” means, as of any date of determination, the greater of (a) $7,000,000 or (b) ten percent (10%) of the Borrowing Base.
“Moody’s” means Moody’s Investors Service, Inc., or its successor.
“Multiemployer Plan” means any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.
“Negotiable or Transferable Collateral” means collectively, letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.
“Net Liquidation Percentage” means, at any date of determination, the percentage of the Cost value of the Borrowing Group’s Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Agent in its Permitted Discretion or by a qualified appraisal company selected by Agent.
“Net Retail Liquidation Value” means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.
“Note” or “Notes” means one or more of the promissory notes issued pursuant to Section 2.2(i) to evidence the Advances hereunder and substantially in the form of Exhibit N-1 annexed hereto, as amended, endorsed or otherwise modified from time to time.
“Obligation Currency” has the meaning set forth in Section 18.12(a).
“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code~~, Bankruptcy and Insolvency Act (Canada) or Companies’ Creditors Arrangement Act (Canada)~~ would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers’ Loan Accounts pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code~~, Bankruptcy and Insolvency Act (Canada) or Companies’ Creditors Arrangement Act (Canada)~~ would have accrued), guaranties, covenants, and duties of any kind and description owing by any Loan Party to the Lender Group pursuant to or evidenced by the Loan Documents or Hedge Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. For the purposes of Sections 2.5(a) and 16.1, the definition of Required Lenders, and determining whether an Overadvance has occurred under Section 2.2, the term “Obligations” shall not include Bank Product Obligations; provided that the Obligations shall not include any Excluded Swap Obligation.
“Originating Lender” has the meaning set forth in Section 14.1(e).
“Overadvance” has the meaning set forth in Section 2.4.
“Parent” means West Marine, Inc., a Delaware corporation.
“Participant” has the meaning set forth in Section 14.1(e).
“PBGC” means the Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
“Perfection Certificate” means the Perfection Certificate submitted by Administrative Borrower to Agent with respect to each Loan Party, together with such Loan Party’s completed responses to the inquiries set forth therein, the form and substance of each such response to be satisfactory to Agent.
“Permitted Acquisitions” means acquisitions of all or substantially all of the assets of a Person in or of any division or business line of a Person or Stock of a Person; provided that: (a) Agent shall receive at least three (3) Business Days prior written notice of such acquisition, which notice shall include a reasonably detailed description of such acquisition; (b) such assets are located in the United States or Puerto Rico (or, subject to the prior written consent of Agent, assets located in Australia or Europe) ~~or, in the case of acquisitions by West Marine Canada, Canada~~, as applicable (except that such location requirement shall not apply to acquisitions of assets or stores from a licensee or franchisee of any Loan Party) and are those assets of a business that would comply with Section 6.5(c), and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any Loan Documents; (c) no Default or Event of Default exists prior to or immediately after the execution of the definitive agreement for such acquisition; (d) Agent is granted, to the extent and in accordance with the scope required by Section 4, a valid first priority perfected security interest in the assets so acquired to the extent such assets fall within the definition of the term “Collateral” (subject to any Permitted Liens) and the applicable Loan Party shall have delivered to Agent evidence reasonably satisfactory to Agent that all liens and encumbrances with respect to the assets so acquired, other than Permitted Liens, have been discharged in full; (e) the seller of such assets or capital Stock is not an Affiliate of any Loan Party; (f) the terms of such acquisition are on an arm’s length basis; (g) Section 6.14 is complied with at the time of consummation of such acquisition (or concurrently therewith); (h) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition in the event such Permitted Acquisition would result in a change of control of the acquired Person; (i) the applicable Loan Party shall have delivered to Agent certified copies of the acquisition agreements and all other material documents, contracts and agreements entered into by such Loan Party in connection therewith; (j) no additional Indebtedness shall be incurred assumed or otherwise be reflected on a consolidated balance sheet of Parent after giving effect to such acquisition, except (i) Advances made hereunder, (ii) ordinary course trade payables, accrued expenses and unsecured Indebtedness of Loan Parties and (iii) Indebtedness otherwise permitted under Section 7.1; and (k) after giving effect to any such acquisition, Availability shall not be less than $25,000,000 and Administrative Borrower shall have delivered to Agent a Borrowing Base Certificate and Projections demonstrating that Borrowers shall have Availability of at least $25,000,000 at all times for the six month period immediately succeeding such acquisition.
In addition, the Accounts so acquired shall not be included in Eligible Accounts and the Inventory so acquired shall not be included in Eligible Inventory, unless and until (i) Agent has completed a review of such assets (which Agent shall do within a commercially reasonable period following a written request from Administrative Borrower for the same), the results of which shall be satisfactory to Agent in its Permitted Discretion, and (ii) Agent has notified Administrative Borrower in writing of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment exercised in a manner consistent with its customary practices.
“Permitted Dispositions” means: (a) sales or other dispositions by any Loan Party of property that (i) is substantially worn, damaged, or obsolete in the ordinary course of business or (ii) does not constitute Collateral, provided that, in respect of sales and other dispositions of property that does not constitute Collateral, (x) Agent shall have received at least three (3) Business Days’ prior written notice of such sale or other disposition by the applicable Loan Party in any transaction that has, together with any directly related transactions or series of similar transactions, a book value in excess of $5,000,000 in the aggregate, and (y) no Default or Event of Default exists prior to or immediately after giving effect to such sale or other disposition; (b) sales by any Loan Party of Inventory to buyers in the ordinary course of business; (c) the use or transfer of money or Cash Equivalents by any Loan Party in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d) the licensing by any Loan Party, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; (e) a disposition between the Loan Parties; (f) the surrender or waiver of contract rights or the disposition, settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business; and (g) any disposition for collection of defaulted receivables that arose in the ordinary course of business.
“Permitted Investments” means: (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments for collection; (c) advances or deposits made in connection with purchases of goods or services in the ordinary course of business or Permitted

Acquisitions; (d) Investments received in settlement of amounts due to a Loan Party effected in the ordinary course of business or owing to such Loan Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of such Loan Party; (e) (i) Investments in Parent, (ii) Investments in a Borrower, (iii) Investments in a Subsidiary of any Borrower that is a Guarantor hereunder, and (iv) to the extent otherwise permitted hereunder, Investments in any Person who, simultaneously with such Investment, becomes a Subsidiary of Parent and complies with Section 6.14 hereof; (f) other Investments so long as after giving effect to such Investments, Availability shall not be less than $25,000,000 and Administrative Borrower shall have delivered to Agent a Borrowing Base Certificate and Projections demonstrating that Borrowers shall have Availability of at least $25,000,000 at all times for the six month period immediately succeeding such Investments; (g) Investments the net aggregate book value of which does not at any time exceed the amount of $1,000,000; (h) Investments ear-marked in the applicable Loan Party’s books of account to satisfy such Borrower’s liability under any non-qualified deferred compensation plan for the benefit of their current or former employees or directors; and (i) so long as the Revolver Usage (other than Letter of Credit Usage) is equal to $0, investments in (x) commercial notes and bonds or variable rate demand notes, issued by any commercial institution with a rating of not less than A, as determined by S&P or Moody’s, (y) Eurodollar deposits, and (z) money market or other mutual funds substantially all of whose assets comprise securities of the types described in the definition of “Cash Equivalents” or subclauses (x) or (y) hereof; provided that, notwithstanding the foregoing clauses (a) through (i) above, no such Investments shall be permitted during the continuance of a Default or Event of Default.
“Permitted Liens” means: (a) Liens securing Obligations held by Agent for the benefit of Agent, Lenders and Bank Product Providers; (b) Liens for unpaid taxes or other governmental charges or accruals that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests; (c) existing Liens set forth on Schedule P-1; (d) the interests of lessors under operating leases (including the interests of lessors under any leases that have been converted from operating leases to Capitalized Leases pursuant to any change in GAAP); (e) purchase money Liens or the interests of lessors under Capitalized Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof; (f) Liens arising by operation of law including those in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, processors, or suppliers, incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests; (g) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance; (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money; (i) Liens granted as security for surety and performance bonds in the ordinary course of business or appeal bonds; (j) Liens resulting from any judgment or award that is not an Event of Default hereunder; (k) with respect to any Real Property, easements, rights of way, minor encroachments, and zoning restrictions that do not materially interfere with or impair the use or operation thereof; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (m) Liens resulting from the filing of precautionary UCC financing statements ~~and PPSA~~

~~financing statements~~ relating to operating leases of any Loan Party which are entered into in the ordinary course of business and which are limited solely to the assets subject thereto; (n) Liens on money placed in an escrow account in connection with sale leaseback transactions permitted by Section 7.5, a Permitted Acquisition or Permitted Disposition; (o) Liens consisting of any right of offset or bankers’ lien, on bank deposit accounts (other than the Concentration Accounts and Deposit Accounts subject to a Control Agreement) maintained in the ordinary course of business so long as such bank deposit accounts are (i) not established or maintained for the purpose of providing such right of offset or bankers’ lien, and Liens of a collecting bank arising under the Code ~~or the PPSA~~ and (ii) under customary account agreements on checks and other items of payment in the course of collection; (p) Liens on property or assets not constituting Collateral, provided that Agent shall have received at least three (3) Business Days’ prior written notice of the filing, registration, recording or imposition of any such Liens on property granted in any transaction which has, together with any directly related transactions or series of similar transactions, a book value in excess of $5,000,000; and (q) Liens on property at the time a Loan Party acquired the property, including any acquisition by means of a merger or consolidation with or into such Loan Party; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Lien may not extend to any other property owned by such Loan Party.
“Permitted Overseas Account Jurisdiction” means any of Australia or a jurisdiction located within Europe, provided that, in respect of Accounts arising from Account Debtors located in such jurisdictions, (i) Agent shall have received (to the extent Agent shall have requested the same) an audit in form, scope and substance reasonably satisfactory to Agent and such other documents and information as Agent shall have reasonably requested and shall have determined, in its Permitted Discretion, to be acceptable as a component of the Borrowing Base, (ii) all steps have been taken to grant and record, under the applicable local law, a first priority perfected Lien to Agent in such Accounts and (iii) Agent shall have determined in its Permitted Discretion that it is able to realize on such Accounts in a manner and with a priority similar to Agent’s rights in the United States ~~and Canada~~.
“Permitted Overseas Inventory Jurisdiction” means any of Australia or a jurisdiction located within Europe, provided that, in respect of the Inventory located in such jurisdiction, (i) Agent shall have received (to the extent Agent shall have requested the same) an audit and an appraisal in form, scope and substance reasonably satisfactory to Agent and such other documents and information as Agent shall have reasonably requested and shall have determined, in its Permitted Discretion, to be acceptable as a component of the Borrowing Base, (ii) all steps have been taken to grant and record, under the applicable local law, a first priority perfected Lien to Agent in such Inventory and (iii) Agent shall have determined in its Permitted Discretion that it is able to realize on such Inventory in a manner and with a priority similar to Agent’s rights in the United States ~~and Canada~~.
“Permitted Protest” means the right of any Loan Party to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal Tax Lien ~~or Canadian federal, provincial or territorial Tax Lien~~), or other amount payable to a third party, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party in good faith, and (c)

Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, perfection or priority of any of Agent’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $35,000,000 (plus any Indebtedness incurred as a result of the conversion of an operating lease into a Capitalized Lease pursuant to a change in GAAP). In no event shall Permitted Purchase Money Indebtedness include Indebtedness incurred for the purpose of financing all or any part of the acquisition Cost of any Inventory.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any Governmental Authority.
“Portal” has the meaning specified in Section 2.2.
“PPSA” means the Personal Property Security Act (Ontario), or, where the context requires, the legislation of other provinces or territories in Canada relating to security in personal property generally, including Accounts Receivable and Inventory, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.
“Prime Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the LIBOR Rate for a one-month interest period (as determined on such day) plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in Wells Fargo’s “prime rate” announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change. If, for any reason, Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or the LIBOR Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clauses (a) or (b) of the first sentence of this definition, as applicable, until the circumstances giving rise to such inability no longer exist.
“Prime Rate Loan” means the portion of the Advances that bears interest at a rate determined by reference to the Prime Rate.
“Proceeds” means “proceeds” (as that term is defined in the Code).
“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements and on a Fiscal Month-by-month basis, together with appropriate supporting details and a statement of underlying assumptions in form and substance reasonably acceptable to Agent.
“Pro Rata Share” means, as of any date of determination:
(a)a)    with respect to a Lender’s obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Commitment being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances,
(b)b)    with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender with respect to Letters of Credit, and to receive payments of fees with respect thereto, (i) prior to the Commitment being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate Commitments of all Lenders, and (ii) from and after the time that the Commitment has been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances, and
(c)c)    with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender’s Commitment by (ii) the aggregate amount of Commitments of all Lenders; provided, however, that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the aggregate outstanding principal amount of such Lender’s Advances, by (B) the aggregate outstanding principal amount of all Advances.
“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, together with any refinancings thereof permitted under Section 7.1(d).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.
“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC §9601.
“Rent Reserves” means such reserves as may be established from time to time by Agent in its Permitted Discretion with respect to up to three (3) month’s rent obligations of the Borrowing Group for leased properties located in Pennsylvania, Virginia and Washington (or such other state(s), ~~province(s)~~ or other jurisdictions in which a landlord’s claim for rent has priority by operation of applicable law over the Lien of Agent in the Collateral) for which Agent has not received a Collateral Access Agreement.
“Repass Control Group” means, collectively Randolph K. Repass, his estate, executors, administrators and heirs, and his lineal descendants, any private foundation or other charitable entity controlled by him or his estate, executors, administrators or heirs, or his lineal descendants, and any corporation, partnership, limited liability company, trust or other entity in which he or his estate, executors, administrators or heirs, or his lineal descendants have a direct or indirect beneficial interest or voting control of greater than fifty percent (50%).
“Replacement Lender” has the meaning set forth in Section 15.2.
“Report” has the meaning set forth in Section 16.20.
“Required Lenders” means, at any time, subject to Section 2.2(i), two or more Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceeds 50%.
“Reserves” means such reserves as Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect impediments to Lender Group’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists, including, without limitation, Bank Product Reserves, Inventory Reserves, Insurance Reserves and Rent Reserves.
“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Revolver Usage” means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.
“Riemer” has the meaning set forth in Section 16.22.
“S&P” means Standard & Poor’s Rating Group, or its successor.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Seasonal Period” means the period commencing on February 1 through and including May 1 of each Fiscal Year.
“Second Amendment Effective Date” was April 10, 2017.
“Second Amendment Fee Letter” means that certain Fee Letter, dated as of the Second Amendment Effective Date, between Borrowers and Agent.
“Securities Account” means a “securities account” as that term is defined in the Code.
“Security Agreement” means, collectively, ~~(i) the General Security Agreement of West Marine Canada in favor of Agent, dated as of the Closing Date, and (ii) each other~~each security agreement executed by any Person after the Effective Date pursuant to this Agreement, in favor of Agent and in form, scope and substance reasonably satisfactory to Agent, in each case, as amended and in effect from time to time.
“Segregated Account” has the meaning set forth in the definition of “Borrowing Base”.
“Settlement” has the meaning set forth in Section 2.2(f)(1).
“Settlement Date” has the meaning set forth in Section 2.2(f)(1).
“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.
“Specified Collateral” means all Accounts and Inventory of any of the Loan Parties, whether now owned or hereafter acquired, and all proceeds and products of the foregoing.
“Standard Letter of Credit Practice” means, for the Issuing Lender, any domestic or foreign law or letter of credit practices applicable in the city in which the Issuing Lender issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary insurance carried by any of the Loan Parties in connection with the business of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in connection with the business of a Loan Party.
“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the Issuing Lender.
“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.
“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Subordinated Obligations” means, as of any date of determination (without duplication), any unsecured Indebtedness of a Loan Party that has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to Agent and contains such subordination, blockage and other terms and conditions with respect to the Obligations as Agent may reasonably require.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, unlimited company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Hedge Agreement or any other agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Lender” means ~~WFRF~~Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) in its capacity as the Swing Lender hereunder.
“Swing Loan(s)” has the meaning set forth in Section 2.2(d)(1).
“Swing Loan Commitment Amount” means $20,000,000.
“Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (a) the Maturity Date, (b) the termination of this Agreement by the Lenders pursuant to Section 3.3 hereof and (c) the termination of the Commitments by Borrowers pursuant to Section 3.5.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Uncommitted Accordion Activation” has the meaning set forth in Section 2.2(h).
“Uncommitted Accordion Activation Date” has the meaning set forth in Section 2.2(h).
“Uncommitted Accordion Amount” has the meaning set forth in Section 2.2(h).
“Uncommitted Accordion Lenders” has the meaning set forth in Section 2.2(h).
“Unused Line Fee” has the meaning set forth in Section 2.10(a).
“Voidable Transfer” has the meaning set forth in Section 18.8.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“~~West Marine Canada” means West Marine Canada Corp., a Nova Scotia unlimited company.~~Wells Fargo Bank, National Association” means Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), a Delaware limited liability company, and its successors.
“West Marine Products” has the meaning set forth in the preamble to this Agreement.
“West Marine Puerto Rico” means West Marine Puerto Rico, Inc., a California corporation.
“~~WFRF” means Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), a Delaware limited liability company, and its successors.~~Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
b.Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis by the accounting entity to which they refer. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” or the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent, all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared, all financial computations and determinations pursuant hereto shall be made, and all terms of an accounting or financial nature shall be construed, in accordance with GAAP.
c.Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein, with the term “instrument” being that defined under Article 9 of the Code.
d.Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “including”, “include” and “includes” are not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full or satisfaction in full of the Obligations shall mean the repayment in full in cash (or cash collateralized in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations that, at such time, are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record. This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof. Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous. The words “may not” are prohibitive and not permissive. Any reference to a Person’s “knowledge” (or words of similar import) are to such Person’s knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such “knowledge” (whether or not such investigation has actually been undertaken). To the extent that this Agreement refers to ratings by S&P and Moody’s and to the extent that a rating from one of such Persons ceases to be available, then the rating by whichever of S&P or Moody’s continues to be available shall be used as the sole rating for purposes of this Agreement.
e.Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
f.Changes in Law Generally. Any references in this Agreement to a “change in law” or “change in applicable law” (or words of similar import) after the Effective Date, shall be deemed to include, without limitation, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, regardless of the date enacted, adopted or issued.
g.Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

20.	LOAN AND TERMS OF PAYMENT.
a.Revolver ~~Advances~~Advance. Subject to the terms and conditions of this Agreement, and during the period commencing on the Effective Date and ending on the Termination Date, each Lender agrees (severally and not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (A) the Maximum Revolver Amount less Revolver Usage, or (B) the Borrowing Base less Revolver Usage. Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right without declaring an Event of Default, to reduce its inventory advance rates or establish Reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including Reserves with respect to (i) sums that the Loan Parties are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7, (iii) Bank Products then provided or outstanding (based upon the applicable Bank Products Provider’s reasonable determination of the credit exposure in respect of then extant Bank Products), and (iv) amounts owing by the Loan Parties or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Agent’s Liens), which Lien or trust, in the Permitted Discretion of Agent, likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes which are given priority under applicable law) in and to such item of the Collateral. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time prior to the Termination Date.
b.Borrowing Procedures and Settlements.
i.Procedure for Borrowing. Each request for a Borrowing consisting of a Prime Rate Loan shall be made by electronic request of the Administrative Borrower through Agent’s Commercial Electronic Office Portal or through such other electronic portal provided by Agent (the “Portal”). The Borrowers hereby acknowledge and agree that any request made through the Portal shall be deemed made by an Authorized Person of the Borrowers. Each Borrowing shall be made by an irrevocable written request by an Authorized Person of Administrative Borrower delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (New York, New York time) on the Business Day that is the requested Funding Date with respect to Prime Rate Loans (and, subject to Section 2.12(b), with respect to LIBOR Rate Loans) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person of Administrative Borrower may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and failure to provide such written confirmation shall not affect the validity of the request.
ii.Agent’s Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.2(d) in the amount of the requested Borrowing; provided, however, Swing Loans at any one time outstanding may not exceed the Swing Loan Commitment Amount; provided, further, that if (1) Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.2(d), Agent shall elect to have the terms of Section 2.2 (c) apply to such requested Borrowing, and (2) if a notice requesting a LIBOR Rate Loan has been timely delivered pursuant to Section 2.12(b) and which is otherwise in accordance with Section 2.12(b), Agent shall not have the option to request Swing Lender to make such Borrowing as a Swing Loan.
iii.Making of Loans.
a)In the event that Agent shall elect to have the terms of this Section 2.2(c) apply to a requested Borrowing as described in Section 2.2(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Agent shall notify the Lenders, not later than 10:00 a.m. (New York, New York time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Advance available to Agent in immediately available funds, to Agent’s Account, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower’s Designated Account or as otherwise directed by Administrative Borrower in the applicable request for a Borrowing; provided, however, that, subject to the provisions of Section 2.2(a), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the Borrowing unless such condition has been waived, or (ii) the requested Borrowing would result in Availability being less than $0 on such Funding Date.
b)Unless Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, prior to 12:00 p.m. (New York, New York time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall be deemed a Defaulting Lender and shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. The Defaulting Lender shall be liable to the Borrowers for any Funding Losses and breakage costs incurred by the Borrowers as a result of the failure of such Defaulting Lender to make such Advance.
iv.Making of Swing Loans.
a)In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.2(d) apply to a requested Borrowing as described in Section 2.2(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.2(d) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower’s Designated Account or as otherwise directed by Administrative Borrower in the applicable request for a Borrowing. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.2(g), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would result in Availability being equal to (or less than) $0 on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.
b)The Swing Loans shall be secured by Agent’s Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Prime Rate Loans.
v.[Reserved]
vi.Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Swing Loans shall take place on a periodic basis in accordance with the following provisions:
a)Agent shall request settlement (“Settlement”) with the Lenders on a periodic basis contemplated to be weekly, or on a more frequent basis if so determined by Agent, (i) on behalf of Swing Lender, with respect to each outstanding Swing Loan, and (ii) with respect to Borrowers’ or their Subsidiaries’ Collections received (if applicable), as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York, New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Swing Loans for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.2(a)): (y) if a Lender’s balance of the Advances (including Swing Loans) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (New York, New York time) on the Settlement Date, transfer in immediately available funds to the account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement

Date, its Pro Rata Share of the Advances (including Swing Loans), and (z) if a Lender’s balance of the Advances (including Swing Loans) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (New York, New York time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the Swing Loan and, together with the portion of such Swing Loan representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
b)In determining whether a Lender’s balance of the Advances, and Swing Loans is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances and Swing Loans as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.
c)Between Settlement Dates, Agent may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Swing Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans and each Lender with respect to the Advances (other than Swing Loans), shall be entitled to interest, payable by Borrowers as set forth herein, at the applicable rate or rates payable under this Agreement.
vii.Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including Swing Loans), the then extant amount of the Revolver Usage does not exceed the Borrowing Base by more than five percent (5%) of the then available Borrowing Base, (ii) after giving effect to such Advances (including Swing Loans) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Commitments, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 45 consecutive days. Agent or Swing Lender, as applicable, may, but is not obligated to, make such Overadvance, from time to time in Agent’s or Swing Lender’s sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.2(g) shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Prime Rate Loans under Section 2.5(d).
In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.
Each Lender shall be obligated to settle with Agent as provided in Section 2.2(f) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.2(g), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
viii.Uncommitted Accordion Option.
a)Request for Increase. Unless a Default or an Event of Default has occurred and is then continuing, so long as Borrowers shall not have elected to permanently reduce the Commitments hereunder and except as otherwise provided herein, Administrative Borrower may make a maximum of two (2) requests that the Lenders increase their Commitments hereunder in minimum increments of $5,000,000 (each such increase, an “Uncommitted Accordion Activation” and the amount of each such increase, an “Uncommitted Accordion Amount”); provided that (i) Administrative Borrower shall have made such request to Agent (which shall promptly notify the Lenders) on or subsequent to the Effective Date but no later than one hundred eighty (180) days prior to the Termination Date, (ii) in no event shall the Commitments be increased pursuant to this Section 2.2(h) by an amount which exceeds, in the aggregate, $2~~5~~0,000,000, (iii) no Default or Event of Default will occur as a result of such Uncommitted Accordion Activation, (iv) no default or event of default will occur under any other agreement of Indebtedness as a result of such Uncommitted Accordion Activation, (v) Borrowers shall pay Agent (for the ratable benefit of the Uncommitted Accordion Lenders, subject to any letter agreement between Agent and the Uncommitted Accordion Lenders), such fees and other compensation as Borrowers, Agent and the Uncommitted Accordion Lenders shall agree based upon current market conditions at the time of such Uncommitted Accordion Activation, and (vi) Borrowers shall pay Agent (solely for its own benefit) such arrangement fees as Borrowers and Agent shall agree. At the time of making any such request, Administrative Borrower (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
b)Lender Elections to Increase. Each Lender shall notify Agent within the time period specified whether or not such Lender agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested Uncommitted Accordion Activation. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
c)Notification by Agent; Accordion Lenders. Agent shall notify Administrative Borrower and each Lender of the Lenders’ responses to each request for an Uncommitted Accordion Activation made hereunder. To achieve the full amount of a requested Uncommitted Accordion Activation, to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by Administrative Borrower, Agent, in consultation with Administrative Borrower, will use its reasonable efforts to arrange for other Eligible Transferees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by Administrative Borrower and not accepted by the existing Lenders (each, an “Uncommitted Accordion Lender”); provided, however, that without the consent of Agent, at no time shall the Commitment of any Uncommitted Accordion Lender be less than $5,000,000.
d)Effective Date and Allocations. If the Commitments are increased in accordance with this Section 2.2(h), Agent, in consultation with Administrative Borrower, shall determine the effective date (the “Uncommitted Accordion Activation Date”) and the final allocation of such increase. Agent shall promptly notify Administrative Borrower and the Lenders of the final allocation of such increase and the Uncommitted Accordion Activation Date and, on the Uncommitted Accordion Activation Date, (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the amount of such Uncommitted Accordion

Activation, and (ii) Schedule C-1 annexed hereto shall be deemed to be amended to reflect (A) the name, address, Commitment, and Pro Rata Share of each Lender, and (B) the Maximum Revolver Amount and Commitments as increased by such Uncommitted Accordion Activation.
ix.Committed Accordion Option.
a)Request for Increase. Unless a Default or an Event of Default has occurred and is then continuing, so long as Borrowers shall not have elected to permanently reduce the Commitments hereunder and except as otherwise provided herein, Administrative Borrower may make a maximum of three (3) requests that the Lenders increase their Commitments hereunder in minimum increments of $3,000,000 (each such increase, a “Committed Accordion Activation” and the amount of each such increase, a “Committed Accordion Amount”); provided that (i) Administrative Borrower shall have made such request to Agent (which shall promptly notify the Lenders) on or subsequent to the Second Amendment Effective Date but no later than one hundred eighty (180) days prior to the Termination Date, (ii) in no event shall the Commitments be increased pursuant to this Section 2.2(i) by an amount which exceeds, in the aggregate, $12,500,000, (iii) no Default or Event of Default will occur as a result of such Committed Accordion Activation, (iv) no default or event of default will occur under any other agreement of Indebtedness as a result of such Committed Accordion Activation, (v) Borrowers shall pay Agent (for the benefit of Lenders) the upfront fees payable in accordance with the Second Amendment Fee Letter with respect thereto and (vi) Borrowers shall pay Agent (solely for its own benefit) an arrangement fee in the same percentage amount with respect to the Committed Accordion Amount as was applicable to the Commitments as of the Closing Date. Any such Committed Accordion Activation shall be provided on a pro rata basis by each of the Lenders and shall otherwise be on the same terms as the existing facility under this Agreement. Upon the effective date (the “Committed Accordion Effective Date”) of any such Committed Accordion Activation (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Committed Accordion Activation, and (ii) Schedule C-1 shall be deemed modified, without further action, to reflect the revised Commitments and Pro Rata Share of the Lenders.
b)Conditions to Effectiveness of Committed Accordion. As a condition precedent to such Committed Accordion Activation, (i) the Administrative Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Committed Accordion Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Committed Accordion Activation, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Committed Accordion Activation, (1) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects on and as of the Committed Accordion Effective Date, except to the extent that (x) such representations and warranties are already qualified by “Material Adverse Effect”, “material” or similar qualifier, in which case they are true and correct in all respects, (y) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date, and (z) for purposes of this Section 2.2, the representations and warranties contained in Section 5.10 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.3, and (2) no Default or Event of Default exists or would arise therefrom, (ii) the Borrowers and the Agent shall have executed and delivered a Joinder to the Loan Documents in such form as the Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to, in the case of any Committed Accordion Activation, Wells Fargo; (iv) the Borrowers shall have paid such arrangement fees to the Agent as the Administrative Borrower and the Agent may agree; (v) the Borrowers shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; and (vi) no Default or Event of Default exists.
c)Conflicting Provisions. This Section shall supersede any provisions in this Section 2.2 or Section 15.1 to the contrary.
x.~~(i)~~ Defaulting Lender; Notations; Failure to Perform; Notes; Additional Advances.
a)Defaulting Lender. Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall promptly transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other Lenders) or, if so directed by Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the other Lenders), retain the same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to applicable Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and for calculating Unused Line Fees pursuant to Section 2.10(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent and Administrative Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent and an Eligible Transferee. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.
b)Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances in its books and records, including computer records. In the event of any conflict between the accounts or records maintained by any Lender and the accounts and records maintained by Agent in respect of such matters the account and records of Agent shall control in the absence of manifest error.
c)Lenders’ Failure to Perform. All Advances (other than Swing Loans) shall be made by Lenders contemporaneously and in accordance with their Pro Rata Shares of Advances. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
d)Notes. Each Borrower shall execute and deliver on the Effective Date (or such other date on which a Lender may become a party hereto in accordance with Section 14.1 or an Accordion Lender in accordance with Section 2.2(h)) to Agent for each Lender which so requests a Note to evidence that Lender’s Advances, in the principal amount of that Lender’s Commitment, duly completed and with appropriate insertions.

e)Additional Advances. Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.
c.Payments and Reductions.
i.Payments by Borrowers.
a)Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of Agent or Lenders, as the case may be, such payments shall be made in immediately available funds, no later than 2:30 p.m. (New York, New York time) on the date specified herein. Any payment received by Agent later than 2:30 p.m. (New York, New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
b)Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
ii.Apportionment and Application of Payments.
a)Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal of or interest on specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:
(A)~~A.~~ first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

(B)~~B.~~ second, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents, until paid in full,
(C)~~C.~~ third, to pay interest due in respect of all Swing Loans, until paid in full,
(D)~~D.~~ fourth, to pay the principal of all Swing Loans, until paid in full,
(E)~~E.~~ fifth, to pay all outstanding reimbursement obligations for drawings made under Letters of Credit, until paid in full,
(F)~~F.~~ sixth, to pay all interest and fees due in respect of all Advances (other than Swing Loans), until paid in full,
(G)~~G.~~ seventh, so long as no Event of Default has occurred and is continuing, and at Agent’s election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay all outstanding Obligations with respect to amounts then due and owing by any Loan Party to Agent or any Affiliate of Agent in respect of Bank Products, until paid in full,
(H)~~H.~~ eighth, to pay all principal outstanding under outstanding Advances (other than Swing Loans) to the Borrowers that are Prime Rate Loans based on each Lender’s Pro Rata Share, until paid in full,
(I)~~I.~~ ninth, to pay all principal outstanding under outstanding Advances (other than Swing Loans) to the Borrowers that are LIBOR Rate Loans and all breakage costs due in respect of such repayment based on each Lender’s Pro Rata Share or, at Administrative Borrower’s option, to fund a cash collateral deposit to Agent sufficient to pay, and with direction to pay, all such outstanding LIBOR Rate Loans on the last day of the then pending Interest Period for such LIBOR Rate Loans,
(J)~~J.~~ tenth, if an Event of Default has occurred and is continuing, (i) to Agent, to be held by Agent, for the benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserves established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Loan Parties’ obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted, in each case, based on such Issuing Lender’s, Lender’s or Bank Product Provider’s Pro Rata Share,

(K)~~K.~~ eleventh, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Loan Parties’ obligations in respect of the then extant Bank Products to be paid first to Agent and its Affiliates, until paid in full, and thereafter ratably among the other Bank Product Providers),
(L)~~L.~~ twelfth, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents based on each Lender’s Pro Rata Share, until paid in full, and
(M)~~M.~~ thirteenth, to Borrowers (to be wired to the Designated Account or, upon three (3) Business Days’ prior written notice, as otherwise directed by Administrative Borrower) or such other Person as may be entitled thereto under applicable law.
b)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(f).
c)In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.3(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.
d)For purposes of Article II of this Agreement, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
e)In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.
d.Overadvances. If, at any time or for any reason, the amount of Obligations of Borrowers (other than Bank Product Obligations) owed by Borrowers to the Lenders pursuant to Section 2.1 or Section 2.11 is greater than either the Dollar or percentage limitations set forth in

Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrowers immediately shall pay to Agent in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations of Borrowers in accordance with the priorities set forth in Section 2.1 and 2.3(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.
e.Interest Rates, Letter of Credit Fee, Rates, Payments, and Calculations.
i.Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans, and (ii) if the relevant Obligation is an Advance that is a Prime Rate Loan, at a per annum rate equal to the Prime Rate plus the Applicable Margin (if any) for Prime Rate Loans.
ii.Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of Lenders with a Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(f)) which shall accrue at a per annum rate equal to (i) with respect to ~~S~~standby Letters of Credit, the Applicable Margin for LIBOR Rate Loans times the Daily Balance of the undrawn amount of all outstanding Standby Letters of Credit and (ii) with respect to Commercial Letters of Credit, the Applicable Margin for LIBOR Rate Loans minus one-half of one percent (0.50%) times the Daily Balance of the undrawn amount of all outstanding ~~C~~commercial Letters of Credit.
iii.Default Rate. Upon the occurrence and during the continuation of an Event of Default, at the election of Agent or the Required Lenders,
a)all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and
b)the Letter of Credit fee provided for above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
iv.Payment. Interest on (i) LIBOR Rate Loans and Prime Rate Loans shall be payable on each Interest Payment Date, and (ii) Letter of Credit fees and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to Borrowers’ Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Prime Rate Loans hereunder.
v.Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Prime Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Prime Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Prime Rate.
~~For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest is to be paid under this Agreement is to be calculated on the basis of a year of 360, 365 or 366 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the year in which the same is to be ascertained and divided by 360, 365 or 366 (or such other period of time), as the case may be.~~
In calculating interest or fees payable under this Agreement for any period, unless otherwise expressly stated, the first day of a period shall be included in such calculation and the last day of such period shall be excluded in such calculation.
vi.Intent to Limit Charges to Maximum Lawful Rate. The Lender Group and Borrowers intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof each Lender stipulates and agrees that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. No Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lender Group expressly disavows any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (i) the maturity of any Obligation is accelerated for any reason, (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum under applicable Law, or (iii) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, the Lender Group shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law. As used in this section the term “applicable Law” means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.
~~For purposes of the Criminal Code (Canada), in no event shall the combination of interest and costs payable by West Marine Canada pursuant to this Agreement exceed that rate which is 1% less then the effective annual rate of interest which is prohibited under Section 347 of the Criminal Code (Canada) as amended from time to time (the “Maximum Amount”) and if any payment, collection or demand payable by West Marine Canada pursuant to this Agreement is determined to exceed the Maximum Amount then such payment, collection or demand will be deemed to have been made by mutual mistake of the Loan Party and the Lender and the amount of such payment or collection will at the option of the Lender, be refunded to the relevant Loan Party or be applied to the Advances (whether or not due and payable), and not to the payment of interest as defined in Section 347 of the Criminal Code (Canada) as amended from time to time.~~
f.Cash Management.
i.The Borrowing Group (i) shall establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks (a “Cash Management Bank”) set forth on Schedule 7.18 (as updated pursuant to Section 2.6(d) and Section 6.13), (ii) shall promptly, and in any event no later than the first Business Day after the date of receipt thereof, cause all Collections of Borrowing Group or cash proceeds of Accounts of the Borrowing Group to be deposited only into local Deposit Accounts (“Local Accounts”) or concentration accounts (“Concentration Accounts”), each set forth on Schedule 7.18 (as updated pursuant to Section 2.6(d) and Section 6.13) and (iii) after the occurrence and during the continuance of a Cash Dominion Event, at the request of Agent, shall promptly cause all Collections of the Borrowing Group (x) in jurisdictions other than ~~Canada and~~ Puerto Rico in an amount greater than $10,000 then held in each such Local Account to be transferred no less frequently than once each day to, and only to, a Concentration Account or Agent’s Account, and (y) in Puerto Rico in an amount greater than $100,000 then held in each such Local Account in Puerto Rico ~~to be transferred no less~~

~~frequently than once each Fiscal Month to, and only to, a Concentration Account or Agent’s Account and (z) in Canada in an amount greater than $500,000 then held in each such Local Account in Canada~~ to be transferred no less frequently than once each Fiscal Month to, and only to, a Concentration Account or Agent’s Account. If, notwithstanding the provisions of this Section 2.6, after the occurrence and during the continuance of a Cash Dominion Event, any member of the Borrowing Group receives or otherwise has dominion over or control of any Collections, such member of the Borrowing Group shall hold such Collections in trust for Agent and shall not commingle such Collections with any other funds of such member of the Borrowing Group or deposit such Collections in any account of such member of the Borrowing Group except as instructed by Agent.
ii.The Borrowing Group shall establish and maintain Control Agreements with Agent and each Cash Management Bank with respect to each Concentration Account. Each such Control Agreement shall provide, among other things, that after the occurrence and during the continuance of a Cash Dominion Event, (i) upon notice from Agent, the Cash Management Bank will comply with instructions of Agent directing the disposition of funds in the Concentration Account without further consent by such member of the Borrowing Group, (ii) the Cash Management Bank has no rights of set-off or recoupment or any other claim against the applicable Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such Concentration Account and for returned checks or other items of payment, and (iii) as set forth in the applicable Control Agreement, the Cash Management Bank will immediately forward by daily sweep all amounts in the applicable Concentration Accounts in excess of $10,000 to Agent’s Account
iii.The Borrowing Group shall establish and maintain Credit Card Agreements with Agent and each Credit Card Processor set forth in Schedule 7.18 (as updated pursuant to Section 2.6(d) and Section 6.13). Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses, fees and chargebacks of the Credit Card Issuer or Credit Card Processor) by the Borrowing Group received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on at least a weekly basis. The Borrowing Group shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.
iv.i) So long as no Cash Dominion Event has occurred and is continuing, Administrative Borrower may amend Schedule 7.18 to add or replace a Cash Management Bank or Deposit Account; provided, however, that prior to the time of the opening of any Concentration Account, the applicable Loan Party and such prospective Cash Management Bank shall have executed and delivered to Agent a Control Agreement in accordance with Section 2.6(b) above. The Borrowing Group shall close any of their Deposit Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Concentration Accounts or Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in Agent’s reasonable judgment. If, notwithstanding the provisions of this Section 2.6, after the occurrence and during the continuance of a Cash Dominion Event, any member of the Borrowing Group receives or otherwise has dominion over or control of any Collections, such member of the Borrowing Group shall hold such Collections in trust for Agent and shall not commingle such Collections with any of the Borrowing Group’s other funds or deposit such Collections in any account of the Borrowing Group except as instructed by Agent.
(i)ii)    So long as no Cash Dominion Event has occurred and is continuing, Administrative Borrower may amend Schedule 7.18 to add or replace a Credit Card Processor; provided, however, that prior to the time of executing any credit card processing agreement, the applicable Loan Party and such prospective Credit Card Processor shall have executed and delivered to Agent a Credit Card Agreement in accordance with Section 2.6(c) above. The Borrowing Group shall terminate any arrangement with any Credit Card Processor (and establish replacement arrangements in accordance with the foregoing sentence) promptly and in any event within 60 days of notice from Agent that the operating performance, funds transfer or performance of the Credit Card Processor or Agent’s liability under any Credit Card Agreement with such Credit Card Processor is no longer acceptable in Agent’s reasonable judgment.
v.After the occurrence and during the continuance of a Cash Dominion Event, (i) the Deposit Accounts to the extent constituting Collateral shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations and (ii) any amounts deposited in Agent’s Account shall be applied to the Obligations in accordance with Section 2.3(b) hereof.
vi.(i) Within thirty (30) days after the commencement of a Cash Dominion Event, the Borrowers shall deliver to Agent updated Schedules 5.4, 5.17, 5.19 and 7.18, to the extent there has been a change to the information set forth therein.
(ii)ii)    Upon the occurrence of a Cash Dominion Event and at the request of Agent, the applicable Loan Party shall use its commercially reasonable efforts to establish and maintain a Control Agreement with Agent and each Cash Management Bank with respect to any Deposit Account reasonably requested by Agent. In the event that a Cash Dominion Release Event shall have occurred after the applicable Loan Party shall have delivered such Control Agreement, such Control Agreement shall remain in effect notwithstanding the Cash Dominion Release Event.
vii.Unless Agent has delivered to the bank holding a Concentration Account or Deposit Account subject to a Control Agreement upon the occurrence of a Cash Dominion Event a notice that it is exercising exclusive control over such Concentration Account or Deposit Account, all amounts held in such Concentration Account or Deposit Account may be used by the Loan Parties for their general corporate purposes.

viii.In the event of any Cash Dominion Release Event, Agent shall, promptly following the written request of Administrative Borrower, notify the applicable Cash Management Bank to withdraw the then applicable notice of exclusive control.
g.Crediting Payments; Float Charge.
i.The receipt of any payment item by Agent or by the Cash Management Banks pursuant to the Control Agreements or otherwise shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:30 p.m. (New York, New York time). If any payment item is received into Agent’s Account on a non-Business Day or after 2:30 p.m. (New York, New York time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
ii.After the occurrence and during the continuance of a Cash Dominion Event, Agent shall be entitled to charge the Borrowing Group for 1 Business Day of ‘clearance’ or ‘float’ at the rate then applicable under Section 2.5 to Advances that are Prime Rate Loans on all Collections that are received by Borrowing Group and their Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent or otherwise). This clearance or float charge on all Collections of the Borrowing Group and their Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending 1 Business Day after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.7 shall be for the exclusive benefit of Agent.
h.Designated Account. Agent is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from any Authorized Person of Administrative Borrower, or without instructions if pursuant to Section 2.2(g), and Issuing Lender is authorized to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from any L/C Authorized Person. Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by an L/C Authorized Person. Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or Lenders hereunder. Any Advance or Swing Loans requested by Borrowers and made by Agent or Lenders hereunder shall be made to the Designated Account, unless otherwise directed by Administrative Borrower upon three (3) Business Days’ prior written notice.

i.Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which the applicable Borrowers will be charged with the Advances (including Swing Loans) made by Agent, Swing Lender, or Lenders to applicable Borrowers or for applicable Borrowers’ account, the Letters of Credit issued by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Sections 2.6 and 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account, including all amounts received in Agent’s Account from any Cash Management Bank. Agent shall render monthly statements regarding the Loan Account to Administrative Borrower including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.
j.Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:
i.Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee (the “Unused Line Fee”) in the amount equal to one-quarter of one percent (0.25%) per annum times the result of (A) the Maximum Revolver Amount, less (B) the average Daily Balance of the Revolver Usage during the immediately preceding month; and
ii.Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
k.Letters of Credit.
(a)~~(a)~~     Subject to the terms and conditions of this Agreement, upon the request of the Administrative Borrower made in accordance herewith, and prior to the Maturity Date, the Issuing Lender agrees to issue a requested Standby Letter of Credit and/or Commercial Letter of Credit (each, a “Letter of Credit”) for the account of the Loan Parties. By submitting a request to the Issuing Lender for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that the Issuing Lender issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable (unless, prior to the issuance, amendment, renewal, or extension of any applicable Letter of Credit, the Issuing Lender otherwise agrees) and shall be made in writing pursuant to a Letter of Credit Application by an L/C Authorized Person and delivered to the Issuing Lender and the Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the Issuing Lender not later than 11:00 a.m. (New York, New York time) at least two (2) Business

Days (or such lesser time as the Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Agent or the Issuing Lender may reasonably request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that the Issuing Lender generally requests for Letters of Credit in similar circumstances. The Agent’s records of the content of any such request will be conclusive absent manifest error.
Pursuant to the Existing Loan Agreement, Wells Fargo has, prior to the Effective Date, issued the standby and commercial letters of credit described on Schedule 2.11 for the account of a Borrower (the “Existing Letters of Credit”). The Loan Parties and the Lenders hereby agree that, subject to the satisfaction of the conditions precedent set forth in Section 3.1, the Existing Letters of Credit shall be treated as Letters of Credit issued by the Issuing Bank hereunder for all purposes of this Agreement.
ii.~~b)~~     The Issuing Lender shall have no obligation to issue a Letter of Credit if, after giving effect to the requested issuance, (i) the Letter of Credit Usage would exceed the Borrowing Base minus the then extant amount of outstanding Advances, or, (ii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances, and (iii) the Letter of Credit Usage would exceed Letter of Credit Sublimit;
iii.~~c)~~     In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s participation with respect to such Letter of Credit may not be reallocated pursuant to Section 2.2(i)(1), or (ii) the Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the Issuing Lender’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s participation with respect to such Letter of Credit to the satisfaction of the Agent and the Issuing Lender. Additionally, the Issuing Lender shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit or request that the Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally, or (C) if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is cash collateralized as provided in this Agreement on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Agent may agree) or all the Lenders have approved such expiry date.
iv.~~d)~~     Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify the Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Lender issued any Letter of Credit; provided that (i) until the Agent advises any such Issuing Lender that the provisions of Section 3.2 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Agent and such Issuing Lender, such Issuing Lender shall be required to so notify the Agent in writing only once each week of the Letters of Credit issued by such Issuing Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Agent and such Issuing Lender may agree. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars; provided that if the Issuing Lender, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars (in the equivalent amount of such currency in Dollars as reasonably determined by the Agent). If the Issuing Lender makes a payment under a Letter of Credit, the Borrowers shall pay to Agent an amount equal to the applicable L/C Disbursement by no later than (i) 2:30 p.m. (New York, New York time) on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m. (New York, New York time) on such date, or (ii) if such notice has not been received by Administrative Borrower prior to 1:00 p.m. (New York, New York time) on such date, then not later than 2:30 p.m. (New York, New York time) on the next Business Day after Administrative Borrower receives such notice (provided, that interest shall accrue and be payable on such L/C Disbursement at the same rate applicable to Prime Rate Loans from the Business Day such L/C Disbursement is made until paid in full) and, in the absence of such payment, the amount of the L/C Disbursement immediately and automatically shall be deemed to be an Advance under Section 2.1 (notwithstanding any failure to satisfy any condition precedent set forth in Section 3.2 hereof) and, initially, shall bear interest at the rate then applicable to Advances that are Prime Rate Loans. If an L/C Disbursement is deemed to be an Advance hereunder, the Borrowers’ obligation to pay the amount of such L/C Disbursement to the Issuing Lender shall be automatically converted into an obligation to pay the resulting Advance. Promptly following receipt by the Agent of any payment from the Borrowers pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to Section 2.11(e) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.
v.~~e)~~     Promptly following receipt of a notice of an L/C Disbursement pursuant to Section 2.11(d), each Lender agrees to fund its Pro Rata Share of the Advance deemed made pursuant to Section 2.11(d) on the same terms and conditions as if the Borrowers had requested such Advance and the Agent shall promptly pay to the Issuing

Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by the Issuing Lender, in an amount equal to its Pro Rata share of such Letter of Credit, and each such Lender agrees to pay to the Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any L/C Disbursement made by the Issuing Lender under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that the Agent or the Issuing Lender elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to the Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in Section 3.2 hereof. If any such Lender fails to make available to the Agent the amount of such Lender’s Pro Rata Share of an L/C Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
vi.~~f)~~     Each Borrower agrees to indemnify, defend and hold harmless the Lender Group (including the Issuing Lender and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including the Issuing Lender, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:
(i)i)    any Letter of Credit or any pre-advice of its issuance;
(ii)ii)    any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;
(iii)iii)    any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;
(iv)iv)    any independent undertakings issued by the beneficiary of any Letter of Credit;
(v)v)    any unauthorized instruction or request made to the Issuing Lender in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission;
(vi)vi)    an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)vii)    any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;
(viii)viii)    the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;
(ix)ix)    the Issuing Lender’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or
(x)x)    the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;
in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of either the Issuing Lender or the Letter of Credit Related Person claiming indemnity. The Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of the Borrowers under this Section 2.11(f) are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
vii.~~g)~~     The liability of the Issuing Lender (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that are caused directly by the Issuing Lender’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. The Issuing Lender shall be deemed to have acted with due diligence and reasonable care if the Issuing Lender’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against the Issuing Lender and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the Issuing Lender in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Prime Rate Loans hereunder. The Borrowers shall take action to avoid and mitigate the amount of any damages claimed against the Issuing Lender or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by the Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Issuing Lender to effect a cure after the Borrowers shall have received notice of such dishonor.
viii.~~h)~~     The Borrowers shall be responsible for preparing or approving the final text of the Letter of Credit as issued by the Issuing Lender, irrespective of any assistance the Issuing Lender may provide such as drafting or recommending text or by the Issuing Lender’s use or refusal to use text submitted by the Borrowers. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the Issuing Lender, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want such Letter of Credit to be renewed, the Borrowers will so notify the Agent and the Issuing Lender at least fifteen (15) calendar days before the Issuing Lender is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.
ix.~~i)~~     The Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)i)    any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;
(ii)ii)    payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;
(iii)iii)    the Issuing Lender or any of its branches or Affiliates being the beneficiary of any Letter of Credit;
(iv)iv)    the Issuing Lender or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;
(v)v)    the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, the Issuing Lender or any other Person;
(vi)vi)    any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against the Issuing Lender, the beneficiary or any other Person; or
(vii)vii)    the fact that any Default or Event of Default shall have occurred and be continuing;
provided, however, that subject to Section 2.11(g) above, the foregoing shall not release the Issuing Lender from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the Issuing Lender following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to the Issuing Lender arising under, or in connection with, this Section 2.11 nor any Letter of Credit.
x.~~j)~~    Without limiting any other provision of this Agreement, the Issuing Lender and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and the Issuing Lender’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit shall not be impaired by:
(i)i)    honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)ii)    honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)iii)    acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
(iv)iv)    the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the Issuing Lender’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
(v)v)    acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)vi)    any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;
(vii)vii)    any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)viii)    assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)ix)    payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)x)    acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the Issuing Lender has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)xi)    honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the Issuing Lender if subsequently the Issuing Lender or any court or other finder of fact determines such presentation should have been honored;
(xii)xii)    dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)xiii)    honor of a presentation that is subsequently determined by the Issuing Lender to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)~~(k)~~    Upon the request of the Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Disbursement that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Disbursement for any reason remains outstanding, the Borrowers shall, in each case, immediately cash collateralize the then total outstanding Letter of Credit Usage. The foregoing is in addition to any other requirement to deliver cash collateral hereunder (including but not limited to, under Sections 2.3(b), 3.4, 3.5 and 17.3).
xii.~~l)~~     In addition to the Letter of Credit fee as set forth in Section 2.5(b), the Borrowers shall pay immediately upon demand to the Agent for the account of the Issuing Lender as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.~~0~~2(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.~~0~~3(l)) any and all customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, the Issuing Lender, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations) (it being further acknowledged and agreed by each Borrower that, (i) the Issuing Lender may charge customary issuance fees with respect to the issuance of any Letter of Credit hereunder and (ii) the Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals).
xiii.~~m)~~     The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Agent in Section 16 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 16 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.
(n)~~(n)~~     In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
xv.~~o)~~    If by reason of (i) any change after the Effective Date in any applicable law, treaty, rule, or regulation or in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender or the Lender Group with any direction, request, or requirement received after the Effective Date (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):
(i)i)    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or
(ii)ii)    there shall be imposed on the Issuing Lender or the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;
and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guarantying, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within three (3) Business Days after demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Prime Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
xvi.~~p)~~    Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.
l.LIBOR Option.
i.Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Prime Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the Interest Payment Date applicable to LIBOR Rate Loans, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Prime Rate Loans of the same type hereunder. On the requested date of any LIBOR Rate Loan, (i) in the event that Prime Rate Loans are outstanding in an amount equal to or greater than the requested LIBOR Rate Loan, all or a portion of such Prime Rate Loans shall be automatically converted to a LIBOR Rate Loan in the amount requested by the Administrative Borrower, and (ii) if Prime Rate Loans are not outstanding in an amount at least equal to the requested LIBOR Rate Loan, the Administrative Borrower shall make an electronic request via the Portal for additional Prime Rate Loans in an such amount, when taken with the outstanding Prime Rate Loans (which shall be converted automatically at such time), as is necessary to satisfy the requested LIBOR Rate Loan. If the Administrate Borrower fails to make such additional request via the Portal as required pursuant to clause (ii) of the foregoing sentence, then the Borrowers shall be responsible for all amounts due pursuant to Section 2.12 hereof arising on account of such failure. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans at the end of the applicable Interest Period to the rate then applicable to Prime Rate Loans hereunder.
ii.LIBOR Election.
a)Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 5:00 p.m. (New York, New York time) at least two (2) Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent, before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 6:00 p.m. (New York, New York time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each Lender.
b)Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth in reasonable detail the calculation of any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.
c)Borrowers shall have not more than ten (10) LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $100,000 in excess thereof.
iii.Prepayments of LIBOR Rate Loans. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment (whether or not through the required application by Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.3(b)), if applicable or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.
iv.Special Provisions Applicable to LIBOR Rate.
a)The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except as set forth in Section 16.14 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall promptly give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above) or convert such LIBOR Rate Loans to Prime Rate Loans.
b)In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, (x) such Lender shall promptly give notice of such changed circumstances to Agent, and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans of such Lender, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Prime Rate Loans. The Lenders and the Borrowers hereby agree that, at any time when one or more of the Lenders has delivered such notice of changed circumstances as provided herein and when a request for Borrowing has be delivered by Administrative Borrower which includes a request for a LIBOR Rate Loan, the Lenders shall each fund their Pro Rata Share of such Advances as set forth in this Agreement, provided that the amount of such Borrowing funded by the Lenders not subject to such notice shall be LIBOR Rate Loans and the amount of such Borrowing funded by the Lenders subject to such notice shall be Prime Rate Loans.
c)Each Lender at such time having as its lending office an office outside the United States agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for any adjustments or payments under clauses (1) or (2) above and would not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender. Any Lender that has given a notice pursuant to Section 2.12(d)(1) or Section 2.1(d)(2) shall promptly withdraw such notice upon the cessation of the circumstances that gave rise to the issuance of such notice.
v.No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.
m.Capital Requirements. If any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, after the date hereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law) after the date hereof, has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). Notwithstanding anything to the contrary in this Section, Borrowers will not be required to compensate any Lender pursuant to this Section for any reduction incurred more than 180 days before such Lender notified Administrative Borrower of the change in law (or other circumstance) giving rise to such reduction. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
n.Joint and Several Liability of Borrowers.
i.Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent and Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
ii.Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.14), it being the intention of Borrowers that all the Obligations shall be the joint and several obligations of Borrowers without preferences or distinction among them.
iii.If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.
iv.The Obligations of Borrowers under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
v.Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, as applicable, notice of any Advances, Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages, any and all suretyship defenses and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any of Agent or any Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of Borrowers or any Agent or Lender.
vi.Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
vii.Each Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.
viii.The provisions of this Section 2.14 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
ix.Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
x.Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.3(b).

o.Replacement of Lenders under Certain Circumstances. Borrowers shall be permitted to replace a Defaulting Lender and any Lender (or any participant) that gives notice under Section 2.12(d) or requests compensation, reimbursement or other payment pursuant to Section 2.13 or Section 16.14 for a reason that is not generally applicable to any other Lender (or participant) or if no other Lender (or participant) is making a request for compensation, reimbursement or other payment pursuant to such Sections; provided, however, that (a) such replacement does not conflict with any applicable Law, (b) no Default or Event of Default exists prior to or immediately after giving effect to such replacement, (c) prior to any such replacement, such Lender (or participant) shall have taken no action for a period of 60 days to eliminate the need for payment of amounts owing pursuant to Section 2.13 or Section 16.14, (d) the replacement financial institution shall purchase or acquire, at par, all Notes and other amounts owing hereunder and under any other Loan Document to such replaced Lender (or participant) on or prior to the date of replacement, (e) the replacement financial institution, if not already a Lender (or participant), shall be reasonably satisfactory to Agent, (f) Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.13 or Section 16.14, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (g) any such replacement shall not be deemed to be a waiver of any rights provided hereunder that Borrowers, Agent or any other Lender (or participant) shall have against the replaced Lender (or participant), and (h) if such replacement is to become a Lender, such replacement shall be an Eligible Transferee. Such replacement shall be done in accordance with the provisions of Section 14.1; provided, however, that to the extent required to be paid, Borrowers shall be obligated to pay any registration and processing fee referred to therein.

21.	CONDITIONS; TERM OF AGREEMENT.
a.Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of Agent in its Permitted Discretion, of each of the conditions precedent set forth below:
i.Agent shall have received results of searches or other evidence reasonably satisfactory to Agent (in each case dated as of a date reasonably satisfactory to Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases or subordination agreements satisfactory to Agent are being tendered on the Effective Date or other arrangements satisfactory to Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;
ii.Agent shall have received appropriate financing statements on Form UCC‑1 and PPSA financing statements to be duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Liens in and to the Collateral;
iii.Agent shall have received each of the following documents, in form and substance satisfactory to Agent in its Permitted Discretion, duly executed, and each such document shall be in full force and effect:
a)this Agreement,

b)the Confirmation Agreement,
c)the Perfection Certificate,
d)the Fee Letter,
e)the Notes, and
f)all other Loan Documents required to be executed and delivered in connection herewith on the Effective Date, each duly executed by the applicable Loan Parties.
iv.Agent shall have received a certificate from the Secretary of each Loan Party attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same;
v.Agent shall have received copies of the Loan Parties’ Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary of such Loan Party;
vi.Agent shall have received a certificate of status with respect to each Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
vii.Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;
viii.Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be reasonably satisfactory to Agent;
ix.Agent shall have received Collateral Access Agreements with respect to the corporate headquarters in the United States and Canada and each warehouse and distribution center, if any (other than a retail store location), leased by each member of the Borrowing Group;
x.Agent shall have received opinions from the Loan Parties’ counsel in form and substance reasonably satisfactory to Agent;

xi.Borrowers shall have delivered a Borrowing Base Certificate demonstrating Availability in an amount no less than $50,000,000 after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Effective Date under this Agreement or the other Loan Documents;
xii.Borrowers shall have paid all reasonable Lender Group Expenses incurred by Agent in connection with the transactions evidenced by this Agreement;
xiii.Borrowers shall have paid all fees and expenses (including, without limitation, reasonable fees and expenses of counsel to Agent) then due and payable as set forth in the Fee Letter;
xiv.Agent shall have received evidence satisfactory to Agent in Agent’s Permitted Discretion that each Loan Party has received all consents, all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Loan Party of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;
xv.Agent shall have received a certificate signed by an Authorized Person of Administrative Borrower certifying that (i) the conditions specified in Sections 3.2(a), (b) and (c) have been satisfied and (ii) as of the Effective Date, after giving effect to the transactions contemplated hereby, the Loan Parties taken as a whole are Solvent; and
xvi.all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.
Upon satisfaction or waiver of the foregoing conditions, Agent shall notify Administrative Borrower that the same have been satisfied or waived and that this Agreement shall have become effective.
b.Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:
i.the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they were true and correct in all material respects as of such earlier date);
ii.no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;
iii.no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent or any Lender; and
iv.Agent shall have received the most recent Borrowing Base Certificate required to be delivered to Agent in accordance with Section 6.2.
c.Term. This Agreement shall become effective upon notice from Agent to Administrative Borrower that the conditions set forth in Section 3.1 have been satisfied or waived and upon the execution and delivery hereof by Borrowers, Agent and Lenders and shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.
d.Effect of Termination. On the Termination Date, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit, and including all Bank Products Obligations to the extent provided in the related Bank Product Agreements) immediately shall become due and payable without notice or demand (including (a) either (i) Borrowers providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount reasonably determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder and Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full in cash and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full in cash and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.
e.Early Termination by Borrowers. Borrowers have the option, at any time upon 3 Business Days prior written notice by Administrative Borrower to Agent, to (a) permanently reduce the Commitment in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof and (b) terminate this Agreement by paying to Agent, in cash, the Obligations (including (x) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (y) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the

Obligations (including (a) either (i) Borrowers providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full on the date set forth as the date of termination of this Agreement in such notice.

22.	CREATION OF SECURITY INTEREST.
a.Grant of Security Interest. Each Loan Party hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Loan Party of each of their covenants and duties under the Loan Documents. Agent’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or any Loan Party. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions or any other disposition permitted under Section 7.4 or Section 7.5, each Loan Party and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral (it being understood, with respect to any such Permitted Disposition of Collateral, Agent’s Liens in and to such Collateral shall be released automatically upon consummation of such Permitted Disposition, and the proceeds and products of such Permitted Disposition shall be subject to Agent’s Liens).
b.Other Collateral. Each Loan Party agrees to take the following actions at any time but only if direct proceeds or products of the Specified Collateral constitutes any of the following:
i.In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable or Transferable Collateral in an original face amount in excess of $250,000, and if and to the extent that Agent determines that perfection or priority of Agent’s security interest is dependent on or enhanced by possession, such Loan Party immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable or Transferable Collateral to Agent accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time reasonably specify, unless such Negotiable or Transferable Collateral is promptly deposited into a Deposit Account.
ii.If any Loan Party shall acquire any certificated securities, such Loan Party shall forthwith endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time reasonably specify. If any securities now or hereafter acquired by any Loan Party are uncertificated and are issued to such Loan Party or its nominee directly by the issuer thereof, such Loan Party shall immediately notify Agent thereof and, at Agent’s reasonable request and option, either (a) use commercially reasonable efforts to cause the issuer to enter into a Control Agreement, or (b) pursuant to an agreement in form and substance reasonably satisfactory to Agent, arrange for Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Loan Party are held by such Loan Party or its nominee through a securities intermediary or commodity intermediary, such Loan Party shall promptly notify Agent thereof and, at Agent’s request and option, either (i) use commercially reasonable efforts to cause such securities intermediary or (as the case may be) commodity intermediary to enter into a Control Agreement, or (ii) pursuant to an agreement in form and substance reasonably satisfactory to Agent, in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Agent to become the entitlement holder with respect to such Investment Property, with such Loan Party being permitted, only with the consent of Agent during the continuance of a Cash Dominion Event , to exercise rights to withdraw or otherwise deal with such Investment Property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Agent is the securities intermediary.
iii.If any Loan Party acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify Agent thereof and, at the request and option of Agent, shall take such action as Agent may reasonably request to vest in Agent control, under §9-105 of the Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
c.Collection of Accounts, General Intangibles, and Negotiable or Transferable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Loan Party that such Loan Party’s Accounts, have been assigned to Agent or that Agent has a security interest therein, or (b) collect such Loan Party’s Accounts directly and charge the collection costs and expenses to the Loan Account. Subject to Section 2.6, each Loan Party agrees that it will hold in trust for the Lender Group, as the Lender Group’s trustee, any of its or its Subsidiaries’ Collections that it receives without commingling the same with other funds of such Loan Party and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by such Loan Party or its Subsidiaries, together with any necessary endorsements or assignments.
d.Authorization to File Financing Statements.
i.Each Loan Party hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral and (b) provide any other information required by part 5 of Article 9 of the Code or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party. Each Loan Party agrees to furnish any such information to Agent promptly upon request. Each Loan Party also ratifies its authorization for Agent to have filed in any Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
ii.Each Loan Party further agrees, upon the request of Agent and at Agent’s option, to take any and all other actions as Agent may determine in its Permitted Discretion to be necessary or useful for the attachment, perfection and first priority of, and the ability of Agent to enforce, Agent’s Lien in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Code, to the extent, if any, that Parent or such Borrower’s signature thereon is required therefor, (b) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, Agent’s security interest in such Collateral, (d) using commercially reasonable effort to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to Agent, including any consent of any licensor, lessor or other person obligated on Collateral, (e) using commercially reasonable effort to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to Agent, and (f) taking all actions under any earlier versions of the Code or under any other law, as determined by Agent in its Permitted Discretion to be applicable in any relevant Code or other jurisdiction, including any foreign jurisdiction.
e.Power of Attorney. Each Loan Party hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent’s officers, employees, or agents designated by Agent) as such Loan Party’s true and lawful attorney, with power to (a) if such Loan Party refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Loan Party on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Loan Party’s on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of such Loan Party’s or its Subsidiaries’ Accounts, (d) after the occurrence of and during the continuation of an Event of Default, endorse such Loan Party’s name, as applicable, on any of its payment items (including all of its Collections) that may come into the Lender Group’s possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Loan Party’s policies of insurance relating to the Collateral, as applicable, and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting such Loan Party’s or its Subsidiaries’ Accounts, chattel paper, or General Intangibles constituting Collateral directly with Account Debtors or other Persons obligated on any of the Collateral, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent reasonably determines to be necessary. The appointment of Agent as each Loan Party’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group’s obligations to extend credit hereunder are terminated.

f.Right to Inspect; Inventories, Appraisals and Audits. Agent (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter (which shall be at reasonable times following reasonable notice to Administrative Borrower, prior to the occurrence of and during the continuation of an Event of Default) to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral in order to verify the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:
i.At Borrowers’ expense, an inventory appraiser acceptable to Agent may conduct physical inventory counts (i.e., cycle counts) at the Borrowing Group’s store locations one (1) time per Fiscal Year, and at each distribution center at least one (1) time per Fiscal Quarter at such times as shall be determined by Agent with notice to Administrative Borrower. Administrative Borrower shall, within 45 days following the completion of each inventory conducted by it, provide Agent with an aggregate reconciliation of the results of such inventory and shall post such results to the Borrowing Group’s stock ledger and general ledger, as applicable. Agent, in its Permitted Discretion, if a Cash Dominion Event exists, may, and shall at the Required Lenders’ direction, cause one (1) additional inventory per Fiscal Year to be taken (at the expense of Borrowers).
ii.Upon the request of Agent from time to time, Borrowers will obtain and deliver to Agent, or, if Agent so elects, will cooperate with Agent in Agent’s obtaining, a report of an independent collateral auditor satisfactory to Agent (which may be affiliated with one of Lenders) with respect to the Books and Accounts and Inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Loan Parties) and Inventory (including verification as to the value, location and respective types); ~~provided that, except during a Cash Dominion Event~~provided, that, if no Event of Default exists or has occurred and is continuing and Availability is (i) greater than seventy-five percent (75%) of the Maximum Revolver Amount, Borrowers shall not be obligated to pay for any such reports, (ii) greater than thirty-five percent (35%) of the Maximum Revolver Amount but less than seventy-five percent (75%) of the Maximum Revolver Amount, Borrowers shall not be obligated to pay for more than one (1) such report in any twelve (12) month period ~~(unless Availability is~~, or (iii) less than thirty-five percent (35%) of the ~~Borrowing Base at any time, in which event~~Maximum Revolver Amount, Borrowers shall not be obligated to pay for more than two (2) such reports in any twelve (12) month period~~); provided, further~~; provided, that ~~prior to~~, after the occurrence and during the continuance of a Cash Dominion Event, Borrowers shall be obligated to pay for ~~any commercial finance exams~~all such reports and at all times Borrowers shall be required to pay for audits conducted in connection with Borrowers’ request to add Eligible Inventory, Eligible Accounts or Accounts, in each case with respect to Permitted Acquisitions, to the Borrowing Base.
iii.Agent may from time to time obtain inventory appraisals conducted by such appraisers as are satisfactory to Agent or conduct inventory appraisals. In addition, if Agent determines that there have been changes in markdowns, inventory mix and composition, accounting methods or any other factors affecting the value of the Collateral, Agent may in its Permitted Discretion have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Effective Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base. ~~Prior to the occurrence of a Cash Dominion Event~~If no Event of Default exists or has occurred and is continuing and Availability is (i) greater than seventy-five percent (75%) of the Maximum Revolver Amount, Borrowers shall not be obligated to pay for any appraisals pursuant to this Section 4.6(c), (ii) greater than thirty-five percent (35%) of the Maximum Revolver Amount but less than seventy-five percent (75%) of the Maximum Revolver Amount, Borrowers shall not be obligated to pay for more than one (1) appraisal pursuant to this Section 4.6(c) in any twelve (12) month period ~~(unless Availability is~~, or (iii) less than thirty-five percent (35%) of the ~~Borrowing Base at any time, in which event~~Maximum Revolver Amount, Borrowers shall not be obligated to pay for more than two (2) appraisals in any twelve (12) month period~~)~~; provided, that, ~~prior to~~after the occurrence and during the continuance of a Cash Dominion Event, Borrowers shall be obligated to pay for any inventory appraisals ~~(i)~~and at all times Borrowers shall be required to pay for inventory appraisals conducted in connection with (x) Borrowers’ request to add Inventory with respect to Permitted Acquisitions to the Borrowing Base, ~~and~~or (~~ii~~y) Inventory at a port of entry in a State of the United States~~, a province of Canada~~ or from a third party location to an Eligible Inventory Location.
g.Control Agreements. Following the occurrence and during the continuance of a Cash Dominion Event, the Borrowing Group agree that they will not, and will not permit their Subsidiaries to, transfer assets out of any of their Deposit Accounts or Securities Accounts, except in accordance with Section 2.6 and, to the extent applicable, the Control Agreements. Following the occurrence and during the continuance of a Cash Dominion Event, the Borrowing Group agrees that they will and will cause their Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9~~-~~‑105, 9-106, and 9-107 of the Code or under applicable Canadian law with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights that constitute Collateral. No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Accounts, Securities Accounts or other Investment Property shall be modified by any Loan Party without the prior written consent of Agent. Subject to Section 2.6, upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property (in each case to the extent subject to a Control Agreement) of the Loan Parties maintained or held thereby and remit the proceeds thereof to Agent’s Account.
h.Grant of Non-Exclusive License. For the purpose of enabling Agent to exercise Agent’s rights and remedies under Section 9.1 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as Agent shall be lawfully entitled to exercise Agent’s rights and remedies under Section 9.1, each member of the Borrowing Group hereby (i) grants to Agent, for the benefit of Agent and the other Lenders, a royalty free, non-exclusive, irrevocable license, such license being limited to Agent’s exercise of Agent’s rights and remedies under Section 9.1 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any trademark, trade name, logo, or the like in which any member of the Borrowing Group now or hereafter has rights, (b) to use, license or sublicense any intellectual property, computer software now owned, held or hereafter acquired by such member of the Borrowing Group, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all computer software programs such and to the extent used for the compilation or print out thereof, provided that Agent’s use of the property described in sub-clauses (a) and (b) above will comply with all applicable law and the terms of any license or other written agreement pursuant to which the applicable Loan Party has rights to hold or use such intellectual property that is the subject of such license to the extent not otherwise avoided by any applicable law, and (c) to use any and all General Intangibles (other than those referred to in clause (a) or (b) above) and any and all furniture, fixtures and equipment contained in any premises owned or occupied by any member of the Borrowing Group in connection with the storage or maintenance of the Collateral or the exercise of Agent’s rights and remedies under Section 9.1, and (ii) without limiting the provisions of Section 9.1(f), agrees to provide Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any member of the Borrowing Group.

23.	REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Effective Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
a.No Encumbrances. Each Loan Party has good and valid title to its Collateral (subject to exceptions that do not, in the aggregate, materially impair the Collateral of the Loan Parties taken as a whole), and in each case, free and clear of Liens except for Permitted Liens. All other information set forth on the Perfection Certificates pertaining to the Collateral is accurate and complete in all material respects, except for changes permitted hereunder.
b.Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the Borrowing Group’s business, owed to the Borrowing Group without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (other than contingent customer rights of return and charge back rights arising, in each case, in the ordinary course of business). As to each Account that is identified by Administrative Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

c.Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects.
d.Location of Inventory. Schedule 5.4 (as such Schedule may be updated by notice to Agent to include additional locations, provided that such additional locations are within the United States, Puerto Rico or a Permitted Overseas Inventory Jurisdiction ~~or, in the case of West Marine Canada, a province or territory of Canada~~ in which all steps necessary to perfect Agent’s Lien on such Collateral ~~(including the filing of PPSA financing statements naming West Marine Canada as debtor and Agent as secured party)~~ have been taken) sets forth all locations owned by a member of the Borrowing Group, leased by a member of the Borrowing Group and the subject of a Collateral Access Agreement or leased by a member of the Borrowing Group and constituting a retail store location, in each case, at which the Inventory of the Borrowing Group and their Subsidiaries is located or between which it is in transit (other than (x) locations at which Inventory the aggregate inventory ledger balance of such Inventory is less than $100,000 at all times is located and (y) Eligible Boat Show Locations). Other than with respect to Eligible In-Transit Inventory, all of the Eligible Inventory of the Loan Parties and their Subsidiaries is used or held for use in their business and is fit for such purposes.
e.Inventory Records. Each Loan Party keeps records which are correct and accurate in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
f.Jurisdiction of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number.
i.The jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 5.6 (as such Schedule may, subject to Section 7.6, be updated by notice to Agent pursuant to Section 6.8 and Section 6.13).
ii.The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 5.6 (as such Schedule may, subject to Section 7.6, be updated by notice to Agent pursuant to Section 6.8 and Section 6.13).
iii.Each Loan Parties’ and each of its Subsidiaries’ FEIN and organizational identification number, if any, are identified on Schedule 5.6 (as such Schedule may, subject to Section 7.6, be updated by notice to Agent pursuant to Section 6.8 and Section 6.13).
iv.The Loan Parties have previously delivered to Agent a Perfection Certificate. Each Loan Party represents and warrants to Lender Group that, as of the Effective Date: (i) each Loan Parties’ exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth such Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth such Loan Party’s place of business or, if more than one, its chief executive office, as well as such Loan Party’s mailing address, if different; (v) all other information set forth on the

Perfection Certificate pertaining to such Loan Party is accurate and complete in all material respects as of the Effective Date; and (vi) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Loan Party.
g.Due Organization and Qualification; Subsidiaries.
i.Each Loan Party is (a) duly organized and existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated and (c) qualified to do business in any state ~~or province~~ where the failure to be so qualified reasonably could be expected to cause a Material Adverse Change.
ii.Set forth on Schedule 5.7(b) (as such Schedule may be updated by notice to Agent) is a complete and accurate list of each Loan Party’s direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.
h.Due Authorization; No Conflict.
i.As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby are within the corporate (or the equivalent) authority of such Loan Party and have been duly authorized by all necessary corporate or other organization action on the part of such Loan Party.
ii.As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which it is a party does not and will not (i) violate any provision of federal, state, or local statute, law, rule or regulation applicable to such Loan Party (other than any such local statute, law, rule or regulation that is not violated in any material respect) or any order, judgment, decree, writ, injunction, license or permit of any court or other Governmental Authority binding on such Loan Party, (ii) violate any provision of the Governing Documents of such Loan Party or require any approval of such Loan Party’s interest holder, (iii) conflict with, result in a breach or termination of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Loan Party, unless such conflict, breach, termination or default could not reasonably be expected to cause a Material Adverse Change, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (v) require any approval of any Person under any material contractual obligation of such Loan Party, other than (x) consents or approvals that have been obtained and that are still in force and effect and (y) consents or approvals the failure to obtain which could not reasonably be expected to have a Material Adverse Change.

iii.Other than the filing of Uniform Commercial Code financing statements and the PPSA financing statements, the execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.
iv.As to each Loan Party, this Agreement and the other Loan Documents to which such Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance laws, fraudulent transfer laws or similar laws relating to or limiting creditors’ rights generally and general principles of equity.
v.Agent’s Liens are validly created, perfected and first priority Liens, subject only to Permitted Liens.
i.Litigation.
i.Other than those matters disclosed on Schedule 5.9, there are no actions, suits, or proceedings or investigations pending or, to the knowledge of Borrowers, threatened against any Loan Party, as applicable, except for (i) matters that are fully covered by insurance (subject to customary deductibles), and (ii) matters that could not reasonably be expected to result in a Material Adverse Change.
ii.There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrowers, threatened against any Loan Party, as applicable, that question the validity or enforceability of this Agreement or any other Loan Document or any action taken or to be taken by any Loan Party in connection therewith.
j.No Material Adverse Change. All financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Loan Parties since the date of the most recent financial statements submitted to the Lender Group on or before the Effective Date.
k.Solvency.
i.Except as set forth on Schedule 5.11, the Loan Parties taken as a whole are Solvent.

ii.No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
l.Employee Benefits. As of the Effective Date, no Loan Party or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
m.Environmental Condition. Except as set forth on Schedule 5.13 and except for other matters that could not reasonably be expected to result in a Material Adverse Change, (a) to the Loan Parties’ knowledge, none of the Loan Parties’ or their Subsidiaries’ properties or assets has ever been used by such Loan Party or its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation in any material respect of applicable Environmental Law, (b) to Loan Parties’ knowledge, no Loan Parties’ owned Real Property has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Loan Parties nor any of their Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by such Loan Party, and (d) none of the Loan Parties nor any of their Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or provincial governmental agency concerning any action or omission by such Loan Party or such Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Law.
n.Brokerage Fees. No Loan Party has utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by any Loan Party or its Subsidiaries in connection herewith.
o.Intellectual Property. Each Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of the business of the Loan Parties, taken as a whole, as currently conducted, except where the failure to do so, in the aggregate, would not result in a Material Adverse Change.
p.Leases. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, each Loan Party enjoys peaceful and undisturbed possession under all leases (including Capitalized Leases) material to their business and to which they are a party or under which they are operating and each of such leases is valid and subsisting and no material default by such Loan Party exists under such lease.
q.Deposit Accounts. Set forth on Schedule 5.17 (as such Schedule may be updated from time to time by Administrative Borrower by notice to Agent) are all of Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts containing any Collateral, including, with respect to each bank or securities intermediary (i) the name and location of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts containing any Collateral maintained with such Person.

r.Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of each Loan Party in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Loan Party in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect (other than industry-wide risks normally associated with the types of businesses conducted by such Loan Party) at such time in light of the circumstances under which such information was provided. On the Effective Date, the Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent the good faith estimate of the Loan Parties’ and their and their Subsidiaries’ future performance for the periods covered thereby, it being understood that such Projections as to future events are not to be viewed as facts and that actual results during the period or period covered by Projections may differ from the projected results and no assurance can be given that the projections will be realized.
s.Credit Card Receipts. Schedule 5.19 (as such Schedule may be updated from time to time by Administrative Borrower by notice to Agent) sets forth each of Loan Parties’ Credit Card Issuers, Credit Card Processors and all arrangements to which the Loan Parties are a party with respect to the payment to Loan Parties of the proceeds of all credit card charges for sales by Loan Parties.
t.Holding Company and Investment Company Acts. No Loan Party is a “holding company”, or a “subsidiary company” of a “holding company, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005; nor is it a “public utility” as such term is defined in the Federal Power Act, as amended; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
u.Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets of any Loan Party.
v.Certain Transactions. Except to the extent permitted pursuant to the terms of Section 7.12, none of the officers, directors, or employees of any Loan Party is presently a party to any transaction with any Loan Party (other than for services as employees, officers and directors, including, without limitation, such salary, bonus, employee stock option and other employee compensation arrangements in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Loan Parties, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner).

w.Regulations U and X. No portion of any Advance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
x.Labor Relations. As of the Effective Date, no Loan Party is a party to any collective bargaining or other contract with a labor union covering any of its employees. To the Loan Party’s knowledge, no Loan Party has committed an unfair labor practice which is likely to provide the basis for any work stoppage, strike or unfair labor practice claim by an employee of any Loan Party that could reasonably be expected to result in a Material Adverse Change. Each Loan Party has complied in all material respects with all applicable laws, decrees, orders, judgments, statutes, laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing including all applicable provisions of the federal Fair Labor Standards Act, as amended, except for any failure to comply that could not reasonably be expected to result in a Material Adverse Change. There is not presently pending and, to Borrowers’ knowledge, there is not threatened any of the following that could reasonably be expected to result in a Material Adverse Change:
i.Any strike, slowdown, picketing, or work stoppage against any Loan Party by any of its employees.
ii.Any proceeding against or affecting any Loan Party relating to the alleged violation of any applicable law, decree, order, judgment, statute, law, rule or regulation pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Parent or Borrowers, which, if determined adversely to Borrowers would cause a Material Adverse Change.
iii.Any lockout of any employees by any Loan Party (and no such action is contemplated by Borrowers).
iv.Any application for the certification of a collective bargaining agent as a representative of any of the employees of any Loan Party.
y.Indebtedness. Set forth on Schedule 5.25 is a true and complete list of all Indebtedness of each Loan Party not listed in the consolidated financial statements of Parent provided to Agent on or prior to the Effective Date or otherwise permitted under Section 7.1, outstanding immediately prior to the Effective Date that is to remain outstanding after the Effective Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness.
z.Payment of Taxes. Each Loan Party (i) has filed, or caused to be filed or included in, (a) all Federal tax returns, and (b) all material state, local and foreign tax returns which are required to be filed, and (ii) has paid, or made provision for the payment of, all taxes shown thereon to be due or pursuant to any assessment received by such Loan Party, except (A) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established and maintained and (B) immaterial taxes; in each case, so long as no material property of such Loan Party is at impending risk of being seized, levied upon or forfeited. The Loan Parties do not intend to treat the Advances, Letters of Credit and/or related transactions hereunder as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).
aa.Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Advances, the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will to the Loan Party’s knowledge violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of Loan Parties nor any of their Subsidiaries or other Affiliates (x) is or to the Loan Party’s knowledge will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) knowingly engages or will knowingly engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

24.	AFFIRMATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, do all of the following:
a.Accounting System. Maintain a system of accounting that enables Parent to produce financial statements in all material respects in accordance with GAAP and each Loan Party to maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. The Loan Parties also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory. Each Loan Party shall further (a) maintain in accordance with GAAP in all material respects adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of such Loan Party, contingencies and other reserves and (b) at all times engage independent certified public accountants of recognized national standing as the independent certified public accountants of the Loan Parties and will not permit more than ninety (90) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Loan Parties and the appointment in such capacity of a successor firm registered with the Public Company Accounting Oversight Board.

b.Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon.
c.Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:
i.as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Month during each of Parent’s Fiscal Years (except at such times as Availability is greater than thirty-five percent (35%) of the Maximum Revolver Amount, during which times as soon as available but in any event within forty-five (45) days after the end of each Fiscal Quarter during each of Parent’s Fiscal Years),
a)a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such period, together with, in comparison form, the figures for the corresponding month end and year to date periods of the previous Fiscal Year and the figures set forth in the Projections delivered on or before the Effective Date or pursuant to Section 6.3(c) hereof,
b)a certificate signed by the chief financial officer, chief accounting officer, vice president or treasurer of Parent to the effect that:
i)~~A)~~    the financial statements delivered hereunder have been prepared in all material respects in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries, and
ii)~~B)~~    there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Loan Parties have taken, are taking, or propose to take with respect thereto),
ii.as soon as available, but in any event within ninety (90) days after the end of each of Parent’s Fiscal Years, consolidated financial statements of Parent and its Subsidiaries for each such Fiscal Year, audited by independent certified public accountants of recognized national standing and certified, without being subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, any letter to management from such accountants),
iii.as soon as available, but in any event within sixty (60) days after the end of each of Parent’s Fiscal Years, copies of Parent’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming Fiscal Year, on a Fiscal Month by month basis, and the two subsequent Fiscal Years, certified by the chief financial officer, chief accounting officer, vice president or treasurer of Parent as being such officer’s good faith reasonable estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, it being understood that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ from the projected results and no assurance can be given that the Projections will be realized,
iv.if and when filed by any Loan Party,
a)Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8~~-~~‑K current reports,
b)any other filings made by any Loan Party with the SEC,
c)upon request by Agent, in its Permitted Discretion, copies of any Loan Party’s federal income tax returns, and any amendments thereto, filed with the IRS, and
d)any other information that is provided by Parent to its stockholders generally,
(provided that, for purposes of this clause (d), any information to be delivered hereunder shall be deemed to have been delivered when posted on such Loan Party’s website or otherwise made available on the website of the SEC).
v.as soon as a Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof together with a reasonably detailed description thereof and a statement of the curative action that such Loan Party proposes to take with respect thereto,
vi.promptly after the commencement thereof, but in any event within ten (10) Business Days after the service of process with respect thereto on any Loan Party, notice of all actions, suits, or proceedings brought by or against such Loan Party before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change, and
vii.upon the request of Agent in its Permitted Discretion, any other report reasonably requested relating to the financial condition of any Loan Party.
Parent agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so (and Agent shall notify Parent as to the timing of such consultation and permit Parent to be present thereat or to otherwise participate therein) and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Loan Parties or their Subsidiaries that Agent reasonably may request.
d.Returns. Account for returns of inventory and customer credits and record the effects thereof on the general ledger on the same basis and in accordance with the usual and customary practices of the applicable Loan Party, as they exist at the time of the execution and delivery of this Agreement, except as required by GAAP.
e.Maintenance of Properties.~~(a)~~ Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, except as could not reasonably be expected to result in a Material Adverse Change;
(a)~~(b)~~ Cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Loan Party may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except as could not reasonably be expected to result in a Material Adverse Change;
(b)~~(c)~~ In respect of the Loan Parties and their Subsidiaries, continue to engage in the businesses of selling boats and boating related products at the retail and wholesale level, and similar or related lines of business; and
(c)~~(d)~~ Comply at all times with all provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to comply could not reasonably be expected to result in a Material Adverse Change.
f.Taxes. Cause all material assessments and taxes, whether real, personal, or otherwise, due, payable or to be remitted by, or imposed, levied, or assessed against each Loan Party and its Subsidiaries, or any of their respective assets to be paid or remitted in full, before delinquency or before the expiration of any extension period, as well as all material claims for labor materials or supplies that if unpaid might by law become a Lien or charge upon its property (other than a Permitted Lien), except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Loan Party will and will cause its Subsidiaries to make timely payment, remittance or deposit of all federal, material state and other material tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, goods and services and sales taxes, and local, state, provincial, foreign and federal income taxes, and will, upon reasonable request, furnish Agent with proof reasonably satisfactory to Agent indicating that the applicable Loan Party or its respective Subsidiary has made such payments or deposits.
g.Insurance. At the Loan Parties’ expense, maintain insurance (including, without limitation, by means of self-insurance which shall not apply to actual and contingent obligations in an aggregate amount in excess of $5,000,000) respecting each Loan Party’s assets wherever located, covering loss or damage by fire, theft, explosion, and other hazards and risks and also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, all as ordinarily are insured against by other Persons engaged in the same or similar business. All such policies of insurance shall be in such amounts which are customary for Persons engaged in the same or similar business and with nationally recognized insurance companies. Loan Parties shall deliver copies of all such policies relating to the Collateral to Agent and copies of all other policies of insurance if reasonably requested by Agent. Loan Parties shall also deliver a lender’s loss payable endorsement and certificates of insurance naming Agent as lender loss payee as its interest may appear with respect to all policies of property or similar insurance relating to the Collateral. Loan Parties shall deliver a certificate of insurance naming Agent and the Lenders as additional insureds with respect to all policies of liability insurance. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Agent (or ten (10) days prior written notice in the event of cancellation due to non-payment of premium) in the event of cancellation of the policy for any reason whatsoever.
h.Location of Eligible Inventory. Keep Loan Parties’ and their Subsidiaries’ Eligible Inventory (other than Eligible In-Transit Inventory) only at Eligible Inventory Locations (or in transit to or between such Eligible Inventory Locations) and their chief executive offices only at the locations identified on Schedule 5.4 and Schedule 5.6, as applicable; provided, however, that Administrative Borrower may amend Schedule 5.4 and Schedule 5.6 so long as any new location is within the United States, Puerto Rico or a Permitted Overseas Inventory Jurisdiction ~~or, in the case of West Marine Canada, a province or territory of Canada~~ in which all steps necessary to perfect Agent’s Lien on such Collateral ~~(including the filing of PPSA financing statements naming West Marine Canada as debtor and Agent as secured party)~~ have been taken and in respect of any new warehouse, distribution center, chief executive office or location where such Loan Party’s books and records are maintained, Agent shall have received a Collateral Access Agreement.
i.Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, except to the extent the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
j.Leases. Pay when due all rents and other amounts payable under any leases to which each Loan Party or any of its Subsidiaries is a party or by which such Loan Party’s properties and assets are bound, unless such payments are the subject of a Permitted Protest or unless nonpayment of such rents and other amounts individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change.
k.Existence. At all times preserve and keep in full force and effect each Loan Party’s valid existence and good standing and any rights and franchises material to their businesses except as otherwise permitted pursuant to Section 7.4.
l.Environmental. Except for such Environmental Liens, failures to comply, releases, Environmental Actions, notices, citations or orders which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change (a) keep any property either owned or operated by any Loan Party or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply with all applicable Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any of its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order.
m.Disclosure Updates. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in any material respect (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties and their Subsidiaries) in light of the circumstances in which made; provided that Projections and Schedules furnished to the Lender Group shall be deemed to be updated as and when delivered pursuant to the terms hereof; provided further that, notwithstanding anything else in this Agreement to the contrary, except during the continuation of a Cash Dominion Event, the Loan Parties shall only be obligated to update the information contained in the Schedules on a quarterly basis. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.
n.Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, such Loan Party shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement, allonges to Notes, and other security documents, as well as appropriate UCC-1 financing statements~~, PPSA registrations~~ or such other financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the Collateral of such newly formed or acquired Subsidiary), and (b) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its Permitted Discretion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, unless, in respect of a new Foreign Subsidiary, the taking of the foregoing actions would give rise to a material adverse tax liability to any Loan Party. Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document.
o.Notice to Agent.
i.Administrative Borrower shall provide Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall state with reasonable particularity the facts and circumstances of the event for which such notice is being given:
a)Any change in the Authorized Persons of Administrative Borrower;
b)The completion of any physical count of all or a material portion of Borrowing Group’s Inventory (together with a copy of the results thereof certified by Administrative Borrower);
c)Any cessation by any Loan Party of their making payment to its creditors generally as such Loan Party’s debts become due;
d)Any failure by any Loan Party to pay rent on a timely basis at ten percent (10%) or more of any of the Loan Parties’ locations, and as and when such rent payment is due;
e)Any Material Adverse Change;
f)The occurrence of any Default or Event of Default;
g)Any discharge by Parent of its independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;
h)If any Loan Party receives notice of any material default or any action is taken in respect of a material claimed default (whether or not constituting a default) under the Credit Card Agreements;
i)Any judgment not covered by insurance final or otherwise against any Loan Party or any of its Subsidiaries in an amount in excess of $10,000,000;
j)Any set-off, claims, withholdings or other defenses to which any of the Collateral, or Agent’s rights with respect to the Collateral, are subject in an amount in excess of $25,000,000 in respect of any such event; or
k)The obtaining of an organization identification number by any Loan Party which did not have one on the Effective Date, together with such number.
ii.Administrative Borrower shall provide Agent, when so distributed, with copies of any materials distributed to the shareholders of Parent (provided that, for purposes of this clause (b), any materials to be delivered hereunder shall be deemed to have been delivered when posted on Parent’s website or otherwise made available on the website of the SEC).

p.Further Assurances. Cooperate with Agent and execute such further instruments and documents as Agent shall reasonably request to carry out to its reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

25.	NEGATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall not, and shall cause each of the Subsidiaries of the Loan Parties not to, do any of the following:
a.Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:
i.Indebtedness evidenced by this Agreement and the other Loan Documents;
ii.existing Indebtedness set forth on Schedule 5.25;
iii.Permitted Purchase Money Indebtedness;
iv.refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of the Indebtedness so refinanced, renewed, or extended (other than with respect to unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses incurred in connection therewith) or add one or more Loan Parties as liable with respect thereto if such additional Loan Party were not liable with respect to the original Indebtedness, (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Loan Party, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;
v.endorsement of instruments or other payment items for deposit;
vi.Indebtedness composing Permitted Investments;
vii.Indebtedness of a Loan Party to another Loan Party;

viii.Indebtedness of a Borrower or a Subsidiary of a Borrower in respect of hedge agreements entered into by such Person with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Person that is accruing interest at a variable rate, provided that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made has long-term obligations rated A or Aa3 or better, respectively, by S&P and Moody’s;
ix.Indebtedness of a Person that becomes a Loan Party and was incurred by such Person prior to becoming a Loan Party so long as such Indebtedness was not incurred in contemplation of such Person becoming a Loan Party;
x.Indebtedness secured by Permitted Liens of the types described in clauses (c), (g), (i), (o), (p) and (q) of the definition of “Permitted Liens” to the extent that such Permitted Liens are secured by property or assets not constituting Collateral; provided that, in the case of clause (p), the amount of Indebtedness secured by such property or assets does not exceed 90% of the fair market value of such property or assets,
xi.Subordinated Obligations in such principal amounts as may be approved by Agent in its Permitted Discretion;
xii.Guarantees of Indebtedness that is permitted pursuant to this Agreement;
xiii.Indebtedness incurred in connection with any non-qualified deferred compensation plan for the benefit of current or former employees or directors of any Loan Party or any Subsidiary of any Loan Party; and
xiv.other unsecured Indebtedness of any Loan Party, in an aggregate amount not to exceed at any time $50,000,000.
b.Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to the Collateral, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).
c.Restrictions on Negative Pledges and Upstream Limitation.
i.Enter into or permit to exist any arrangement or agreement (other than this Agreement and the other Loan Documents) which directly or indirectly prohibits any Loan Party from creating, assuming or incurring any Lien upon the Collateral whether now owned or hereafter acquired; or
ii.Enter into any agreement, contract or arrangement (other than this Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Borrowers to pay or make dividends or distributions in cash or kind to Borrowers, to make loans, advances or other payments of whatsoever nature to the Loan Parties, or to make transfers or distributions of all or any part of its assets to the Loan Parties;
(c)in each case other than (i) customary anti-assignment provisions contained in contracts, (ii) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale, (iii) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the transfer of property subject to such Permitted Lien and does not affect the Lien of Agent securing the Obligations and (iv) any restriction that does not apply, directly or indirectly, to the Liens securing the Obligations.
d.Restrictions on Fundamental Changes. (a) Enter into any merger, amalgamation or consolidation, (b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, except:
a)any Borrower may be merged or amalgamated with or into another Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower; provided that (i) at the time of any such event, no Event of Default shall exist or shall result from such event and (ii) in the case of such an event, a Borrower shall be the continuing or surviving Person;
b)A) any Domestic Subsidiary of a Borrower may be merged or amalgamated with or into another Domestic Subsidiary of a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Domestic Subsidiary of a Borrower, provided that at the time of any such event no Event of Default shall exist or shall result from such event, and (B) any Domestic Subsidiary of a Borrower may be merged with and into a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower; provided that at the time of any such event, no Event of Default shall exist or shall result from such event;
c)A) any Foreign Subsidiary of a Borrower may be merged or amalgamated with or into another Foreign Subsidiary of a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Foreign Subsidiary of a Borrower, provided that at the time of any such event no Event of Default shall exist or shall result from such event, and (B) any Foreign Subsidiary of a Borrower may be merged with and into a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower; provided that at the time of any such event, no Event of Default shall exist or shall result from such event;
d)in connection with (1) sales or closures of stores or distribution centers in the normal course of business and (2) dispositions of Inventory and other assets located at such locations (or used in connection with the operation thereof) and related non-depreciated leasehold interests related thereto, in each case on reasonable terms consistent with such Person’s usual practice in connection with such sales or closures;
e)Permitted Dispositions and other dispositions permitted under Section 7.5; and
f)non-cash accounting adjustments that might constitute a disposition.
e.Disposal of Assets; Sale and Leaseback. Other than Permitted Dispositions, and dispositions permitted by Section 7.4, convey, sell, assign, transfer, or otherwise dispose of any of the assets of any Loan Party. The Loan Parties will not, and will not permit any Subsidiary of any Loan Party to, enter into any arrangement, directly or indirectly, whereby such Person shall sell or transfer any Collateral owned by it in order then or thereafter to lease such Collateral or lease other property that such Person intends to use for substantially the same purpose as the property being sold or transferred.
f.Change Name. Change any Loan Party’s name, FEIN, organizational identification number, type of organization, jurisdiction of organization or other legal structure or relocate such Loan Party’s chief executive office to a new location, in each case, without giving at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, Parent, such Loan Party provides any financing statements or like registration documents necessary to perfect and continue perfected Agent’s Liens.
g.Prepayments and Amendments on Subordinated Obligations. Prepay, redeem, defease, purchase or otherwise acquire any Subordinated Obligations; or directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing, evidencing or relating to any Subordinated Obligations permitted under Section 7.1 in a manner adverse to the Lender Group.
h.Consignments. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except rights of purchasers to return Inventory pursuant to a Loan Party’s or any of its Subsidiaries’ return policy; provided that any Loan Party may sell or otherwise dispose of Inventory on any of the foregoing consignment or other arrangements so long as the aggregate amount of such consigned Inventory does not exceed $10,000,000 in the aggregate; provided, further, that if any Loan Party is the consignor in any such arrangement of any consigned Inventory located in the United States or a state or political subdivision thereof in an amount that exceeds $250,000, individually or in the aggregate, then such Loan Party shall cause (i) all UCC filings against the consignee of such United

States consigned Inventory to be filed, (ii) all notices to known holders of conflicting security interests (after reasonable investigation therefor and conduct searching for the same) in the inventory of such consignee to be given, in each case, as necessary under the UCC to perfect and otherwise make public such Person’s interest in such United States consigned Inventory and (iii) any relevant UCC filings to be assigned to Agent.
i.Distributions.
Other than (a) distributions or declaration and payment of dividends by a Loan Party to another Loan Party and (b) payments of dividends by Parent in the ordinary course of business consistent with past practices (including payment on May 25, 2017 of the dividend that was declared on March 24, 2017), to the shareholders of its common stock, of amounts legally available therefor; provided, that, (i) as of the payment of any such dividends and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such dividends paid or payable in any twelve (12) consecutive calendar-month period shall not exceed $15,000,000, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock or options or rights with respect to common Stock) on, or purchase, acquire, redeem, or retire any of Parent’s Stock, of any class, whether now or hereafter outstanding; provided, however, that Parent may purchase, acquire, redeem or retire any of Parent’s Stock or may pay cash dividends on Parent’s Stock so long as (i) at the time of such purchase, acquisition redemption, retirement, payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect thereto, Availability shall be at least equal to $~~30~~25,000,000 and Administrative Borrower shall have delivered to Agent a Borrowing Base Certificate and Projections evidencing the maintenance of Availability of at least $~~30~~25,000,000 for the period of six (6) months immediately subsequent to such purchase, acquisition, redemption or retirement of any Parent’s or payment of cash dividends on any of Parent’s Stock.
j.Accounting Methods. Modify or change their Fiscal Year or their method of accounting (except upon prior notice to Agent and other than as may be required to conform to GAAP or as otherwise permitted by GAAP).
k.Investments, Acquisitions. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that such Investments will be considered Investments permitted by this Section 7.11 only if all actions have been taken to the satisfaction of Agent to provide to Agent, for the benefit of Lenders and Agent, a first priority perfected security interest in all of such Investments (to the extent such Investments constitute Collateral) free of all Liens other than Permitted Liens.
l.Transactions with Affiliates. Engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of Loan Parties, any corporation, unlimited company, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person (taken as a whole) than would have been obtainable on an arm’s-length basis except (a) reasonable and customary fees and other consideration paid to members of the board of directors of Parent, (b) compensation and benefit arrangements for officers and other employees of Loan Parties and their Subsidiaries entered into in the ordinary course of business and (c) transactions among Loan Parties and their wholly-owned Subsidiaries in the ordinary course of business consistent with past practices. Each Affiliate of Loan Parties is listed on Schedule 7.12 (as such Schedule may be updated from time to time by Administrative Borrower by notice to Agent).
m.Suspension. Suspend or go out of a substantial portion of their business.
n.Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) consistent with the terms and conditions hereof, for general working capital purposes and general corporate purposes, including making dividends and distributions to the extent permitted by this Agreement.
o.Store Closings. Close any location at which the Loan Parties maintain, offer for sale or store any of the Collateral unless such closing, in any Fiscal Year, results in no more than a 10% store reduction from the aggregate number of stores open as of the first day of such Fiscal Year.
p.Securities Accounts. Establish or maintain any Securities Account the assets of which constitute Collateral unless Agent shall have received a Control Agreement in respect of such Securities Account subject to the provisions of Section 2.6. If a Cash Dominion Event has occurred and is continuing, no Loan Party shall transfer assets constituting Collateral out of any Securities Account.
q.Employee Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Change,
i.Engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the IRC; or
ii.permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived; or
iii.fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Loan Party pursuant to §302(f) or §4068 of ERISA; or
iv.amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to §307 of ERISA or §401(a)(29) of the IRC; or

v.permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $10,000,000~~, or(f)    fail to comply with any material Canadian federal, provincial or local statute, law, rule, regulation, ordinance, code in respect of Benefit Plans~~.
r.Deposit Accounts, Credit Card Agreements, etc. Except as provided in Section 2.6(c) and (d) hereof, (a) establish any Deposit Accounts, credit card clearinghouse or processors, other than those Deposit Accounts, Credit Card Agreements and other accounts, all listed on Schedule 7.18 (as updated pursuant to Section 2.6(d) and Section 6.13), (b) directly or indirectly fail to comply in any material respect with any Control Agreement or other bank agency or lock box agreement in favor of Agent for the benefit of the Lender Group with respect to such account, (c) deposit into any of the payroll accounts listed on Schedule 7.18 any significant amounts in excess of amounts necessary to pay current payroll obligations from such accounts or (d) change any direction or designation relating to any Credit Card Processor.
s.Minimum Adjusted Availability. Borrowers shall at all times maintain Adjusted Availability at least equal to the Minimum Adjusted Availability Requirement.

26.	EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
8.1. ~~8.1.~~        Any Loan Party fails to pay any principal on any of the Advances or any reimbursement obligation in respect of any Letter of Credit, or any portion thereof, on the date when due; or any Loan Party fails to pay any interest owing under the Loan Documents or any fees, or any portion thereof, within five (5) Business Days after the date when due; or fails to pay any other amount payable to the Lenders or Agent under any Loan Document, or any portion thereof, within five (5) Business Days after written demand therefor;
8.2.~~(a)~~        (a)    Any Loan Party shall fail to comply with any of its covenants contained in Section 6.2, 6.3, 6.7, 6.8, 6.15 or 7 (provided that, in the case of any such failure to comply with the covenants contained in any of Sections 6.2 (other than any failure to deliver a Borrowing Base Certificate), 6.3 (other than Section 6.3(e)) or 6.15 (other than Section 6.15(a)(6)), such failure shall continue for five Business Days after Administrative Borrower first obtains knowledge of such failure); (b) any Loan Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8) for thirty (30) days after (i) such Loan Party has actual knowledge of such failure to perform or (ii) written notice of such failure has been given to Administrative Borrower by Agent; and (c) any representation or warranty of any Loan Party in this Agreement or any of the other Loan Documents or any Record or in any other document or instrument delivered pursuant to or in connection with this Agreement or in completing any request for a Borrowing via the Portal shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated.

8.3.~~(b)~~        If any material portion of any Loan Party’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and such writ, distress warrant or levy is not discharged within sixty (60) days ~~(or, in the case of West Marine Canada, 30 days)~~ of the date on which such writ, distress warrant or levy is filed;
8.4.~~(c)~~        If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of any Loan Party;
8.5.~~(d)~~        If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of any Loan Party, and any of the following events occur: (a) such Person consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) a trustee, custodian, liquidator, monitor, receiver, interim receiver or receiver manager is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party, or (e) an order for relief shall have been entered therein;
8.6.~~(e)~~        If any Loan Party or any Subsidiary of any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;
8.7.~~(f)~~        If any Loan Party suffers the entry against it of a final judgment for the payment of money in excess of $10,000,000 (not covered by insurance), and such judgment is unstayed and undischarged for a period of thirty (30) consecutive days after the date of entry thereof;
8.8.~~(g)~~        If there is a default in any material agreement to which any Loan Party or any Subsidiary of any Loan Party is a party relative to such Person’s Indebtedness involving an aggregate amount of $20,000,000, or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such Person’s obligations thereunder, or to terminate such agreement;
8.9.~~(h)~~        If any Loan Party or any Subsidiary of any Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;
8.10.~~(i)~~        If any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or Agent’s Liens in the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Loan Documents, in each case otherwise than in accordance with the terms thereof or this Agreement or with the express prior written agreement, consent or approval of Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party that is a party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;
8.11.~~(j)~~        Any Loan Party or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $10,000,000, or any Loan Party or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $10,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of §302(f)(1) of ERISA), provided that Agent determines in its Permitted Discretion that such event (A) could be expected to result in liability of such Loan Party or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;
8.12.~~(k)~~        Any Loan Party or any Subsidiary of any Loan Party shall be convicted for a state, federal or foreign crime, a punishment for which in any such case could include the forfeiture of any assets of such Person included in the Borrowing Base or any assets of such Person not included in the Borrowing Base but having a fair market value in excess of $10,000,000; or
8.13.~~(l)~~        A Change of Control shall occur.

27.	THE LENDER GROUP’S RIGHTS AND REMEDIES.
a.Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Agent may, and upon instruction of the Required Lenders (at their election but without notice of their election and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties) Agent shall exercise any of the rights and remedies of a secured party under the Code or Canadian law and any other rights and remedies provided for in this Agreement or any other Loan Document or otherwise available to it at law or in equity on behalf of the Lender Group and Agent may or, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group, such rights and remedies to include the following, all of which are authorized by the Loan Parties:
i.Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, provided that, in the event of any Event of Default under Sections 8.4 or 8.5, all such amounts shall become immediately due and payable automatically and without any requirement of notice from Agent or any Lender;
ii.Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group, provided that, in the event of any Event of Default under Sections 8.4 or 8.5, any unused portion of the credit hereunder shall forthwith terminate and each Lender shall be relieved of all further obligations to make Advances to Borrowers and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Letters of Credit;
iii.Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of Agent’s Liens in the Collateral and without affecting the Obligations, provided that, in the event of any Event of Default under Sections 8.4 or 8.5, any unused portion of the credit hereunder shall forthwith terminate and each Lender shall be relieved of all further obligations to make Advances to Borrowers and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Letters of Credit;
iv.Notify Account Debtors and other Persons obligated on the Collateral to make payment or otherwise render performance to or for Agent, and, to the extent permitted under the Code or Canadian law, as applicable, enforce the obligations of Account Debtors and other Persons obligated on the Collateral and exercise the rights of the Loan Parties with respect to such obligations and any property that may secure such obligations;
v.Take any proceeds of the Collateral;
vi.Settle or adjust disputes and claims directly with Loan Parties’ Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;
vii.Cause the Loan Parties to hold all of their returned Inventory in trust for the Lender Group and segregate all returned Inventory from all other assets of the Loan Parties or in Loan Parties’ possession and conspicuously label said returned Inventory as the property of the Lender Group;
viii.Without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. In addition to the rights granted pursuant to Section 4.8. Each Loan Party agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Loan Party authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, to utilize its assets in accordance with Section 4.8 and to pay, purchase, contest, or compromise any Lien that in

Agent’s determination appears to conflict with Agent’s Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers’ Loan Account therefor. With respect to any Loan Party’s owned or leased premises, each Loan Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group’s rights or remedies provided herein, at law, in equity, or otherwise;
ix.Without notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code ~~or the PPSA~~), set off and apply to the Obligations any and all (i) balances and deposits of any Loan Party held by the Lender Group (including any amounts received in the Deposit Accounts or Securities Accounts subject to Control Agreements), or (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Lender Group, provided that Agent will endeavor to notify Administrative Borrower of any such set-off after the occurrence thereof but the failure to so notify Administrative Borrower shall not give rise to any liability to Agent nor in any manner whatsoever affect the rights of Agent under this Agreement or under any Loan Document;
x.Hold, as cash collateral, any and all balances and deposits of any Loan Party held by the Lender Group, and any amounts received in the Deposit Accounts or Securities Account subject to Control Agreements, to secure the full and final repayment of all of the Obligations;
xi.Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral and, as set forth in Section 4.8, use any intellectual property;
xii.Sell or cause to be sold, the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Loan Parties’ premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;
xiii.Agent shall give notice of the disposition of the Collateral as follows:
a)Agent shall give Administrative Borrower (for the benefit of the applicable Loan Party) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and
b)The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

c)The Loan Parties hereby acknowledge that 10 days prior written notice of such sale or sales shall be reasonable notice; in addition the Loan Parties waive any and all rights that they have to a judicial hearing in advance of the enforcement of any of Agent’s rights and remedies hereunder, including its right if a Default exists to take immediate possession of Collateral and to exercise its rights and remedies with respect thereto;
xiv.Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;
xv.Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;
xvi.Agent shall have the rights and remedies of a secured party under the Code and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located;
xvii.The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents and whether or not Lenders shall have accelerated the maturity of the Obligations pursuant to this Section 9.1, each Lender, if owed any amount with respect to the Obligations, may, with the consent of Required Lenders or Agent but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law, or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, included as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender; and
xviii.Any deficiency that exists after disposition of the Collateral as provided above, will be paid immediately by the Loan Parties. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Loan Party).
b.Securities and Deposits. Agent may, at any time during the continuation of a Cash Dominion Event, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, during the continuation of a Cash Dominion Event, Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.
c.Standards for Exercising Rights and Remedies. Each Loan Party hereby acknowledges and agrees that in connection with the exercise of its rights and remedies hereunder Agent may (but shall not have any obligation to): (a) incur expenses to prepare Collateral for disposition or otherwise complete raw material or work in process into finished goods or other finished products for disposition; (b) remove Liens on or any adverse claims against Collateral; (c) exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (d) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (e) contact other persons, whether or not in the same business as the Loan Parties, for expressions of interest in acquiring all or any portion of the Collateral; (f) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (g) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (h) dispose of assets in wholesale rather than retail markets; (i) disclaim disposition warranties; (j) purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; (k) to the extent deemed appropriate by Agent, obtain the services of brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral; or (l) conduct going out of business sales and otherwise liquidate the inventory. The Loan Parties acknowledge that the purpose of this Section 9.3 is to provide non-exhaustive indications of what actions or omissions by Agent would fulfill Agent’s duties under the Code or any other relevant jurisdiction in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 9.3. Without limitation upon the foregoing, nothing contained in this Section 9.3 shall be construed to grant any rights to the Loan Parties or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.3.
d.Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative and may be exercised simultaneously. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

28.	TAXES AND EXPENSES.
If any Loan Party fails to pay (prior to delinquency or within the applicable grace period) any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons (other than any monies that are the subject of a Permitted Protest), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party (but with subsequent notice to Administrative Borrower), may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers’ Loan Account as Agent reasonably deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

29.	WAIVERS; INDEMNIFICATION.
a.Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.
b.The Lender Group’s Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under this Agreement~~,~~ or the Code ~~or the PPSA~~, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties. Each Loan Party shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Loan Parties thereunder. Neither Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason or arising out of this Agreement or the receipt by Agent or any Lender of any payment relating to any of the Collateral, not shall Agent or any Lender be obligated in any manner to perform any of the obligations of the Loan Parties under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Agent or to which Agent or any Lender may be entitled to at any time or times. Agent’s sole duty with respect to the custody, safe-keeping and physical preservation of the Collateral in its possession, under §9-207 of the Code, or otherwise, shall be to deal with such Collateral in the same manner as Agent deals with similar property for its own account.
c.Indemnification. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents, (b) any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any of the Advances or Letters of Credit, (c) the reversal or withdrawal of any provisional credits granted by Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with any Loan Party or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, and (d) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, the Loan Parties shall have no obligation to any Indemnified Person under this Section 11.3 with respect to (i) any Indemnified Liability specifically addressed in clauses (i) through (x) of Section 2.11(f), other than to the extent required by Section 2.11(f) and (ii) any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. If, and to the extent that the obligations of the Loan Parties under this Section 11.3 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Loan Parties with respect thereto.

THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PERSON.
No Indemnified Person shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

30.	NOTICES.
Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be personally delivered, sent by telefacsimile, electronic mail, overnight courier service or first class (or air) mail and shall be deemed to have been given: (i) if delivered in person, when delivered, (ii) if delivered by telecopy or electronic mail, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (eastern time) or, if not, on the next succeeding Business Day, provided that, in the case of electronic mail, a copy of such notice is promptly sent by any other approved means of transmission of notices set forth herein, (iii) if delivered by overnight courier, on the first Business Day after delivery to such courier properly addressed, or (iv) if delivered by first class (or air) mail, four Business Days after deposit in the mail, with postage prepaid and properly addressed:
If to Administrative

Borrower for any Loan Party:	WEST MARINE PRODUCTS, INC.
500 Westridge Drive
Watsonville, California 95076
Attn: ~~Thomas Moran, Senior Vice President and~~ Jeffrey Lasher
Chief Financial Officer
and: Pam Fields, General Counsel
Fax No. : (831) 768-5489
Telephone No: (831) 761-4489

with copies to:	~~DOW LOHNES PLLC~~COOLEY LLP
~~1200 New Hampshire~~ 1299 Pennsylvania Ave., N.W.
Suite 700
Washington, DC 200~~36~~04
Attn: ~~Timothy J. Kelley~~ Jonathan P. Bagg
Fax No: (202) 776-2222
Telephone No.: (202) 776-2000

If to Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attn: Joseph Burt
Fax No.: (866) 617-3988
Telephone No.: (617) 854-7279

with copies to:	RIEMER & BRAUNSTEIN LLP
Three Center Plaza
Boston, Massachusetts, MA 02108
Attn: Jason S. DelMonico, ~~Esquire~~Esq.
Fax No. (617) ~~5~~692~~3-9000~~
-3496
Telephone No.: (617) 880-3496
Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

31.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
i.THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE-OF-LAW PRINCIPLES AND THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
ii.THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH LOAN PARTIES’ COLLATERAL OR OTHER PROPERTY MAY BE FOUND. LOAN PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON

CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).
iii.LOAN PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. LOAN PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
iv.Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation arising under this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that such other party has been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

32.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
a.Assignments and Participations.
i.Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $10,000,000, provided that, so long as no Event of Default has occurred and is continuing, any such assignment shall require the consent of Administrative Borrower (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.
ii.From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 16 and Section 18.9 of this Agreement.
iii.By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
iv.Immediately upon Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
v.Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a “Participant”) participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set‑off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves.
vi.In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to Section 18.9, disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers’ business.
vii.Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 USC §341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of Borrowers or Agent hereunder.
viii.If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to Agent pursuant to Section 9, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Obligations. If any Lender sells a participating interest in any of the Obligations to a Participant, and such Participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to Agent pursuant to Section 10 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Obligations to the extent of such participation.
b.Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

33.	AMENDMENTS; WAIVERS.

a.Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) (and in respect of Section 17, the Guarantors) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:
i.increase or extend any Commitment of any Lender,
ii.postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
iii.reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,
iv.change the percentage of the Commitments that is required to take any action hereunder,
v.amend or modify this Section or any other provision of this Agreement providing for consent or other action by all Lenders,
vi.release Collateral other than as permitted by Section 16.15,
vii.change the definition of “Required Lenders” or “Pro Rata Share”,
viii.contractually subordinate any of Agent’s Liens,
ix.release any Borrower or any other Loan Party from any obligation for the payment of money owed to any Lender under this Agreement except pursuant to a transaction expressly permitted under Section 7.4;
x.change the definition of “Borrowing Base” or the definitions of “Eligible Accounts”, “Eligible Credit Card Receivables”, “Eligible In-Transit Inventory”, “Eligible Inventory”, “Maximum Revolver Amount” or any component definition contained in the foregoing terms; or
xi.amend any of the provisions of this Section 15.1.
and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.
b.Replacement of Holdout Lender. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization or agreement and the Required Lenders shall have consented thereto, then Administrative Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders that have agreed to become a Lender hereunder or in the case of an existing Lender shall have agreed to increase such Lender’s Commitment (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder, provided that (i) such Holdout Lender shall have received payment in an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents and (ii) such Replacement Lender is an Eligible Transferee. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the applicable outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lender shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances.
c.No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

34.	AGENT; THE LENDER GROUP.
a.Appointment and Authorization of Agent. Each Lender hereby designates and appoints ~~WFRF~~Wells Fargo as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that ~~WFRF~~Wells Fargo is merely the representative of Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
b.Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that Agent selects as long as such selection was made without gross negligence or willful misconduct.
c.Liability of Agent. None of the Agent‑Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by

Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent‑Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Loan Party or the books or records or properties of any of any Loan Party’s Subsidiaries or Affiliates.
d.Reliance by Agent.
i.Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
ii.For purposes of determining compliance with the conditions set forth in Section 3.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of Agent active upon Borrowers’ account shall have received notice from such Lender not less than 2 days prior to the Effective Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to Agent to such effect on or prior to the Effective Date.
e.Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
f.Credit Decision. Each Lender acknowledges that none of the Agent‑Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Loan Parties or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent‑Related Persons.
g.Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of the Borrowing Group received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of the Borrowing Group received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent‑Related Persons (to the extent not reimbursed by or on behalf of the Borrowing Group and without limiting the obligation of the Borrowing Group to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent‑Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out‑of‑pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
h.Successor Agent. Agent may resign as Agent upon 45 days’ notice to the Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders, with, so long as no Event of Default then exists, the consent of Administrative Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
i.Agent in Individual Capacity. ~~WFRF~~Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though ~~WFRF~~Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, ~~WFRF~~Wells Fargo or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include ~~WFRF~~Wells Fargo in its individual capacity.
j.Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.
k.Payments to, and Distributions by, Agent.
i.A payment by any Loan Party to Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. Agent agrees promptly to distribute to each Lender such Lender’s Pro Rata Share of payments received by Agent for the account of Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.
ii.If in the reasonable opinion of Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
l.Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent shall, if (a) so requested by the Required Lenders, and (b) Lenders have provided to Agent such additional indemnities and assurances against expenses and liabilities as Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Loan Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct Agent in writing as to the method and the extent of any such sale or other disposition, Lenders hereby agreeing to indemnify and hold Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT.
Agent shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.
m.Agent May File Proofs of Claim.
i.In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to any Loan Party, Agent (irrespective of whether the principal of any Advance, or Obligations with respect to the Letters of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:
a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, or Obligations in respect of the Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Group (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Group and their respective agents and counsel and all other amounts due the Lender Group under Sections 2.10, 2.11 and 11.3) allowed in such proceeding or under any such assignment; and
b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
ii.Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, nevertheless to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.10, 2.11 and 11.3.
(1)~~(c)~~ Nothing contained herein shall authorize Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.
n.Withholding Taxes.
i.Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Note or other Loan Document shall deliver to Agent and Administrative Borrower, at the time or times prescribed by applicable law or reasonably requested by Agent or Administrative Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Agent or Administrative Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Agent or Administrative Borrower as will enable Agent or Administrative Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
ii.Without limiting the generality of Section 16.14(a), on or prior to the date on which such a Lender becomes a Lender hereunder and from time to time as reasonably requested in writing by Agent or Administrative Borrower (but only if such Foreign Lender is legally entitled to do so), each Lender that is a United States person that is not a “domestic” corporation (as defined in Section 7701 of the IRC) shall provide each of Agent and Administrative Borrower with one properly completed and duly executed original IRS Form W‑9 (or any successor or other form thereto).
iii.Without limiting the generality of Section 16.14(a), on or prior to the date on which such Foreign Lender becomes a Lender hereunder and from time to time as reasonably requested in writing by Agent or Administrative Borrower (but only if such Foreign Lender is legally entitled to do so), each Lender that is organized under the laws of a jurisdiction outside the United States shall provide each of Agent and Administrative Borrower with:
a)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC and (y) a properly completed and duly executed original of IRS Form W-8BEN (or any successor thereto); or
b)in the case of a Foreign Lender claiming the benefits of an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and duly executed original IRS Form W‑8BEN (or any successor thereto);

c)in the case of a Foreign Lender claiming interest paid under this Agreement or under any Note or other Loan Document is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed originals of IRS Form W‑8ECI (or any successor thereto); and
d)such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Such Lender shall deliver such new forms and documents prescribed by the IRS upon the expiration or obsolescence of any previously delivered forms or other documents referred to in this Section, or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender.
iv.If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells or assigns pursuant to Section 14.1(a) all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s IRS Form W-8BEN as no longer valid.
v.If any Lender is entitled to a reduction in the applicable withholding tax, Agent or Administrative Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsections (a), (b) or (c) of this Section are not delivered to Agent and Administrative Borrower, then Agent or Administrative Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
vi.If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or a Loan Party did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Administrative Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify and hold Agent and such Loan Party harmless for all amounts paid, directly or indirectly, by Agent or such Loan Party as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or such Loan Party under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

vii.Each Lender agrees that, in the event that a Loan Party is required to indemnify or pay additional amounts to or for the account of any Lender pursuant to this Section 16.14 or Section 17.6, each Lender shall, upon prior written notice by Administrative Borrower to Agent and such Lender requesting the same, use reasonable efforts to designate a new lending office for funding or booking its Obligations under this Agreement or under any Note or other Loan Document or to assign its rights and obligations hereunder or thereunder to another of its offices, branches or affiliates if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 16.14 or Section 17.6 in the future, and (ii) would not subject such Lender to any unreimbursed costs or expenses, and (iii) would not, in such Lender’s reasonable judgment, otherwise be materially disadvantageous to such Lender.
viii.Any Lender that becomes aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) that such Lender can reasonably determine is allocable to or resulting from any increase in the amounts paid by a Loan Party or any indemnification by a Loan Party under this Section 16.14 or Section 17.6 shall promptly notify such Loan Party of the availability of such refund and shall, within thirty days after the receipt of a request from such Loan Party, take reasonable steps to apply for such refund with Loan Party being responsible for any incremental costs associated with such refund request. If any Lender receives any such refund (as described in the preceding sentence), so long as no Default or Event of Default has occurred and is continuing, such Lender shall promptly pay the amount of such refund (together with any interest received thereon) to such Loan Party; provided, however, that such Loan Party, upon the request of the applicable Lender, shall promptly repay the amount paid over to such Loan Party in the event such Lender is required to repay such refund to the applicable authority.
ix.Each Loan Party agrees to pay its Obligations in U.S. Dollars and all payments by such Loan Party hereunder or under any other Loan Document to which it is a party shall be made without set-off or counterclaim and shall be free and clear of and without deduction for any foreign or domestic Taxes, compulsory loans, restrictions or conditions of any nature now or hereafter assessed, imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (but excluding any Excluded Taxes) unless such Loan Party is required by law to make such deduction or withholding; provided that, if a Loan Party shall be required by applicable law to deduct any Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.
x.Each Loan Party shall indemnify the Agent-Related Person, the Lender-Related Persons and each Participant for the full amount of Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable under Section 16.14 or Section 17.6 paid by such Agent-Related Person, Lender-Related Person or Participant, and any liability (including penalties, interest and expenses, unless such penalties, interest or expenses arose as a result of a delay by such Agent-Related Person, Lender-Related Person or Participant, as the case may be) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date any Agent-Related Person, Lender-Related Persons or Participant makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by any Agent-Related Person, Lender-Related Persons or Participant (with a copy to Agent and Administrative Borrower) shall be conclusive absent manifest error.
o.Collateral Matters.
i.Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral or other property of any Loan Party on which Agent has a Lien (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 or Section 7.5 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased to a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement or (v) on which Agent has a recorded Lien but which does not constitute Collateral. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.15; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
ii.Agent shall have no obligation whatsoever to any of Lenders to assure that the Collateral exists or is owned by the applicable Loan Parties or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as a Lender and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

p.Restrictions on Actions by Lenders; Sharing of Payments.
i.Each Lender agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent after the occurrence and during the continuance of an Event of Default, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
ii.If, at any time or times any Lender shall receive (i) by payment, foreclosure, set-off, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
q.Agency for Perfection. Agent hereby appoints each other member of the Lender Group as its agent (and each other member of the Lender Group hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any other member of the Lender Group obtain possession or control of any such Collateral, such other member of the Lender Group shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
r.Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.
s.Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan

Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Lenders.
t.Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
i.is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by Agent, and Agent shall so furnish each Lender with such Reports,
ii.expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
iii.expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers’ personnel,
iv.agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their operations, assets, and the Business Plan in a confidential manner in accordance with Section 18.9, and
v.without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
u.Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.
v.Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Riemer & Braunstein LLP (“Riemer”) only has represented and only shall represent ~~WFRF~~Wells Fargo in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Riemer does not represent it in connection with any such matters.

35.	GUARANTY
a.Guarantees by the Guarantors. For value received and hereby acknowledged and as an inducement to the Lenders and Agent to make the Advances, and the Issuing Lender to issue, extend and renew Letters of Credit for the account of the Borrowers, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (ii) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in this Agreement and the other Loan Documents and (iii) the obligations of the Borrowers under this Agreement and the other Loan Documents (such Obligations collectively being hereafter referred to as the “Guaranteed Obligations”).
b.Guarantees Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The liability of the Guarantors under their guarantees of the Guaranteed Obligations shall be absolute and unconditional irrespective of:
i.any Loan Party’s lack of authorization, execution, validity or enforceability of this Agreement or any other Loan Document and any amendment hereof (with regard to such Guaranteed Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by each Guarantor that its Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;
ii.any Agent’s or any Lender’s exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed Obligations or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, including (i) any suspension of any Agent’s or any Lender’s right to enforce any Guarantor’s Guaranteed Obligations, or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or the other Loan Documents (with regard to such Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations;
iii.any exchange, release, unenforceability, non-opposability or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
iv.any change in ownership of any of the Loan Parties;
v.any acceptance of any partial payment(s) from any of the Loan Parties;
vi.any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver, interim receiver, receiver and manager, monitor or trustee for all or any part of any Loan Parties’ assets;
vii.any assignment, participation or other transfer or reallocation, in whole or in part (whether or not subject to a conversion of an Advance of one type into an Advance of another type or a conversion from one currency to another), of any Agent’s or any Lender’s interest in and rights under this Agreement or any other Loan Document, or of any Agent’s or any Lender’s interest in the Obligations or the Guaranteed Obligations;
viii.any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations;
ix.any Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under the applicable Debtor Relief Law related to the Obligations or the Guaranteed Obligations; or

x.any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of its Guaranteed Obligations (other than the defense of payment in full in cash).
(k)The guarantees contained in this Section 17 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.
c.Effectiveness; Enforcement. The guarantee of the Guarantors hereunder shall be effective and shall be deemed to be made with respect to each Advance made to and each Letter of Credit issued for the account of the Borrowers as of the time it is made, issued or accepted, as applicable. No invalidity, irregularity or unenforceability by reason of the applicable Debtor Relief Law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Guarantor, and no defect in or insufficiency or want of powers of any Guarantor or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against any other Guarantor. Each guarantee hereunder is a continuing guarantee and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, the Guaranteed Obligations to which such guarantee relates and all other amounts payable thereunder, all the Commitments shall have expired and been terminated, all of the Letters of Credit shall have expired or been terminated or which have been cash collateralized as provided in this Agreement and all lending and other credit commitments of the Lenders in respect thereof have terminated. The guarantee of ~~West Marine Canada~~the Guarantors under this Agreement is made for the benefit of Agent and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of Agent or the Lenders first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations or to elect any other remedy.
d.Waiver. Each Guarantor hereby renounces the benefits of division and discussion with respect to their respective guarantees. Each Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and its guarantee and any requirement that Agent or any Lender secure, render enforceable or opposable, perfect or protect any security interest or Lien on any property subject thereto or exhaust any right or take any action against any Borrower, any Loan Party or any other person or any Collateral. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or similar law now or hereinafter in effect.
e.Subordination; Subrogation. Until the payment and performance in full of all the Obligations, each Guarantor agrees not to exercise and each Guarantor hereby waives any rights against the other Guarantors as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and such Guarantor will not prove any claim in competition with Agent or any Lender in respect of any payment hereunder in any proceedings of any nature under the applicable Debtor Relief Law; no Guarantor will claim any set-off, recoupment or counterclaim against the other Guarantors in respect of any liability of one Guarantor to the other Guarantor; and each Guarantor waives any benefit of and any right to participate in any Collateral which may be held by any Lender or any Agent. Each Guarantor agrees that, after the occurrence and during the continuance of any Default or Event of Default, such Guarantor will not demand, sue for or otherwise attempt to collect any Indebtedness of the other Loan Parties to such Guarantor until all of the Obligations of the other Loan Parties shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of the Indebtedness of the other Loan Parties in violation of the foregoing sentence while any Obligations of the other Loan Parties are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders and Agent and be paid over to Agent, for the benefit of the Lenders and Agent, on account of the Obligations of such Guarantor without affecting in any manner the liability of the Guarantors under the other provisions hereof. The provisions of this section shall survive the expiration or termination of this Agreement and the other Loan Documents.
f.Payments. Each Guarantor agrees to pay its Guaranteed Obligations in U.S. Dollars and all payments by such Guarantor hereunder shall be made without set-off or counterclaim and shall be free and clear of and without deduction for any foreign or domestic Taxes, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (but excluding any Excluded Taxes) unless such Guarantor is required by law to make such deduction or withholding, provided that, if a Guarantor shall be required by applicable law to deduct any Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.
g.Receipt of Information. Each Guarantor acknowledges and confirms that it itself has established its own adequate means of obtaining from the other Loan Parties on a continuing basis all information desired by such Guarantor concerning the financial condition of the other Loan Parties and that such Guarantor will look to the other Loan Parties and not to Agent or any Lender in order to keep adequately informed of changes in the other Loan Parties’ financial condition.

36.	GENERAL PROVISIONS.
a.Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers jointly and severally agree to pay promptly all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with the Loan Parties or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC and PPSA searches), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations), (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise),

(d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) costs and expenses paid or incurred by Agent, and after the occurrence and during the continuance of an Event of Default, any member of the Lender Group, to correct any default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books permitted by the Loan Documents, (g) costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents, (h) costs and expenses (including attorneys fees) incurred by Agent in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents and the other instrument mentioned herein, in connection with each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, and (i) Agent’s costs and expenses (including, but not limited to, attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including, but not limited to attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), preserving or defending the Loan Documents, irrespective of whether suit is brought, in the administration of the Loan Documents after a Default exists, or in taking any Remedial Action concerning the Collateral (collectively, such fees, costs, expenses and other liabilities set forth in clauses (a) through (i) above hereinafter referred to as the “Lender Group Expenses”).
b.Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.
c.Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
d.Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
e.Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
f.Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

g.Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
h.Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the applicable Debtor Relief Law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
i.Confidentiality. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and the Business Plan shall be treated by Agent and Lenders in a confidential manner, and shall not be disclosed by Agent and Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group who have been notified of the confidential nature of such information, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 18.9, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by or on behalf of Agent or Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 18.9 shall survive for 2 years after the payment in full of the Obligations.

j.Integration. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
k.West Marine Products as Agent for Borrowers. Each Borrower hereby irrevocably appoints West Marine Products as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result thereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 18.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
l.Judgment Currency; Contractual Currency.
i.If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 18.12 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction

(the applicable date as of which such conversion is made pursuant to this Section 18.12 being hereinafter referred to as the “Judgment Conversion Date”).
ii.If, in the case of any proceeding in the court of any jurisdiction referred to in Section 18.12(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional or lesser amount as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 18.12(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.
iii.The term “rate of exchange” in this Section 18.12 means the rate of exchange at which Agent would, on the relevant date at or about 12:00 p.m. (New York, New York time), be able to sell the Obligation Currency against the Judgment Currency to prime banks.
iv.Any amount received or recovered by Agent or any Lender in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Loan Party under this Agreement or under any of the other Loan Documents in a currency other than the currency (the “Contractual Currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Loan Party or otherwise) shall only constitute a discharge of such Loan Party to the extent of the amount of the contractual currency that such Agent or Lender is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the Contractual Currency so purchased is less than the amount of the Contractual Currency so expressed to be due, such Loan Party shall indemnify such Agent and Lender against any loss sustained by it as a result, including the cost of making any such purchase other than losses resulting from the gross negligence or willful misconduct of the Person seeking such indemnification, and if the amount of the Contractual Currency so purchased is more than the amount of the Contractual Currency so expressed to be due, Agent or such Lender shall reimburse the Borrowers for such excess.
m.USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain verify and record information that identified Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Agent, as applicable, to identify Borrowers in accordance with the Act.

36.14.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)i)    a reduction in full or in part or cancellation of any such liability;
(ii)ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

36.15.Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Facility Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 18.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 18.15, or otherwise under the Facility Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 18.15 constitute, and this Section 18.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

36.16~~18.14.~~ Amendment and Restatement of Existing Loan Agreement. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Loan Agreement in its entirety (except to the extent that definitions from the Existing Loan Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Loan Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Borrowers hereby agree that (i) the Letter of Credit Usage under, and as defined in, the Existing Loan Agreement on the Effective Date shall be Letter of Credit Usage hereunder, and (ii) all Obligations of the Loan Parties under, and as defined in, the Existing Loan Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations.
[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.
Borrowers:

WEST MARINE PRODUCTS, INC., a California corporation

By:~~___________________________________~~
Name:
Title:

WEST MARINE PUERTO RICO, INC., a California corporation

By:~~___________________________________~~
Name:
Title:

W MARINE MANAGEMENT COMPANY, INC., a California corporation

By:~~___________________________________~~
Name:
Title:

(Signature Page to Loan Agreement)

Parent and a Guarantor:

WEST MARINE, INC., a Delaware corporation

By:~~___________________________________~~
Name:
Title:

~~West Marine Canada and a~~ Guarantor:

WEST MARINE ~~CANADA CORP., a Nova Scotia unlimited company~~INSURANCE, INC., a Vermont corporation

By:~~___________________________________~~
Name:
Title:

(Signature Page to Loan Agreement)

WELLS FARGO BANK, NATIONAL ASSOCIATION ~~(as successor by merger to Wells Fargo Retail Finance, LLC)~~, as Agent and as a Lender

By: ~~___________________________________~~
Name:    Joseph Burt
Title:    Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender

By: ~~___________________________________~~
Name:    Joseph Burt
Title:    Director

~~BANK OF AMERICA, N.A., as a Lender~~
~~By: ___________________________________~~
~~Name: _________________________________~~
~~Title: __________________________________~~

MUFG UNION BANK, N.A., as a Lender

By: ~~___________________________________~~
Name: ~~_________________________________~~
~~Title: __________________________________~~
Title:

[Signature Page to Joinder and Second Amendment]

ANNEX B

Ex. B-1 Updated Borrowing Base Certificate

[see attached]

[Annex B to Joinder and Second Amendment]

West Marine Products, Inc.    Certificate #:
Borrowing Base Certificate    Date:
Fax to Phil Carmichael @ (617) 523-4027

BORROWING BASE CALCULATION

ACCOUNTS RECEIVABLE
Credit Card Receivables                        $
Less: Ineligible Credit Card Receivables (fixed at $250K)
Eligible Credit Card Receivables    As of:
Advance Rate                        90.0%
Credit Card Receivables Availability

Wholesale Receivables                As of:
Less: Ineligible Wholesale A/R            As of:
Less: Dilution @ 15% of Wholesale A/R    As of:        15.0%
Eligible Wholesale Receivables capped @ $10,000M        10,000
Advance Rate                             85.0%
Wholesale Receivables Availability

Total Accounts Receivable Availability                     ___________
INVENTORY
Beginning Perpetual Inventory Balance    As of:

Add: Purchases
Add: Other adjustments
Total Inventory additions

Total Inventory for sale
Less: Cost of Sales
Add: Returns
Less: Other adjustments
Total Reductions

Ending Inventory                As of:

Shrink Allowance                As of:
Shrink Base (Fixed @ $250k)            As of:
Ineligible Inventory                As of:
Total Ineligible Inventory

Eligible Inventory                As of:

Total Inventory Availability                             _____________

Total Collateral Availability                             _____________

Availability Reserves:
Gift Certificates @ 50% of total        As of:        50.0%
Merchandise Credits @ 50% of total    As of:        50.0%
Landlord Lien States (VA, WA, PA)    As of:
Customer Deposits            As of:
West Advantage Reserves (Marked up 60% of GL Balance)
50% of total                As of:        60.0%
Texas Ad Valorem Assessment         As of:

Gift Certificates Class Action Settlement @ 50% of total        50.0%
Warranties - Amount due to 3rd parties
Boat US Memberships - Amount due to 3rd parties
Texas Sales Taxes
Canadian Sales Taxes
Canadian WEPPA reserve
US Customs for Duties (fixed $200K Apr-Jun, $125K Jul-Aug, $100K remaining months)
Litigation Settlement - Lawsuits that have been settled but not covered by insurance

Total Availability Reserves                             ______________

Borrowing Base                                $____________

Minimum Adjusted Availability Requirement                     _____________
(Greater of $7 million or 10.0% of the Borrowing Base)
TOTAL BORROWING BASE Capped at $60,000        60,000         ============
(Memo: Suppressed Availability)                        $ ____________
______________________________________________________________________________

Beginning Principal Balance                 As of:
Advances
Fees
Adjustments
Payments                     Through:
Ending Principal Balance

Net Availability prior to today's request
Today's advance request
Ending Loan Balance
Total L/C's    Documentary:        +    Standby:     =     ___________
Total Obligations

Availability                                     _______________

The undersigned officer of West Marine Products, Inc. ("Borrower") a California corporation, represents and warrants that the information set forth above is true and complete. The undersigned grants a security interest in the collateral reflected above to Wells Fargo Bank, National Association. The Borrower represents and warrants that (a) said collateral complies with their representations, warrants, and covenants contained in the Amended and Restated Loan and Security Agreement between lender and undersigned; and (b) no "Event of Default" (as defined in the Amended and Restated Loan and Security Agreement) is presently in existence.

Authorized Signer:        Jeff Lasher        Signature:    ________________________

WFRF Account Executive:    Joseph Burt        Signature:    ______________________

NOTES:

ANNEX C

Updated Schedules

[see attached]

[Annex C to Joinder and Second Amendment]

Schedule A-1
Agent's Account

An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number
37235547964500614 and maintained by Agent with Wells Fargo, ABA 121-000-248.

Schedule B-1

Approved Brokers and Forwarders

DHL Global Forwarding (Canada) Inc. (f/k/a DHL Danzas Air & Ocean)
Expeditors International
UPS Trade Management Services

Schedule C - 1

Lender	Commitment	Committed Accordion
Wells Fargo Bank, National Association	$45,000,000	$12,500,000
Union Bank, N.A.	$15,000,000	$0

TOTAL	$60,000,000	$12,500,000

Schedule D-1
Designated Account

An account number 4171269558 of Administrative Borrower maintained with Administrative Borrower’s Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

"Designated Account Bank" means Wells Fargo Central Coast RCBO, whose office is located at 50 Ragsdale Drive, Suite 100, Monterey, California 93940, and whose ABA number is 121-000-248 with respect to Agent.

SCHEDULE P-1
Permitted Liens

None.

SCHEDULE 2.11
Existing Letters of Credit

Schedule 5.4
Eligible Inventory Locations

Owned Or Leased West Marine Products, Inc. Stores

#	ADDRESS	CITY	ZIP	STATE	PHONE#
2	2200 Livingston St	Oakland	94606	CA	(510) 532-5230
6	1810 Field Ave	Stockton	95203	CA	(209) 464-2922
7	9500 Micron Ave #116	Sacramento	95827-2618	CA	(916) 366-3300
11	4750 Admiralty Wy	Marina Del Rey	90292	CA	(310) 823-5357
12	251 Marina Dr	Long Beach	90803	CA	(562) 598-9400
13	203 N Harbor Blvd	San Pedro	90731	CA	(310) 833-0717
15	34235 Pacific Coast Hwy	Dana Point	92629	CA	(949) 493-4455
16	1250 Rosecrans	San Diego	92106	CA	(619) 225-8844
23	6317 Seaview Ave NW	Seattle	98107	WA	(206) 789-4640
24	3212 20th Street E	Tacoma	98424	WA	(253) 926-2533
25	918 Commercial Ave	Anacortes	98221	WA	(360) 293-4262
26	13211 Northup Wy	Bellevue	98005	WA	(425) 641-4065
27	5971 State Hwy 303 NE	Bremerton	98310	WA	(360) 479-2200
28	3560 Meridian St	Bellingham	98225	WA	(360) 650-1100
29	1716 West Marine View Dr	Everett	98201	WA	(425) 303-1880
31	3635 S Dixie Hwy	Miami	33133	FL	(305) 444-5520
34	4415 Roosevelt Blvd	Jacksonville	32210	FL	(904) 388-7510
35	110 N Federal Hwy	Deerfield Beach	33441	FL	(954) 427-6165
41	113 Hillsmere Dr	Annapolis	21403	MD	(410) 268-0129
47	601 South Patrick St	Alexandria	22314	VA	(703) 549-7020
48	2121 W Mercury Blvd	Hampton	23666	VA	(757) 825-4900
50	9070 Research Blvd # 201	Austin	78758	TX	(512) 302-1406
54	827 Harrison Ave	New Orleans	70124	LA	(504) 482-5090
55	207 E Water St	Sandusky	44870	OH	(419) 621-4700
57	30060 S River Rd	Harrison Township	48045	MI	(586) 465-5401
64	103400 Overseas Hwy #124	Key Largo	33037	FL	(305) 453-9050
70	4036 E Harbor Rd	Port Clinton	43452	OH	(419) 734-9122
73	2192 Niagara St	Buffalo	14207	NY	(716) 875-0500
74	12513 James St	Holland	49424	MI	(616) 399-0099
75	6176 N Summit Bldg. F	Toledo	43611	OH	(419) 727-8989
76	2 West Grand Ave	Fox Lake	60020	IL	(847) 973-2221
77	25050 Jefferson Ave	St. Clair Shores	48080	MI	(586) 771-4700
78	2492 Henry St. #B	Muskegon	49441	MI	(231) 759-7709
79	789 E Big Beaver Rd	Troy	48083	MI	(248) 528-2112
80	3955 Long Beach Rd	Island Park	11558	NY	(516) 431-0399
83	77 Scranton Ave	Falmouth	02540	MA	(508) 457-6500
84	127 Marginal Wy	Portland	04101	ME	(207) 761-7600
93	401 Shippan Ave	Stamford	06902	CT	(203) 969-7727
96	4128 Wilder Rd	Bay City	48706	MI	(989) 667-2100
106	258 New Rd (Rte 9)	Somers Point	08244	NJ	(609) 601-0061
107	1060 Fall River Ave	Seekonk	02771	MA	(508) 336-5004
110	1215 Route 73	Mt. Laurel	08054	NJ	(856) 231-4600

111	178 State Route 35 S	Eatontown	07724	NJ	(732) 542-8282
114	19407 S Dixie Hwy	Cutler Bay	33157	FL	(305) 232-0811
118	3905 W Cypress St	Tampa	33607	FL	(813) 348-0521
121	2391 Hwy 36	Atlantic Highlands	07716	NJ	(732) 872-8100
122	4645 Century Blvd	Pittsburg	94565-7107	CA	(925) 778-1560
126	147 Sunrise Hwy	West Islip	11795	NY	(631) 669-8585
127	730 Buena Vista Avenue	Alameda	94501-2156	CA	(510) 521-4865
129	33 Business Park Dr	Branford	06405	CT	(203) 481-3465
130	213 Route 37 East	Tom's River	08753	NJ	(732) 341-0710
131	8687 Coral Wy	Miami	33155	FL	(305) 263-7465
132	12 West 37th	New York City	10018	NY	(212) 594-6065
134	5641 Rivers Ave	N. Charleston	29406	SC	(843) 529-0094
135	2510 Cobb Pkwy	Smyrna	30080	GA	(770) 612-9944
136	3601 M. King, Jr. Blvd	New Bern	28562	NC	(252) 636-0650
137	7700 Abercorn St	Savannah	31406	GA	(912) 352-2660
138	5000 So. Croatan Hwy., Units 30-32	Nags Head	27959	NC	(252) 441-1101
143	2122 DiDonato Dr	Chester	21619	MD	(410) 604-1752
144	3346 US 19 North	Holiday	34691	FL	STORE CLOSED
146	160 SE Hwy 19	Crystal River	34429	FL	(352) 563-0003
148	100 Route 17 South	Lodi	07644	NJ	(201) 712-1111
150	630 Bay Blvd	Chula Vista	91910	CA	(619) 422-1904
153	775 Lafayette Rd #2	Portsmouth	03801	NH	(603) 436-8300
154	2975 28th St, SE	Grand Rapids	49512	MI	(616) 954-9822
155	4265 Tamiami Trail	Port Charlotte	33980-2512	FL	(941) 625-2700
157	5000 Nesconset Hwy	Port Jefferson	11776	NY	(631) 331-9280
161	24781 Lorain Rd	North Olmstead	44070	OH	(440) 979-0795
169	10819 W Broad St	Glen Allen	23060	VA	(804) 346-9502
177	5306 East Sprague Ave	Spokane	99212	WA	(509) 533-5532
178	8226 Ocean Gateway	Easton	21601	MD	(410) 770-3080
179	2700 Lighthouse Pt E #100	Baltimore	21224	MD	(410) 563-8905
180	389 Deale Rd	Tracy's Landing	20779	MD	(301) 889-0004
181	2428 Washington St	Port Townsend	98368	WA	(360) 379-1612
182	3872 HIGHWAY 54	Osage Beach	65065	MO	(573) 302-0552
183	13330 Gordon Blvd	Woodbridge	22191	VA	(703) 492-6225
184	2840 East Saginaw #1	Lansing	48912	MI	(517) 485-2406
185	861 Williston Rd	Burlington	05403	VT	(802) 865-8064
186	6370 East 82nd St	Indianapolis	46250	IN	(317) 841-0826
188	791 Route 109	Cape May	08204	NJ	(609) 898-8245
189	2455 W Broadway St	Madison	53713	WI	(608) 221-8708
190	1355 South 5th St. #150	St. Charles	63301	MO	(636) 949-8866
191	2607 Bechelli Lane	Redding	96002	CA	(530) 226-1400
193	6148 East County Line Rd	Highlands Ranch	80126	CO	(303) 221-4656
196	132 FM1960 #E	Houston	77073	TX	(281) 821-3132
197	Dutch Square Ctr, Unit 98	Columbia	29210	SC	(803) 750-5034
198	349 West I30	Garland	75043	TX	(972) 303-2948
199	5926 Broadway	Galveston	77551	TX	(409) 741-8052
506	20420 West Catawba Ave.	Cornelius	28031-5255	NC	(704) 895-5299

510	1089 North Collier Blvd., Suite 403	Marco Island	34145-2555	FL	(239) 642-7060
511	3501 Clemson Blvd, #110	Anderson	29621	SC	(864) 222-1676
512	43 Home Depot Drive	Plymouth	02360-2669	MA	(508) 830-3150
514	2668 Johnston St. #B-2	Lafayette	70503	LA	(337) 231-0000
515	1628-1 East Southern Ave	Tempe	85282	AZ	(480) 897-6300
516	3257 Solomon's Island Rd	Edgewater	21037	MD	(410) 956-8920
517	21214 Pioneer Plaza Dr	Watertown	13601	NY	(315) 788-8490
518	900 B Hwy 17 North	N. Myrtle Beach	29582	SC	(843) 280-1327
521	1707-7th St	Winthrop Harbor	60096	IL	(847) 746-2015
522	2827 Festival Lane #405-6	Dublin	43017	OH	(614) 336-4420
523	4239 West Bell Rd	Phoenix	85053	AZ	(602) 564-6680
524	4885 McKnight Rd #19	Pittsburgh	15237	PA	(412) 369-5800
525	252 E. Lake Mead Dr.	Henderson	89015	NV	(702) 567-1166
526	105 West Mitchell St	Petoskey	49770	MI	(231) 348-7558
527	3027 Capital Blvd #111	Raleigh	27604	NC	(919) 871-6384
528	4317-A South Sheridan Rd	Tulsa	74145	OK	(918) 665-2101
533	605 Troy Schenectady Rd	Latham	12110	NY	(518) 783-7700
535	18578 Coastal Highway	Rehoboth Beach	19971	DE	(302) 644-9424
536	16 Soundview Marketplace	Port Washington	11050	NY	(516) 944-1729
537	475 N. Mauldin Ave	North East	21901	MD	(410) 287-6600
538	5566 Old Hickory Blvd	Hermitage	37076	TN	(615) 232-8911
539	23 West 7200 S. St	Midvale	84047	UT	(801) 565-3615
540	8401 Diamond D Blvd	Anchorage	99515	AK	(907) 349-5299
541	11 Apple Lane	Southwest Harbor	04679	ME	(207) 244-0300
543	3500 Market Place Circle	Traverse City	49684	MI	(231) 922-2300
545	91 Point Judith Rd	Narragansett	02882	RI	(401) 788-9977
546	501 Canal Blvd # D	Richmond	94804	CA	(510) 965-9922
547	1030 S Ponce De Leon Blvd	St. Augustine	32084	FL	(904) 810-5353
548	1860 Tamiami Trail South	Venice	34293	FL	(941) 408-8288
549	862-B Hwy 98 East	Destin	32541	FL	(850) 269-0636
557	26-A South Calle Cesar Chavez	Santa Barbara	93103-3641	CA	(805) 564-1005
560	21386 Rock Hall Avenue	Rock Hall	21661	MD	(410) 639-9959
562	14030 H.G. Trueman Road	Solomons	20688	MD	(410) 326-6006
564	1401 Marina Bay Drive	Kemah	77565	TX	(281) 535-0820
565	1012 Cape Coral Pkwy. East	Cape Coral	339049159	FL	(239) 540-7300
566	405 West Sunrise Highway	Patchogue	11772	NY	(631) 289-7144
567	890 William Hilton Pkwy, Unit 108	Hilton Head Island	29928-3422	SC	(843) 686-5351
569	14180 Beach Blvd. Unit 4	Jacksonville	32250	FL	(904) 821-5033
577	2024 Del Monte, Suite A	Monterey	93940-3740	CA	(831) 375-1870
580	3612 West FM 120	Denison	75020-1552	TX	(903) 463-4223
583	4445 Granite Dr., Suite 501	Rocklin	95677-2157	CA	(916) 632-9140
588	521 Contra Costa Blvd	Pleasant Hill	94523-1203	CA	(925) 288-1696
1098	7478 S. Orange Blossom Trl Suite A	Orlando	32809-5781	FL	(407) 857-7337
1099	11735 S. Dixie Highway	Pinecrest	33156-4438	FL	(305) 259-5800
1201	28520 Bonita Crossings Blvd Ste 1	Bonita Springs	34135-3205	FL	(239) 947-7666
1202	1803 N. Causeway Blvd.	Mandeville	70471-3111	LA	(985) 727-9443
1203	99 Water Street	Norwalk	06854-3012	CT	(203) 854-6545

1205	15230 SW Sequoia Pkwy., Suite 190	Tigard	97224	OR	(503) 624-6090
1207	56 New York Ave	Huntington	11743	NY	(631) 427-4210
1208	12078 Highway 17 Bypass, Unit A	Murrells Inlet	29576	SC	(843) 357-6208
1209	320 W. Merritt Island Causeway	Merritt Island	32953-4728	FL	(321) 452-4661
1212	2126 Street Road	Bensalem	19020	PA	(215) 245-0250
1214	2885 Santa Rosa Ave, Suite C	Santa Rosa	95407	CA	(707) 579-4076
1215	1719 Oceanside Blvd	Oceanside	92054	CA	(760) 435-9290
1218	1107 3rd Street SW	Winter Haven	33880	FL	(863) 401-2500
1219	2505 Mill St.	Reno	89502	NV	(775) 329-2552
1220	2275 South Federal Hwy, Ste 20	Delray Beach	33483	FL	(561) 266-8489
1221	1731 Martin Luther King Blvd. Ste B	Houma	70360	LA	(985) 223-9908
1223	1702 West Prien Lake Rd.	Lake Charles	70601-8361	LA	(337) 479-8077
1224	10081 Indiana Ave, Ste A-3	Riverside	92503	CA	(951) 354-5282
1225	1919 Glynn Ave., Ste 1	Brunswick	31520	GA	(912) 264-6222
1226	330 Bridge St.	Washington	27889	NC	(252) 975-6688
1228	32 Atlantic Ave.	Marblehead	01945	MA	(781) 639-6451
1229	825 8th Ave.	Belmar	07719	NJ	(732) 280-1771
1230	1449 Green Bay Rd.	Sturgeon Bay	54235	WI	(920) 746-4520
1232	91 S Route 9W, Ste 3	West Haverstraw	10993	NY	(845) 429-7095
1233	810 Jackson St.	Grand Haven	49417	MI	(616) 842-8960
1234	401 Michigan St.	Algonac	48001	MI	(810) 794-2874
1238	12638 Ocean Gateway, Units 1-5	Ocean City	21842	MD	(410) 213-7543
1239	700 Tamiami Trail	Punta Gorda	33950	FL	(941) 637-0019
1242	1721 Gulf to Bay Blvd	Clearwater	33755	FL	(727) 447-5320
1244	7 Pacific Coast Hwy	Hermosa Beach	90254	CA	(310) 374-5242
1246	379 West Main Rd	Middletown	02842	RI	(401) 841-9880
1248	5790 2nd Ave.	Stock Island	33040	FL	(305) 294-2025
1249	1089 Old Country Rd.	Riverhead	11901	NY	(631) 727-2498
1250	7812 Kingston Pike	Knoxville	37919	TN	(865) 690-9744
1252	575 N Main St.	Stillwater	55082	MN	(651) 275-0889
1253	13000 S Tryon St Stk K	Charlotte	28278	NC	(704) 588-1020
1256	670 Lee Rd.	Orlando	32810	FL	(407) 644-8557
1258	1440 Ben Sawyer Blvd. , Suite 801	Mt. Pleasant	29464	SC	(843) 881-2272
1259	424 Route 9 S	Little Egg Harbor	08087	NJ	(609) 296-6243
1262	1001 W. New Haven Ave	West Melbourne	32904	FL	(321) 837-1113
1263	1119 Industrial Rd., ste no. 2	San Carlos	94070	CA	(650) 593-2070
1264	975 Savannah Hwy Ste. 133	Charleston	29407	SC	(843) 402-6988
1265	3554 NW Federal Hwy	Jensen Beach	34957	FL	(772) 692-3092
1266	1517 Industrial Blvd	Lake Havasu City	86403	AZ	(928) 505-4444
1267	1930 Eastwood Rd Ste 102	Wilmington	28403	NC	(910) 256-7878
1268	727 W Channel Islands Blvd	Port Hueneme	93041	CA	(805) 382-2223
1269	276 Falmouth Rd, Ste C	Hyannis	02601	MA	(508) 862-2700
1270	4010 Pontchartrain Dr	Slidell	70458	LA	(985) 641-1135
1274	4874 Big Island Dr.	Jacksonville	32246	FL	(904) 520-4650
1276	51 Chambersbridge Rd.	Brick	08723	NJ	(732) 864-8140
1277	2109 Overseas Hwy	Marathon	33050	FL	(305) 289-1009
1278	4708 South Tamiami Trail	Sarasota	34231	FL	(941) 360-6000

1279	285 US Hwy 1	Tequesta	33469	FL	(561) 745-3013
1280	5160 US Hwy 70 West	Morehead City	28557	NC	(252) 240-2909
1281	8640 Pulaski Hwy Suite 105	Middle River	21237	MD	(410) 918-9344
1282	1667 Boston Post Road	Old Saybrook	06475	CT	(860) 399 0080
1283	3433 Via Lido	Newport Beach	92663	CA	(949) 673-9700
1284	2506 SE Federal Hwy	Stuart	34994	FL	(772) 223-1515
1285	5221 Lanier Island Parkway	Buford	30518	GA	(470) 202-1052
1286	299 Mishawum Rd	Woburn	01801	MA	(781) 939-0000
1287	99 Eglin Parkway, NE	Ft. Walton Beach	32548	FL	(850) 664-2254
1288	1530 Black Lake BLVD SW Suite C	Olympia	98502	WA	(360) 352-1244
1289	2010 Tyrone Blvd. North	St. Petersburg	33710	FL	(727) 342-8001
1290	11241 US HWY 1	North Palm Beach	33408	FL	(561) 868-8000
1291	7070 College Parkway	Ft. Myers	33907	FL	(239) 985-6700
1292	2401 S. Andrews Ave.	Fort Lauderdale	33316	FL	(954) 400-5323
1293	955 Ferry Blvd, Unit #8	Stratford	06614	CT	(203) 377-5548
1294	420 N. Nimitz Hwy	Honolulu	96817	HI	(808) 526-4420
1295	2418 Pass Rd	Biloxi	39531	MS	(228) 388-1655
1296	114 Huttleston Ave	Fairhaven	02719	MA	(508) 742-0490
1298	16723 General Puller HWY	Deltaville	23043	VA	(804) 776-7890
1299	192 Donahue St	Marin City	94965	CA	(415) 289-0835
1300	337 Lafayette Rd.	Seabrook	03874	NH	(603) 474-4610
1301	951 Caroline st. suite 100	Key West	33040	FL	(305) 296-0953
1302	12085 N Parker ave	Portland	97217	OR	(503) 289-1154
1303	850 N Federal Hwy	Pompano Beach	33062	FL	(954) 783-5292
1304	2063 9th St North	Naples	34102	FL	(239) 262-0206
1305	1160 N.Halsted St.	Chicago	60642	IL	(312) 255-1464
1306	3622 1st st	Bradenton	34208	FL	(941) 357-1657
1307	12350 Wayzata Blvd	Minnetonka	55305	MN	(952) 546-1134
1308	7698 S Padre island DR.	Corpus Christi	78412	TX	(361) 980-1765
1309	24369 Canal Rd.	Orange Beach	36561	AL	(251) 981-1329
1310	2110 Apalachee Parkway #2	Tallahassee	32301	FL	(850) 402-9636
1311	4000 Virginia Beach Blvd ,Suite 100	Virginia Beach	23452	VA	(757) 340-8584
1312	399 Baldhill Rd.,Suite 1B	Warwick	02886	RI	(401) 562-4400
1313	1300 W International Speedway Blvd Suite 101	Daytona Beach	32114	FL	(386) 255-2013
1314	3658-B Airport Blvd	Mobile	36608	AL	(251) 380-1160
1316	140 Ivory St.	Braintree	02184-7140	MA	(781) 849-3425
1317	595 E Ordnance Road, Suite B	Glen Burnie	21060-6555	MD	(443) 572-0814
1318	9 Maritime Dr	Mystic	06355	CT	(860) 536-1455
1319	1463 South US Hwy 1	Ft. Pierce	34950	FL
1320	427 E. 23rd St	Panama City	32405	FL
1321	5303 North Davis Hwy	Pensacola	32503	FL	(850) 453-0010
1322	1827 15th Ave W Ste A22	Seattle	98119	WA	(206) 926-0356
1323	17641 Biscayne Blvd.	Aventura	33160	FL	(305) 356-2500
1326	2460 17TH Ave. Ste. A	Santa Cruz	95062	CA	(831) 476-1800
1327	4850 SH 121	Lewisville	75056	TX	(972) 459-7869
1328	1279 Wendy Ct	Spring Hill	34607	FL	(352) 606-6026

1330	893 Saint George Ave.	Woodbridge	07095	NJ	(732) 621-8353
1331	6492 N. US Highway 41	Apollo Beach	33572	FL	(813) 645-6144
1712	7280 Wynnwood	Houston	77008	TX	(713) 880-2160
1718	1577 St. Clair Avenue East	Cleveland	44114	OH	(216) 781-6110
1733	3717 Rosecrans Street	San Diego	92110	CA	(619) 298-3020
1735	4141 S. 76th Street	Greenfield	53220	WI	(414) 543-8300
1738	163A Jennifer Road	Annapolis	21401	MD	(410) 573-5744
1739	132 Sunset Blvd. #20	New Castle	19720	DE	(302) 325-9550
1756	10610 Telegraph Road	Taylor	48180	MI	(313) 295-7220
1760	139 Endicott Street	Danvers	01923	MA	(978) 777-5940
1763	1850 Ridge Road East	Irondequoit	14622	NY	(585) 323-2040
1768	41286 U.S. Hwy. 19 North	Tarpon Springs	34689	FL	(727) 939-1754
5505	313 Spring Street - PO Box 1742	Friday Harbor	98250-8056	WA	(360) 378-1086
5506	474 - 21st Street	Vero Beach	329605454	FL	(772) 562-2166
5509	5004 Dauphin Island Parkway	Mobile	36605-9644	AL	(251) 471-4006
5534	1104 Broad St Ext	Oriental	28571-9786	NC	(252) 249-3200
5536	3119 Judson St.Suite A	Gig Harbor	98335	WA	(253) 858-6250
5540	52 Beach Rd.	Vineyard Haven	02568	MA	(508) 693-2906
5541	132C Harbor Wy.	Santa Barbara	93109	CA	(805) 564-1334
5545	1795 George Washington Memorial Hwy.	Gloucester Point	23062	VA	(804) 642-3470
5547	1347 Ribaut Road, Suite G	Port Royal	29935	SC	(843) 522-8297

Owned or Leased West Marine Puerto Rico, Inc. Stores

#	ST	LOCATION	ADDRESS	CITY	ZIP	PHONE#
544	PR	West Marine	4186 Carretera Estatal #3	Fajardo	00738	(787) 801-2700
1325	PR	West Marine	135 Ave. Arterial B	San Juan	00918-1307	(787) 998-1891

Owned or Leased West Marine Canada Corp. Stores

#	ST	LOCATION	ADDRESS	CITY	ZIP	PHONE#
3902	BC	West Marine	1601 West 2nd Avenue	Vancouver	V6J1H3	(604) 730-4093
3912	ON	West Marine	485 Trafalgar Rd	Oakville	L6J 3J1	(905) 339-1755

Leased Locations Subject to Collateral Access Agreement:

1. Lease Agreement and Addendum to Lease, each dated as of January 28, 2011, by and between PanCal West Marine 287 LLC and West Marine Products, Inc. for the Hollister, California distribution facility.

2. Net Lease Agreement dated as of March 11, 1997, between Cabot Industrial Venture A, LLC, a Delaware limited liability company, as successor to Cabot Industrial Properties, L.P., a Delaware limited partnership, as successor to W/H No. 31, L.L.C., a South Carolina limited liability company, and West Marine, Inc., for the Rock Hill, South Carolina distribution facility, as amended by that certain First Amendment dated as of August 11, 1998, that certain Second Amendment dated as of April 18, 2000, that certain Landlord Subordination dated as of February 11, 2003, and that certain Third Amendment dated as of July 26, 2004, and as assigned by West Marine, Inc. to West Marine Products pursuant to that certain Assignment and Assumption Agreement dated as of December 28, 2005.

3. Lease dated June 26, 1997, between Watsonville Freeholders, a California limited partnership, and West Marine Products, Inc., for the Watsonville, California corporate offices, as amended by that certain First Amendment of Lease, dated July 27, 2005, that certain Second Amendment of Lease, dated December 22, 2005, that certain Third Amendment of Lease, dated November 30, 2006, that certain Fourth Amendment of Lease, dated July 29, 2009, that certain Fifth Amendment of Lease, dated July 15, 2011 and that certain Sixth Amendment of Lease, dated October 26, 2016.

Schedule 5.6
States of Organization, Chief Executive Offices, FEINS

The chief executive office for each of the Loan Parties is 500 Westridge Drive, Watsonville, California 95076

COMPANY NAME		FEIN	DATE OF FORMATION	JURISDICTION OF FORMATION	ORGANIZATIONAL ID
West Marine, Inc.	1	77-0355502	09/24/93	Delaware	2352363
West Marine Products, Inc.	2	94-2374523	11/17/76	California	C0803061
West Marine Puerto Rico, Inc.	2	77-0510676	04/05/99	California	C2159447
W Marine Management Company, Inc.	2	77-0464151	07/24/97	California	C2031344
West Marine Insurance, Inc.	2	82-0621176	12/02/16	Vermont	0325102

1 = Parent company
2 = Wholly owned subsidiary of West Marine, Inc.

Schedule 5.7(b)
Capitalization of Loan Parties' Subsidiaries

West Marine Entity	Form of Entity; Jurisdiction of Organization	No. of Shares Issued and Outstanding	Owner of Issued and Outstanding Shares
West Marine Products, Inc.	California corporation	6,142,970 shares	West Marine, Inc. (100%)
West Marine Puerto Rico, Inc.	California corporation	1,000 shares	West Marine, Inc. (100%)
W Marine Management Company, Inc.	California corporation	1,000 shares	West Marine, Inc. (100%)
West Marine Insurance, Inc.	Vermont corporation	250,000 shares	West Marine, Inc. (100%)
West Marine Canada Corp.	Nova Scotia unlimited company	1,000 shares common stock; 6,000,000 shares preferred stock	W Marine Management Company, Inc.

Schedule 5.9
Litigation

None.

Schedule 5.11
Entities Not Solvent

None.

Schedule 5.13
Environmental Matters

None.

Schedule 5.17
Deposit Accounts and Securities Accounts Containing Collateral

Securities Accounts and Deposit Accounts Other Than Payroll Accounts:

BANK NAME	BANK ACCT #	LOCATION
Amegy Bank	6701003569	TX
American Bank of Texas	702831570	TX
Associated Bank	2223058740	WI
Banco Popular de Puerto Rico - Concentration		PR
Account	111219957
Banco Popularde PuertoRico - Depository Account	111-219949	PR
Bank of America - Concentration Account	1487950180	CA
NorStates Bank	41900515	IL
Central Bank of the Ozarks	027119	MO
JP Morgan Chase Bank	5113501167	LA
Fifth Third Bank	7910187421	MI
First Citizens Bank and Trust	4712016217	RI
First Hawaiian Bank	46012739	HI
BB&T Bank	5233851584	VA
First National Bank	85104772	ME
The Huntington National Bank	01701614448	OH
Key Bank	454680019758	VT
Lake Region Bank (Solutran) NSF Check	455128-F	MN

BANK NAME	BANK ACCT #	LOCATION
Mechanics Bank	13007920	CA
PNC Bank	8103767112	NJ
Regions Bank	2500049334	AL

Sandhills Bank	305003311	SC
Santander Bank	48800014937	CT
Sun Trust Bank	0215252200318	FL
Wells Fargo Bank	2030060929636	NJ
Union Bank	3120009256	CA
Peoples United Bank	6500597112	CT
The Peoples Bank	1020207945	MD
Bank of America - Washington Boat Dealers	138110405137	WA
Bank of America - Payroll Card	1487750186	CA
Wells Fargo - WM Products Operating Acct	417-1269558	CA
Wells Fargo - AMEX	417-1102338	CA
Wells Fargo- AP Clearing	9600029733	CA
Wells Fargo - Catalog	494-4183862	CA
Wells Fargo - Concentration Account	417-1263213	CA
Wells Fargo- Corporate	494-4183870	CA
Wells Fargo - Galley	494-4250901	CA
Wells Fargo Money Market Acct	13106-3900375770	CA
Wells Fargo - Port Supply	494-4183854	CA

Wells Fargo US Postage Account	417-1265325	CA
Wells Fargo- Velocity Rebate	412-1879787	CA
Wells Fargo - Visa/Master card - deposit detail rept.	417-1119696	CA
Wells Fargo - West Marine Finance Company Overland Express Sweep	417-1269558	CA
Wells Fargo - W Marine Management Co.	417-0862601	CA
Wells Fargo- West Marine, Inc.	417-0866933	CA

Schedule 5.19
Credit Card Receipts

Credit Card Processors and Agreements:

1.
Visa and MasterCard Transactions: Processed by Paymentech, LLC, a wholly owned subsidiary of JP Morgan Chase Bank, N.A. pursuant to Select Merchant Payment Instrument Processing Agreement dated February 10, 2014.

2. Discover: Processed by Discover Card Services, Inc. pursuant to Agreement dated May 22, 1990.

3. American Express: Processed by American Express pursuant to Acceptance Agreement dated October 2005.

Schedule 5.25
Permitted Indebtedness

None.

SCHEDULE 6.2
Collateral Reporting
Borrowers shall provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:
(a)    Quarterly and Monthly Reporting. In respect of each Fiscal Quarter or Month, as hereinafter provided, Administrative Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):
(i)    Borrowing Base Certificate. Prior to the occurrence of an Accelerated Borrowing Base Delivery Event, Administrative Borrower shall provide to Agent, on or before the twelfth (12th) day of each month, a signed Borrowing Base Certificate in respect of the Borrowing Base as of the last day of the immediately preceding month; provided, however that upon the occurrence and during the continuance of an Accelerated Borrowing Base Delivery Event, Administrative Borrower shall provide to Agent, on or before Friday of each week, a signed Borrowing Base Certificate in respect of the Borrowing Base as of the close of business on the preceding Saturday. Such Certificate may be sent to Agent electronically (with an electronic signature) or by facsimile transmission, provided, further, that in each case, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be reasonably requested by Agent from time to time. Notwithstanding the foregoing, or any provision of the Loan Agreement to the contrary, unless an Event of Default shall exist or have occurred and be continuing, at all times that no Advances are outstanding and the aggregate principal amount of all Letters of Credit outstanding is less than $10,000,000, the Administrative Borrower shall only be required to provide a signed Borrowing Base Certificate in respect of the Borrowing Base on the twelfth (12th) day of the first month of each Fiscal Quarter as of the last day of the immediately preceding applicable Fiscal Period.
(ii)    Other Reports. Within 15 days after the end of each Fiscal Month for the immediately preceding Fiscal Month:
(1)    purchases and accounts payable analysis report in Agent’s format;
(2)    sales audit report and Inventory summary by location and merchandise class;
(3)    inventory certificate in Agent’s format;
(4)    rent, tax and insurance compliance certificate in Agent’s format;
(5)    a Collateral activity summary or “roll forward” inventory report;

(6)    a detailed aging, by total, of the Accounts of Borrowers, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent; and
(7)    a detailed report regarding Borrowers’ cash and Cash Equivalents.
Notwithstanding the foregoing, or any provision of the Loan Agreement to the contrary, unless an Event of Default shall exist or have occurred and be continuing, at all times that no Advances are outstanding and the aggregate principal amount of all Letters of Credit outstanding is less than $10,000,000, the Administrative Borrower shall only be required to provide the foregoing reports no later than the fifteenth (15th) day of the first month of each Fiscal Quarter as of the last day of the immediately preceding applicable Fiscal Period.
(b)    Reconciliation Reports. Within 30 days of the end of each Fiscal Month for the immediately preceding month:
(1)    reconciliation of the stock ledger to the general ledger and the calculation of availability; and
(2)    statement of store activity in Agent’s format.
(c)    For purposes of items (b)(1) and (b)(2) above, the first “preceding Fiscal Month” in respect of which the items required by that Section shall be provided shall be the Fiscal Month ending August 28, 2010.

Notwithstanding the foregoing, or any provision of the Loan Agreement to the contrary, unless an Event of Default shall exist or have occurred and be continuing, at all times that no Advances are outstanding and the aggregate principal amount of all Letters of Credit outstanding is less than $10,000,000, the Administrative Borrower shall only be required to provide the foregoing reconciliation reports within 30 days of the end of each Fiscal Quarter.

Schedule 7.12
Loan Parties' Affiliates

Randolph K. Repass individually and/or through the following entities:

•	Watsonville Freeholders, a California limited partnership (landlord of Watsonville, CA support center)

•	Partnership that is the landlord of the Santa Cruz, CA store

See also Schedule 5.6.

Schedule 7.18
Deposit Accounts And Credit Card Agreements

BANK NAME (All Depository Accounts)	BANK ACCT#
Amegy Bank	6701003569
American Bank of Texas	702831570
Associated Bank	2223058740
Banco Popular de Puerto Rico - Concentration Account	111219957
Banco Popular de Puerto Rico - Depository Account	111219949
Banco Popular de Puerto Rico - Payroll Account	111219841
Bank of America - Concentration Account	1487950180
NorStates Bank	41900515
Central Bank of the Ozarks	027119
JP Morgan Chase Bank	5113501167
Fifth Third Bank	7910187421
First Citizens Bank and Trust	4712016217
First Hawaiian Bank	46012739
BB&T Bank	5233851584
First National Bank	85104772
The Huntington National Bank	01701614448
Key Bank	454680019758
Lake Region Bank (Solutran) NSF Check	455128-F
Mechanics Bank	13007920
PNC Bank	8103767112
Regions Bank	2500049334
Royal Bank of Canada - Concentration Account	00010-1150689
Royal Bank of Canada - Depository Account	00010-1150705
Royal Bank of Canada - Payroll Account	00010-1150697
Sandhills Bank	305003311
Santander Bank	48800014937
Sun Trust Bank	0215252200318
Union Bank	3120009256
Wells Fargo Bank	2030060929636
Peoples United Bank	6500597112
The Peoples Bank	1020207945
Bank of America - Washington Boat Dealers	138110405137
Wells Fargo - WM Products Operating Acct	417-1269558
Wells Fargo AMEX	417-1102338
Wells Fargo - Catalog	494-4183862
Wells Fargo Concentration	417-1263213
Wells Fargo - Corporate	494-4183870
Wells Fargo - Galley	494-4250901
Wells Fargo - Money Market Acct	3106-3900375770
Wells Fargo - Port Supply	494-4183854
Wells Fargo - Visa/Master card - deposit detail rept.	417-1119696
Wells Fargo - West Marine Finance Company Overland Express Sweep	417-1269558
Wells Fargo - W Marine Management Co.	417-0862601
Wells Fargo - West Marine, Inc.	417-0866933